UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JAMES L. DOLAN

Executive Chairman and

Chief Executive Officer

Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which will be conducted via live webcast on Wednesday, December 6, 2023 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGE2023. There is no in-person annual meeting this year for you to attend.

Information on how to vote, attend and ask questions during the annual meeting is described in the enclosed materials. Your vote is important to us.

Sincerely yours,

James L. Dolan

Executive Chairman and

Chief Executive Officer

October 26, 2023

MADISON SQUARE GARDEN ENTERTAINMENT CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

PROXY STATEMENT

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

Madison Square Garden Entertainment Corp.

The Annual Meeting of Stockholders of Madison Square Garden Entertainment Corp. will be held on Wednesday, December 6, 2023, at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/MSGE2023 (there is no physical location for the annual meeting). You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the annual meeting. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. For further information on how to participate in the meeting please see General Information, “How do I attend, vote and ask questions during the 2023 annual meeting?”

The annual meeting will be held to consider and vote upon the following proposals:

1.	Election of directors.

2.	Ratification of the appointment of our independent registered public accounting firm.

3.	Approval of the Company’s 2023 Employee Stock Plan.

4.	Approval of the Company’s 2023 Stock Plan for Non-Employee Directors.

5.	An advisory vote on the compensation of our named executive officers.

6.	An advisory vote on the frequency of future advisory votes on named executive officer compensation.

7.	Conduct such other business as may be properly brought before the meeting.

Only stockholders of record on October 16, 2023 may vote during the meeting.

Your vote is important to us. Even if you plan on participating in the annual meeting virtually, we recommend that you vote as soon as possible by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

By order of the Board of Directors,

Jamal H. Haughton Executive Vice President, General Counsel and Secretary

New York, New York

October 26, 2023

MADISON SQUARE GARDEN ENTERTAINMENT CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

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References to our website in this proxy statement are provided as a convenience and the information contained on, or available through, our website is not part of this or any other document we file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans,” and similar words and terms used in the discussion of future operating and future financial performance identify forward-looking statements.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of us and our business, operations, financial condition and the industries in which we operate and the factors described in our filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required by law or applicable regulations.

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PROXY STATEMENT SUMMARY

This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on

Form 10-K for the fiscal year ended June 30, 2023 before voting.

VOTING ITEMS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation
Proposal 1	Election of directors	FOR
Proposal 2	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal 3	Approval of the Company’s 2023 Employee Stock Plan	FOR
Proposal 4	Approval of the Company’s 2023 Stock Plan for Non-Employee Directors	FOR
Proposal 5	An advisory vote on the compensation of our named executive officers	FOR
Proposal 6	An advisory vote on the frequency of future advisory votes on named executive officer compensation	3 YEARS

COMPANY OVERVIEW

Madison Square Garden Entertainment Corp. (the “Company”), formerly named MSGE Spinco, Inc., was incorporated on September 15, 2022 as a direct, wholly-owned subsidiary of Sphere Entertainment Co. (“SPHR” or “Sphere Entertainment,” previously, Madison Square Garden Entertainment Corp.). The Company changed its name to Madison Square Garden Entertainment Corp. (NYSE: MSGE) on April 20, 2023 (the “Distribution Date”) in connection with the distribution of approximately 67% of the Company’s outstanding common stock to the stockholders of Sphere Entertainment (the “Distribution”), with Sphere Entertainment retaining approximately 33% of the outstanding common stock of the Company (in the form of Class A Common Stock) immediately following the Distribution. Pursuant to the Distribution, the Company acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, excluding the Sphere business (which was retained by Sphere Entertainment after the Distribution Date).

The Company is a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content.

Utilizing the Company’s powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences.

The Company includes (i) a portfolio of venues: Madison Square Garden (“The Garden”), The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, and The Chicago

Theatre, (ii) the original production, the Christmas Spectacular Starring the Radio City Rockettes (the “Christmas Spectacular”), and (iii) the Company’s entertainment and sports bookings business, which showcases a broad array of compelling concerts, family shows and special events, as well as a diverse mix of sporting events, for millions of guests annually.

The Company manages its business through a single reportable segment.

CORPORATE GOVERNANCE AND BOARD PRACTICES

Our board of directors (the “Board”) has adopted Corporate Governance Guidelines (the “Governance Guidelines”) and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

✓	Annual election of directors, with all directors elected to one-year terms

✓

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of the holders of both our Class A Common Stock and Class B Common Stock

✓	Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function

✓	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

✓	Regular executive sessions of independent directors

✓	Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised 100% of independent directors

✓	Restricted stock units subject to holding requirement through end of service on the Board

APPROACH TO FOSTERING DIVERSITY AND INCLUSION

We aim to create an employee experience that fosters the Company’s culture of respect and inclusion. By welcoming the diverse perspectives and experiences of our employees, we all share in the creation of a more vibrant, unified, and engaging place to work.

Together with Sphere Entertainment and Madison Square Garden Sports Corp. (“MSG Sports”), we have furthered these objectives under our expanded Talent Management, Diversity and Inclusion (“D&I”) function, including:

Workforce: Embedding Diversity and Inclusion through Talent Actions

•	Created a common definition of potential and an objective “potential” assessment to de-bias talent review conversations so employees have an opportunity to learn, grow and thrive. Implemented quarterly performance and career conversations to facilitate regular conversations between managers and employees about goals, career growth and productivity.

•	Integrated D&I best practices into our performance management and learning and development strategies with the goal of driving more equitable outcomes.

•	Developed an emerging talent list to expand our talent pool to better identify and develop high performing diverse talent for expanded roles and promotion opportunities.

Workplace: Building an Inclusive and Accessible Community

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Redoubled our efforts with the MSG Diversity & Inclusion Heritage Month enterprise calendar to acknowledge and celebrate culturally relevant days and months of recognition, anchored by our six employee resource groups (“ERGs”): Asian Americans and Pacific Islanders (AAPI), Black, LatinX, PRIDE, Veterans, and Women. Increased combined ERG involvement from 622 members in fiscal year 2022 to 1,120 members in fiscal year 2023 (an increase of 80.1%), which includes employees from the Company, Sphere Entertainment and MSG Sports.

•

Revamped our Conscious Inclusion Awareness Experience, a training program, and created two required educational modules focused on unconscious bias and conscious inclusion within our learning management system. As of June 30, 2023, over 90% of employees across the Company, Sphere Entertainment and MSG Sports had completed both required trainings either through the e-modules or through live training sessions.

•

Broadened our LGBTQ+ inclusivity strategy, by launching new gender pronoun feature within the employee intranet platform, hosted live allyship and inclusivity trainings, and launched toolkit resources for employees to learn and develop. Together with the PRIDE ERG, marched in the 2022 and 2023 NYC Pride Parades. Hosted a community conversations series focused on “Finding Your Voice as an LGBTQ+ Professional”

with a prominent LGBTQ+ elected official and employees of the Company, Sphere Entertainment and MSG Sports.

Community: Bridging the Divide through Expansion to Diverse Stakeholders

•

Focused on connecting with minority-owned businesses to increase the diversity of our vendors and suppliers by leveraging ERGs and our community, which creates revenue generating opportunities for diverse suppliers to promote their businesses and products. Prior to the Distribution, in fiscal year 2023, Sphere Entertainment and MSG Sports hosted a multi-city holiday market event featuring twenty underrepresented businesses in New York City and Burbank.

•

Invested in an external facing supplier diversity portal on our website, which launched in fiscal year 2023. The portal is intended to expand opportunities for the Company, Sphere Entertainment and MSG Sports to do business with diverse suppliers, including minority-, women-, LGBTQ+- and veteran-owned businesses.

•

Strengthened our commitment to higher education institutions to increase campus recruitment pipelines. In partnership with the Knicks and our social impact team and prior to the Distribution, Sphere Entertainment and MSG Sports hosted the 2nd Annual Historically Black Colleges and Universities Night highlighting the important contributions of these institutions and awarded a $60,000 scholarship to a New York City high school student.

DIRECTOR NOMINEES

The Board has nominated 12 director candidates. Of the 12 nominees, three are Class A nominees and nine are Class B nominees. Assuming all of the director nominees are elected at the 2023 annual meeting, our Class A director representation will be 25% of the Board, consistent with the requirement in our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”).

All director candidates have been nominated for a one-year term to expire at the 2024 annual meeting of the Company’s stockholders and once their successors have been elected and qualified.

Our Class A nominees are elected by holders of our Class A Common Stock. All Class A nominees are independent and collectively have significant experience in business leadership, finance and accounting, law, management, investment, operational and strategic planning, and extensive knowledge of the media, sports and entertainment industries.

Our Class B nominees are elected by holders of our Class B Common Stock. Class B nominees collectively have significant experience in industry and business leadership, finance and accounting, operational and strategic planning, and unmatched institutional knowledge of the Company.

Our Board believes that the Company and its stockholders benefit from the combination of Class A and Class B nominees’ diverse perspectives, institutional knowledge, and their collective deep business and investment experience.

Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors.”

Class A Director Nominees	Class B Director Nominees
Martin Bandier	James L. Dolan	Quentin F. Dolan
Donna M. Coleman	Charles F. Dolan	Ryan T. Dolan
Frederic V. Salerno	Charles P. Dolan	Thomas C. Dolan
	Marianne Dolan Weber	Brian G. Sweeney
Paul J. Dolan

EXECUTIVE COMPENSATION PROGRAM

The Company is a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content. We operate in specialized industries and our executive officers have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can continue to drive our business objectives and achieve strong financial, operational and stock price performance, as well as long-term value creation.

Executive Compensation Principles:

✓	Significant portion of compensation opportunities should be at risk

✓	Long-term performance incentives should generally outweigh short-term performance incentives

✓	Executive officers should be aligned with stockholders through equity compensation

✓	Compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry

Elements of Fiscal Year 2023 Compensation & Performance Objectives

The Company compensates its named executive officers (“NEOs”) through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key financial and strategic measures that drive long-term stockholder value and reward sustained achievement of the Company’s key financial goals. The Company considers total Company net revenue (“Total Company Net Revenue”) and adjusted operating income (“AOI”) to be key financial measures of the Company’s operating performance. As such, our Compensation Committee, and the compensation committee of Sphere Entertainment (the “Sphere Compensation Committee”) prior to the Distribution, have reflected these performance measures in our incentive plans, along with other specific strategic and operating measures. The Company’s long-term incentive program also includes restricted stock, the value of which is tied to the performance of the market value of the Company’s Class A Common Stock.

The table below summarizes the elements of our compensation program in effect for the 2023 fiscal year and how each element was linked to Company performance. For more information on our executive compensation program and policies, please see “Compensation Discussion & Analysis.”

Component		Performance Link		Description
Base Salary	Cash	• Fixed level of compensation determined primarily based on the role, job performance and experience • Intended to compensate NEOs for day-to-day services performed
Annual Incentive	Cash	Financial (50%) (1)	Total Company Net Revenue (30%)	• Performance-based cash incentive opportunity • Designed to be based on the achievement of pre-determined financial and strategic performance measures approved by the Sphere Compensation Committee
Total Company AOI (70%)
		Strategic (50%)	Strategic Objectives
Long- Term Incentive	Performance Stock Units (50%)	Total Company Net Revenue (50%)

•  Financial performance targets were pre-determined by the Sphere Compensation Committee to incentivize strong execution of our strategy and long-term financial goals and were amended by the Compensation Committee following the Distribution as described herein

•  Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

Business Unit AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance		• Share-based award establishes direct alignment with our stock price performance and stockholder interests • Vest ratably over three years

(1)

As a result of the Distribution, and as discussed in greater detail below, financial performance for the annual incentive awards was evaluated based on the combined financial performance of the Company and Sphere Entertainment, as reflected in the “Consolidated Total Company Net Revenue” and “Consolidated Total Company AOI” financial measures.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 6, 2023

GENERAL INFORMATION

COMPANY OVERVIEW

Madison Square Garden Entertainment Corp., a Delaware corporation, is a holding company and conducts substantially all of its operations through its subsidiaries. In this proxy statement, the words “Company,” “we,” “us,” “our,” and “MSGE” refer to Madison Square Garden Entertainment Corp. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MSGE.” As a result, we are subject to certain of the NYSE corporate governance listing standards.

The Company, formerly named MSGE Spinco, Inc., was incorporated on September 15, 2022 as a direct, wholly-owned subsidiary of Sphere Entertainment. We changed our name to Madison Square Garden Entertainment Corp. on the Distribution Date in connection with the Distribution. Pursuant to the Distribution, the Company acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, excluding Sphere (which was retained by Sphere Entertainment after the Distribution Date).

PROXY STATEMENT MATERIALS

These proxy materials are provided in connection with the solicitation of proxies by our Board for the Annual Meeting of Stockholders, which will be conducted via live webcast on Wednesday, December 6, 2023 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtual.shareholder.meeting.com/MSGE2023. This proxy statement is first being sent to stockholders on or about October 26, 2023. Unless otherwise indicated, references to “2023,” the “2023 fiscal year” and the “year ended June 30, 2023” refer to the Company’s fiscal year ended on June 30, 2023.

QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT OUR ANNUAL MEETING AND VOTING

When and where is the annual meeting being held?

The annual meeting will be held at 10:00 a.m. Eastern Time on Wednesday, December 6, 2023. Our 2023 annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. For more information on how to attend the virtual meeting, please see the question titled “How do I attend, vote and ask questions during the 2023 annual meeting?” below.

Who may vote during the annual meeting?

Holders of our Class A common stock, par value $0.01 per share (“Class A Common Stock”), and holders of our Class B common stock, par value $0.01 per share (“Class B Common Stock,” together with Class A Common Stock, collectively, “Company Stock”), as recorded in our stock register at the close of business on October 16, 2023, may vote during the annual meeting. On October 16, 2023, there were 41,103,124 shares of Class A Common Stock and 6,866,754 shares of Class B Common Stock outstanding. Each share of

Class A Common Stock has one vote per share and holders will be voting for the election of three candidates to the Board. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of nine candidates to the Board. As a result of their ownership of all of the shares of Class B Common Stock, the Dolan family, including trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”) have the power to elect all of the directors to be elected by the holders of our Class B Common Stock, and to approve Proposals 2 (appointment of the Company’s independent registered public accounting firm), 3 (approval of the Company’s 2023 Employee Stock Plan), 4 (approval of the Company’s 2023 Stock Plan for Non-Employee Directors) and 5 (advisory vote on the compensation of our named executive officers), and determine the outcome of Proposal 6 (advisory vote on the frequency of future advisory votes on executive compensation), regardless of how other shares are voted.

Why did I receive a Notice of Annual Meeting and Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials by Internet. Accordingly, the Company has sent a Notice of Annual Meeting and Internet Availability of Proxy Materials to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice of Annual Meeting and Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials by Internet or to request a printed copy may be found in the Notice of Annual Meeting and Internet Availability of Proxy Materials. In addition, our stockholders may request to receive proxy materials in printed form by mail or electronically. If you previously chose to receive proxy materials electronically, you will continue to receive access to these materials via email unless you otherwise elect. The Company encourages our stockholders who have not already done so to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.

What votes need to be present to hold the annual meeting?

In order to carry on the business of the annual meeting, we need a majority of the votes represented by the outstanding shares eligible to vote on the record date, October 16, 2023, to be present, either by participating in the virtual meeting or by proxy. This is known as a “quorum.” If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class constitutes a quorum for such action. Abstentions and broker non-votes (described below) are considered present for purposes of determining a quorum.

How do I vote?

You may vote in advance of the annual meeting by telephone, Internet or mail by following the instructions provided on the Notice of Annual Meeting and Internet Availability of Proxy Materials. If you choose to vote by mail, please sign, date and return the proxy card in the postage-paid envelope provided. You may also vote during the virtual meeting. For more information on how to vote during the meeting, please see the question titled “How do I attend, vote and ask questions during the 2023 annual meeting?” below. Even if you plan to participate in the virtual meeting, the Board strongly recommends that you submit a proxy to vote your shares in advance so that your vote will be counted if you later decide not to participate in the annual meeting.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you must instruct them how to vote your shares. Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on the election of directors or any other proposal on which the brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the brokerage firm, bank, broker-dealer or other similar organization can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, your brokerage firm, bank, broker-dealer or other similar organization has discretionary voting authority under applicable rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm (Proposal 2), even if the brokerage firm, bank, broker-dealer or other similar organization does not receive voting instructions from you. However, your brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote on the (i) election of directors (Proposal 1), (ii) approval of the Company’s 2023 Employee Stock Plan (Proposal 3), (iii) approval of the Company’s 2023 Stock Plan for Non-Employee Directors (Proposal 4), or (iv) the advisory votes with respect to the compensation of our NEOs (Proposals 5 and 6) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of our Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class A Common Stock. Election of directors by the holders of our Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class B Common Stock. The (i) ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2), (ii) approval of the Company’s 2023 Employee Stock Plan (Proposal 3), (iii) approval of the Company’s 2023 Stock Plan for Non-Employee Directors (Proposal 4), and (iv) the advisory votes with respect to the compensation of our NEOs (Proposals 5 and 6) require the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and the holders of our

Class B Common Stock, voting together as a single class. Abstentions will not affect the outcome of the proposals because abstentions are not considered votes cast on those proposals. Broker non-votes will not affect the outcome of any of the proposals because broker non-votes are not considered votes cast. As a result of their ownership of all of the shares of our Class B Common Stock, the Dolan Family Group has the power to elect all of the directors to be elected by the holders of our Class B Common Stock and to approve (i) the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2), (ii) the Company’s 2023 Employee Stock Plan (Proposal 3), (iii) the Company’s 2023 Stock Plan for Non-Employee Directors (Proposal 4), and (iv) the advisory vote with respect to the compensation of our NEOs (Proposal 5), and to determine the outcome of the advisory vote on the frequency of future advisory votes on NEO compensation (Proposal 6), regardless of how other shares are voted. Proposals 5 and 6 are advisory votes only and are not binding on the Company.

Can I change my vote after I have voted?

Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the final vote during the annual meeting. You may change your vote prior to the annual meeting by:

•

re-voting your shares by Internet or by telephone by following the instructions on the Notice of Annual Meeting and Internet Availability of Proxy Materials or proxy card (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

•	signing and returning a valid proxy card or voting instruction form with a later date;

•	delivering a written notice of revocation to the Company’s Secretary at Two Pennsylvania Plaza, New York, NY 10121; or
•

attending the annual meeting and re-voting your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website (but your attendance at the annual meeting will not automatically revoke your proxy unless you validly vote again at the annual meeting).

If your shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you should follow the instructions they provide in order to change your vote.

How will my shares be voted at the annual meeting if I submit a proxy card?

The proxy materials, including the proxy card, are being solicited on behalf of the Board. The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the Director nominees named in this proxy statement to be elected by holders of the relevant class of Company Stock (Proposal 1);

•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm (Proposal 2);

•	FOR the approval of the Company’s 2023 Employee Stock Plan (Proposal 3);

•	FOR the approval of the Company’s 2023 Stock Plan for Non-Employee Directors (Proposal 4);

•	FOR the approval, on an advisory basis, of the compensation of our NEOs (Proposal 5); and

•	FOR, on an advisory basis, future advisory votes on the compensation of our NEOs to be held every THREE years (Proposal 6).

Why are we now being asked to approve the Company’s 2023 Employee Stock Plan and 2023 Stock Plan for Non-Employee Directors?

These plans were established and approved prior to the Distribution by Sphere Entertainment, the sole stockholder of the Company at that time. As previously disclosed and permitted by the NYSE, we are seeking stockholder approval of such plans at our first annual meeting of stockholders as a public company. Stockholders are being asked to approve these plans to satisfy the NYSE rules for newly public companies to permit the Company to obtain tax deductions for certain compensation paid to executive officers.

Who participates in and pays for this solicitation?

The Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying materials. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our executive officers and regular employees who will receive no additional compensation for such activities.

We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement for out-of-pocket expenses. In addition, we will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

How do I attend, vote and ask questions during the 2023 annual meeting?

This year’s annual meeting will be a virtual meeting of stockholders conducted via live webcast. To be admitted to the 2023 virtual annual meeting, you must have been a stockholder of record at the close of business on the record date of October 16, 2023 or be the legal proxy holder or qualified representative of such stockholder. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, https://investor.msgentertainment.com, and will be available on www.virtualshareholdermeeting.com/MSGE2023 during the annual meeting.

Attending the Virtual Meeting. To attend the virtual annual meeting, please visit www.virtualshareholdermeeting.com/MSGE2023. To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

Legal Proxy. Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or a qualified representative attend the annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on November 28, 2023. For further details, see “Other Matters — Advance Notice of Proxy Holders and Qualified Representatives.”

Voting During the Virtual Meeting. If you have not voted your shares prior to the annual meeting, or you wish to change your vote, you will be able to vote or re-vote your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.

Asking Questions. If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/MSGE2023.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at https://investor.msgentertainment.com. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

Help with Technical Difficulties. If you have any technical difficulties accessing the virtual meeting on the meeting date, please call the phone numbers displayed on the virtual meeting website, www.virtualshareholdermeeting.com/MSGS2023. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, https://investor.msgentertainment.com, including information on when the meeting will be reconvened.

For a period of at least 10 days prior to the 2023 annual meeting, a complete list of stockholders entitled to vote during the 2023 annual meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at Two Pennsylvania Plaza, New York, NY 10121, or through an alternative method publicly disclosed in advance. If you are interested in viewing the list, please send an email to investor@msg.com one business day in advance to schedule your visit.

What is “householding” and how does it affect me?

Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “2023 Form 10-K”) unless we are notified that one or more of these stockholders wishes to receive individual copies. This “householding” procedure will reduce our printing costs and postage fees as well as the environmental impact of the annual meeting.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

This Notice of Annual Meeting and Proxy Statement, the proxy card and the 2023 Form 10-K are available at www.proxyvote.com.

In accordance with the SEC rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most of our stockholders will not receive paper copies of our proxy materials. Instead, we are sending these stockholders a Notice of Annual Meeting and Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and the 2023 Form 10-K, and voting by Internet. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice of Annual Meeting and Internet Availability of Proxy Materials also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. If you previously elected to receive proxy materials electronically, these materials will continue to be sent via email unless you change your election.

If you receive paper copies of our proxy materials and would like to sign up for electronic delivery via email or the Internet, please follow the instructions to vote by Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BOARD AND GOVERNANCE PRACTICES

CORPORATE GOVERNANCE PRACTICES

Our Board has adopted the Governance Guidelines and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

✓	Annual election of directors, with all directors elected to one-year terms

✓

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders

✓	Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function

✓	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

✓	Regular executive sessions of independent directors
✓	Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised 100% of independent directors

✓	Restricted stock units subject to holding requirement through the end of service on the Board

Our Governance Guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-assessment requirements. The full text of our Governance Guidelines may be viewed at our corporate website at www.msgentertainment.com under Investors — Governance — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

STOCKHOLDER ENGAGEMENT

Fostering long-term relationships with our stockholders is a priority for the Company. Engagement helps us gain insight into the issues most important to our stockholders, informing Board discussions and allowing us to consider investors’ views on a range of topics including corporate governance and executive compensation matters.

Sphere Entertainment, prior to the Distribution, had a history of active stockholder engagement, which is a practice that we are committed to continuing as a new standalone public company. We look forward to furthering this dialogue, including with respect to the ongoing review of our compensation programs.

BOARD LEADERSHIP STRUCTURE

Our Board has the flexibility to determine whether the roles of Executive Chairman and Chief Executive Officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the Company’s specific needs. The Board believes combining these roles is the optimal leadership structure for the Company at this time because of Mr. Dolan’s experience with the Company’s business and industry, as well as his ability to most effectively identify strategic priorities of the

Company and ensure execution of the Company’s strategy. The Board does not designate a lead independent director and believes it is appropriate not to have one because of the Company’s stockholder voting structure.

BOARD SELF-ASSESSMENT

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conducts its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

EXECUTIVE SESSIONS OF NON-MANAGEMENT AND INDEPENDENT BOARD MEMBERS

Under our Governance Guidelines, either our directors who are not also executive officers of our Company (the “non-management directors”) or our directors who are independent under the NYSE rules are required to meet regularly in executive sessions with no members of management present. If non-management directors who are not independent participate in these executive sessions, the independent directors under the NYSE rules are required to meet separately in executive sessions at least once each year. The non-management or independent directors may specify the procedure to designate the director who may preside at any such executive session.

RISK OVERSIGHT

Our Board believes that risk oversight is an important Board responsibility. The Board has delegated risk oversight to the Audit Committee, including venue security and oversight over cybersecurity risks. The Audit Committee discusses guidelines and policies governing the process by which the Company’s management assesses and manages the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also receives periodic updates from subject matter experts regarding specific risks, such as venue security and cybersecurity. The Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation program. The Compensation Committee, with the assistance of its independent compensation consultant, reviewed the level of risk incentivized by the Company’s executive compensation program as well as incentive programs below the executive officer level. Based on this assessment and the executive compensation program’s emphasis on long-term performance, its close connection to Company-wide and divisional performance and its equity-based component designed to align the executive officers’ compensation with the Company’s long-term strategy and growth, the Compensation Committee determined that our executive compensation program does not create incentives for excessive risk-taking that are reasonably likely to have a material adverse effect on the Company.

COMMUNICATING WITH OUR DIRECTORS

Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121.

Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the MSGE Integrity Hotline, which is operated by a third-party service provider, at 1-877-756-4306 or www.msg.ethicspoint.com.

CODE OF CONDUCT AND ETHICS

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance with the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets and equal employment opportunity and harassment. The full text of the Code of Conduct and Ethics is available on our website at www.msgentertainment.com under Investors — Governance — Corporate Governance. In addition, a copy may be obtained by writing to Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary. Within the time period required by the SEC, we will post on our website any amendment to the Code of Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer.

DIRECTOR INDEPENDENCE

As a “controlled company” we are not subject to the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on our Board, (ii) an independent corporate governance and nominating committee, and (iii) an independent compensation committee. On account of this, and based on our ownership and voting structure, we do not have a majority of independent directors on our Board and we have not created a corporate governance and nominating committee; however, we have elected to comply with the NYSE requirement for an independent compensation committee.

Under the terms of our Certificate of Incorporation, the holders of our Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

Despite the fact that our Board does not have a majority of independent directors, we value independent oversight and perspectives in our boardroom. That independent input is fostered by our Certificate of Incorporation, which gives our Class A stockholders the right to elect at least 25% of our Board. Assuming all of the director nominees are elected at the 2023 annual meeting, our actual Class A director representation will be 25% of the Board, consistent with the requirement in our Certificate of Incorporation, and independent director representation will also be 25%. Our Board believes that the Company and its stockholders will benefit from the perspectives and the collective deep business expertise of the independent director nominees. We welcome their combined insights as we continue to pursue our strategies to create long-term shareholder value.

Our Board has determined that each of the following non-management directors is “independent” within the meaning of the rules of the NYSE and the SEC: Martin Bandier, Donna M. Coleman and Frederic V. Salerno. In reaching its determination, the Board considered the following:

•

Mr. Bandier served as a director of Sphere Entertainment from April 2020 to the Distribution Date. The Board determined that this relationship is not material and that Mr. Bandier is independent within the meaning of the rules of the NYSE and the SEC.

•

Ms. Coleman served as the Interim Chief Financial Officer of AMC Networks Inc. (“AMC Networks”) (a company that is also controlled by the Dolan family) from October 2020 to January 2021, as Executive Vice President and Chief Financial Officer of MSG

Sports (a company that is also controlled by the Dolan family) from October 2015 to December 2019, as the Interim Chief Financial Officer of MSG Networks Inc. (“MSG Networks”) (a company that is also controlled by the Dolan family as a subsidiary of Sphere Entertainment) from May 2015 until September 2015, and in various executive and non-executive positions at Cablevision Systems Corporation (“Cablevision”) (a company that was previously controlled by the Dolan family) from 2000 to 2014. The Board determined that these relationships are not material and that Ms. Coleman is independent within the meaning of the rules of the NYSE and the SEC.

•

Mr. Salerno served as a director of Sphere Entertainment from April 2020 to the Distribution Date and MSG Sports from December 2019 to April 2020. The Board determined that these relationships are not material and that Mr. Salerno is independent within the meaning of the rules of the NYSE and the SEC.

DIRECTOR NOMINATIONS

As permitted under the NYSE rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. The Board has nonetheless established a nomination mechanism in our Governance Guidelines for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”), as follows:

•	Nominees for election as Class A Directors are recommended to the Board by a majority of the independent Class A Directors then in office.

•	Nominees for election as Class B Directors are recommended to our Board by a majority of the Class B Directors then in office.

Our Certificate of Incorporation provides holders of the Company’s Class B Common Stock the right to elect up to 75% of the members of our Board and holders of our Class A Common Stock the right to elect 25% of the members of our Board.

DIRECTOR SELECTION

Our Board believes that each director nominee should be evaluated based on the skills needed on the Board and his or her individual merits, taking into account, among other matters, the factors set forth in our Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors evaluate and recommend Class A Director candidates to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Class A Directors also consider Class A Director nominees recommended by our stockholders. Nominees recommended by our stockholders are given consideration in the same manner as other nominees. Stockholders who wish to nominate directors for election at our 2024 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s Amended By-laws. See “Other Matters — Stockholder Proposals for 2024 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of our Class B Common Stock to ensure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Certificate of Incorporation which provide the holders of our Class B Common Stock the exclusive right to elect our Class B Directors.

BOARD MEETINGS

The Board met one time following the Distribution during the fiscal year ended June 30, 2023. Each of our directors who was on the Board during the 2023 fiscal year attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2023.

We encourage our directors to attend annual meetings of our stockholders and believe that attendance at annual meetings is equally as important as attendance at Board and committee meetings. The 2023 annual meeting is the Company’s first annual meeting of stockholders as a publicly traded company.

COMMITTEES

Our Board has two standing committees comprised solely of independent directors: the Audit Committee and the Compensation Committee.

Audit Committee

•	Members: Mr. Bandier, Ms. Coleman and Mr. Salerno (Chair)

•	Meetings following the Distribution during fiscal year ended June 30, 2023: 2

The primary purposes and responsibilities of our Audit Committee are to:

•

assist the Board in (i) its oversight of the integrity of our financial statements, (ii) its oversight of our compliance with legal and regulatory requirements, (iii) assessing our independent registered public accounting firm’s qualifications and independence, and (iv) assessing the performance of our internal audit function and independent registered public accounting firm;

•

appoint, compensate, retain, oversee and terminate the Company’s independent registered public accounting firm and pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;

•	review the appointment and replacement of the head of our Internal Audit Department and to review and coordinate the agenda, scope, priorities, plan and authority of the Internal Audit Department;

•

establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;

•

review and approve related party transactions that are required to be disclosed under SEC rules or that require such approval under the Company’s Related Party Transaction Approval Policy (if the Audit Committee is then serving as the Independent Committee under such policy);

•	conduct and review with the Board an annual self-assessment of the Audit Committee;

•	prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•	review and reassess the Audit Committee charter at least annually;

•	report to the Board on a regular basis; and

•	oversee corporate risks, including cybersecurity and venue security, and provide periodic updates to the Board on such oversight activities.

Our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Ms. Coleman and Mr. Salerno is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Board and Governance Practices — Communicating with Our Directors.”

The text of our Audit Committee charter is available on our website at www.msgentertainment.com under Investors — Governance — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

Compensation Committee

•	Members: Mr. Bandier, Ms. Coleman (Chair) and Mr. Salerno

•	Meetings following the Distribution during fiscal year ended June 30, 2023: 1

The primary purposes and responsibilities of our Compensation Committee are to:

•	establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs;

•

review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Chief Executive Officer, the “Senior Employees”), evaluate the Senior Employees’ performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation;

•	approve any new equity compensation plan or material changes to an existing plan;

•	oversee the activities of the committee or committees administering our retirement and benefit plans;

•	in consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility;

•	determine and approve any severance or similar termination payments to be made to Senior Employees (current or former);

•	determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;

•	prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement in accordance with the applicable rules and regulations of the SEC;

•	conduct and review with the Board an annual self-assessment of the Compensation Committee; and

•	report to the Board on a regular basis, but not less than annually.

The Compensation Committee reviews the performance of the Senior Employees, evaluates their performance in light of those goals and objectives and, either as a committee or together with any other independent directors (as directed by the Board), determines and approves the Senior Employees’ compensation level based on this evaluation. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years, including awards given to the Chief Executive Officer by Sphere Entertainment.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of the NYSE.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The Compensation Committee may also engage outside consultants to assist in the performance of its duties and responsibilities. The text of our Compensation Committee charter is available on our website at www.msgentertainment.com under Investors — Governance — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

Compensation Committee Interlocks and Insider Participation

Mr. Martin Bandier, Ms. Donna M. Coleman and Mr. Frederic V. Salerno currently serve as members of the Compensation Committee. None of them are current or former executive officers or employees of the Company.

Independent Committees

In addition to standing committees, from time to time our Board appoints or empowers a committee of the Board consisting entirely of independent directors (an “Independent Committee”) to act with respect to specific matters.

The Company has adopted a policy whereby an Independent Committee will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.

Our Board has also adopted a special approval policy for transactions with Sphere Entertainment, MSG Sports and AMC Networks, and their respective subsidiaries, whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, in which the value or expected value of the transaction or arrangement exceeds $1,000,000. In addition, an Independent Committee receives a quarterly update from the Company’s Internal Audit Department of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.

For a further discussion of the scope of these policies, see “Related Party Transaction Approval Policy.”

Other Committee Matters

Our Amended By-laws permit the Board to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Our Amended By-laws also permit the Board to appoint other committees of the Board from time to time which would have such powers and duties as the Board properly determines.

DIRECTOR COMPENSATION

The following table describes the components of our non-employee directors’ compensation program in effect during the fiscal year ended June 30, 2023:

Compensation Element(1)	Compensation(2)(3)

Annual Cash Retainer	$75,000

Annual Equity Retainer(4)	$160,000

Annual Audit/Compensation Committee Member Fee	$15,000

Annual Audit/Compensation Committee Chair Fee	$25,000

(1)	A director who is also a Company employee receives no compensation for serving as a director.

(2)

From time to time our Compensation Committee and/or our Board may approve additional or alternate compensation arrangements for directors who serve on other committees of the Board, including Independent Committees.

(3)

Non-employee directors have the ability to make a non-revocable annual election to defer all cash compensation (annual cash retainer and, if applicable, committee fees) to be earned in the next calendar year into restricted stock units (the “Deferred Compensation Election”). Following the Distribution, the Deferred Compensation Election will become available for cash payments to be received in calendar year 2024, with participating directors making their election in calendar year 2023. Grants of restricted stock units in lieu of cash compensation are determined by dividing the value of the applicable director’s total annual cash compensation by the 20-trading day average closing market price on the day prior to the grant date (February 15 or the next succeeding business day). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such equity grants are made pursuant to the Company’s 2023 Stock Plan for Non-Employee Directors (the “Director Stock Plan”).

(4)

Each director receives an annual grant of restricted stock units determined by dividing the value of the annual equity retainer by the 20-trading day average closing market price on the day prior to the grant date. Consistent with past practice of Sphere Entertainment, we anticipate that annual grants of restricted stock units will typically be made on the date of the annual meeting. Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such compensation is made pursuant to the Director Stock Plan.

In order for our directors to develop an intimate familiarity with the different types of events presented at our venues, the services and support offered to patrons at our events and the characteristics and features of our venues, the Company makes available to each of our non-employee directors without charge up to two tickets per event for up to eight events per calendar year at our venues. Director attendance at such events is integrally and directly related to the performance of their duties and, as such, we do not deem the receipt of such tickets to be perquisites. These ticket limitations do not apply to special events to which non-employee directors and their guests may have been specifically invited from time to time in their capacity as non-employee directors of the Company (e.g., charity concerts, premieres, etc.). In addition, non-employee directors are able to purchase tickets to events from the Company at face value, subject to availability. Tickets provided to non-employee directors are not available for resale.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each person who served as a non-employee director during the fiscal year ended June 30, 2023. Directors who are employees of the Company receive no compensation for service as directors and are therefore not identified in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Charles F. Dolan	14,629	116,253	130,882

Charles P. Dolan	14,629	116,253	130,882

Marianne Dolan Weber	14,629	116,253	130,882

Paul J. Dolan	14,629	116,253	130,882

Quentin F. Dolan	14,629	116,253	130,882

Ryan T. Dolan	14,629	116,253	130,882

Thomas C. Dolan	14,629	116,253	130,882

Martin Bandier	20,481	116,253	136,734

Donna M. Coleman	22,431	116,253	138,684

Frederic V. Salerno	22,431	116,253	138,684

Brian G. Sweeney	14,629	116,253	130,882

(1)

These amounts represent Board retainer fees earned from the Distribution Date through June 30, 2023. The amounts reported do not include any reasonable out-of-pocket expenses incurred while attending meetings for which the Company reimburses each non-employee director.

(2)

This column reflects the grant date fair market value of 3,313 restricted stock units granted on May 31, 2023 to each non-employee director. Such grant date fair market value was calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”). The assumptions used by the Company in calculating these amounts are set forth in Note 14 to our financial statements included in our 2023 Form 10-K. Given the timing of the Distribution, the restricted stock unit grants were pro-rated to cover service from the Distribution Date to the 2023 annual meeting. The values reflected in this column differ from the pro-rated value of $106,667 because the value calculated under Topic 718 differs from the 20-trading day average used to determine the number of units granted to directors.

(3)

For each current non-employee director, the aggregate number of restricted stock units held as of June 30, 2023 is as follows: Charles F. Dolan, 3,313 units; Charles P. Dolan, 3,313 units; Marianne Dolan Weber, 3,313 units; Paul J. Dolan, 3,313 units; Quentin F. Dolan, 3,313 units; Ryan T. Dolan, 3,313 units; Thomas C. Dolan, 3,313 units; Martin Bandier, 3,313 units; Donna M. Coleman, 3,313 units; Frederic V. Salerno, 3,313 units; and Brian G. Sweeney, 3,313 units.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board has nominated 12 candidates for election to the Board at this year’s annual meeting.

Of the 12 director nominees, three are to be elected by the holders of our Class A Common Stock and nine are to be elected by the holders of our Class B Common Stock. All 12 nominees have been nominated for a term to expire at the 2024 annual meeting and until their successors have been elected and qualified.

The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable, based on whether you are a holder of our Class A Common Stock or our Class B

Common Stock. Information on each of our nominees is given below.

Each director nominee listed below has consented to being named in this proxy statement and has agreed to serve if elected. However, if a nominee for election as a director by the holders of our Class A Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class A proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class A Common Stock if the Board names one. If a nominee for election as a director by the holders of our Class B Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class B proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class B Common Stock if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

JAMES L. DOLAN – Age 68

Class B Director since December 20, 2022

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has served as a director, the Executive Chairman and Chief Executive Officer of the Company since December 2022. Mr. Dolan has also served as a director and the Executive Chairman and Chief Executive Officer of Sphere Entertainment since 2019, as a director and the Executive Chairman of MSG Sports since 2015. Mr. Dolan has served as Non-Executive Chairman of AMC Networks since February 2023, previously serving in that role from September 2020 to December 2022, and has served as a director since 2011. He served as Interim Executive Chairman of AMC Networks from December 2022 to February 2023. Mr. Dolan was the Executive Chairman of MSG Networks from 2009 to 2021, the Chief Executive Officer of MSG Sports from 2017 to April 2020, and the Chief Executive Officer of Cablevision from 1995 to 2016. He was President of Cablevision from 1998 to 2014; Chief Executive Officer of Rainbow Media Holdings, Inc., a former programming subsidiary of Cablevision that spun off in 2011 to become AMC Networks, from 1992 to 1995; and Vice President of Cablevision from 1987 to 1992. In addition, Mr. Dolan previously served as a director of MSG Networks from 2009 until 2021 and a director of Cablevision from 1991 to 2016. James L. Dolan is the son of Charles F. Dolan, the father of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan, the brother of Marianne Dolan Weber and Thomas C. Dolan, the brother-in-law of Brian G. Sweeney and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of his experience as Executive Chairman and Chief Executive Officer of the Company, Executive Chairman and Chief Executive Officer of Sphere Entertainment and Executive Chairman and former Chief Executive Officer of MSG Sports, as well as experience in various positions with Cablevision, including as its Chief Executive Officer, and in various positions with MSG Networks and its predecessors since 1999, including as Executive Chairman, as well as the knowledge and experience he has gained about the Company’s businesses and contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision, our Board has concluded that James L. Dolan should serve as a director of the Company.

CHARLES F. DOLAN – Age 97

Class B Director since April 20, 2023

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has served as a director and Chairman Emeritus of AMC Networks since 2011 and 2020, respectively. He served as Executive Chairman of AMC Networks from 2011 to September 2020 and Chairman of Cablevision from 1985 to 2016. He was Chief Executive Officer of Cablevision from 1985 to 1995. Mr. Dolan founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985 and established Manhattan Cable Television in 1961 and Home Box Office in 1971. In addition to AMC Networks, Mr. Dolan has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2015, and previously served as a director of MSG Networks from 2009 to 2021 and Cablevision from 1985 to 2016. Charles F. Dolan is the father of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the father-in-law of Brian G. Sweeney, the uncle of Paul J. Dolan and the grandfather of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.

Key Skills & Experience

In light of Mr. Dolan’s experience in the cable television and cable programming industries, as well as his experience as founder of Cablevision, his previous service as Chairman and Chief Executive Officer of Cablevision and its predecessors, his service as Executive Chairman and Chairman Emeritus of AMC Networks as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Charles F. Dolan should serve as a director of the Company.

MARTIN BANDIER – Age 82

Class A Director since April 20, 2023

Committee Membership: Audit, Compensation

Other Public Company Directorships: None

Career Highlights

Mr. Bandier has served as the President and Chief Executive Officer of Bandier Ventures LP, a music publishing and recorded music acquisition company, since 2019. Mr. Bandier previously served as a director of Sphere Entertainment from 2020 to April 2023. Mr. Bandier previously served as Chairman and Chief Executive Officer of Sony/ATV Music Publishing, a music publishing company, from 2007 to 2019, Chairman and Chief Executive Officer of EMI Music Publishing Worldwide, a music publishing company, from 1991 to 2006 and Vice Chairman from 1989 to 1991. Mr. Bandier has served as a director of the Songwriters Hall of Fame since 1975 and as a trustee of Syracuse University since 2006 and is a 1994 Arents Award winner. In 2006, Mr. Bandier founded The Bandier Program for Music and Entertainment Industries, a music and entertainment industry degree program, at Syracuse University that has become a leading music business program. Mr. Bandier previously served as a director and Vice President of the National Music Publishers’ Association from 1992 to 2019, as a director of the American Society of Composers, Authors, and Publishers (ASCAP) from 2007 to 2018 and as a trustee of the T.J. Martell Foundation from 1993 to 1998. His civic and industry commitments also include extensive involvement with the City of Hope.

Key Skills & Experience

In light of his more than 30 years in the entertainment industry, including his leadership roles in music publishing companies and recognition with many industry awards including numerous Publisher of the Year awards from ASCAP and BMI, the GRAMMY’s President’s Merit Award in 2015 and the Visionary Leadership Award from the Songwriter’s Hall of Fame in 2019, our Board has concluded that Martin Bandier should serve as a director of the Company.

DONNA M. COLEMAN – Age 67

Class A Director since April 20, 2023

Committee Membership: Audit, Compensation (Chair)

Other Public Company Directorships: None

Career Highlights

Ms. Coleman was the Interim Chief Financial Officer of AMC Networks from October 2020 to January 2021. Previously, Ms. Coleman was Executive Vice President and Chief Financial Officer of MSG Sports from October 2015 to December 2019, the Interim Chief Financial Officer of MSG Networks from May 2015 until September 2015, and Executive Vice President, Corporate Financial Planning and Control of Cablevision 2012 to 2014. Prior to that, she was Senior Vice President, Corporate Financial Planning and Control of Cablevision from 2011 to 2012 and Senior Vice President, Planning and Operations of Cablevision from 2000 to 2011. Ms. Coleman served as a director of the Garden of Dreams Foundation from 2016 to 2019 and as a Director of Tribeca Enterprises LLC from 2015 to 2019.

Key Skills & Experience

In light of Ms. Coleman’s long-term experience as a senior executive of AMC Networks, MSG Sports, MSG Networks and Cablevision and her knowledge of the entertainment industry, the Board has concluded that Donna M. Coleman should serve as a director of the Company.

CHARLES P. DOLAN – Age 36

Class B Director since April 20, 2023

Committee Membership: None

Other Public Company Directorships: Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has been an employee of Knickerbocker Group LLC since 2010. Mr. Dolan has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2015, and previously served as a director of MSG Networks from 2010 to 2015. He is a graduate of New York University and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan is the son of James L. Dolan, the brother of Quentin F. Dolan and Ryan T. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports and MSG Networks, our Board has concluded that Charles P. Dolan should serve as a director of the Company.

MARIANNE DOLAN WEBER – Age 66

Class B Director since April 20, 2023

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Ms. Dolan Weber has been President of Heartfelt Wings Foundation Inc. since 2015, and a Member of the Board of Green Mountain Foundation Inc. since 2015. Ms. Dolan Weber currently serves as the manager of MLC Ventures LLC and served as Chairman of both the Dolan Family Foundation and the Dolan Children’s Foundation from 1999 to 2011 and Vice Chairman and Director of the Dolan Family Office, LLC from 1997 to 2011. Ms. Dolan Weber has served as a director of AMC Networks since June 2022, Sphere Entertainment since 2020 and MSG Sports since 2016. She previously served as a director of AMC Networks from 2011 to June 2021, Cablevision from 2005 to 2016 and MSG Networks from 2010 to 2014. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan and Thomas C. Dolan, the sister-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the aunt of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.

Key Skills & Experience

In light of her experience as a member of Cablevision’s founding family and as former Chairman of the Dolan Family Foundation and her experience as the former Vice Chairman of the Dolan Family Office, LLC, as well as the knowledge and experience she has gained about the Company’s business and contributions she has made during her tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Marianne Dolan Weber should serve as a director of the Company.

PAUL J. DOLAN – Age 65

Class B Director since April 20, 2023

Committee Membership: None

Other Public Company Directorships: J.M. Smucker Company (NYSE: SJM), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has been the Chairman and Chief Executive Officer of the Cleveland Guardians Major League Baseball (“MLB”) team since 2010. Mr. Dolan was President of the Cleveland Guardians from 2004 to 2010 and Vice President and General Counsel from 2000 to 2004. Mr. Dolan has served on multiple committees of the MLB and is currently serving on the MLB’s Long Range Planning Committee, Ownership Committee and Diversity and Inclusion Committee as well as serving on the Executive Council. Mr. Dolan has been a director and member of the Executive Compensation Committee of The J.M. Smucker Company since 2006 and served as the Chair of the Executive Compensation Committee from 2017 to August 2022. Additionally, Mr. Dolan has served as a director of Sphere Entertainment since 2020, MSG Sports since 2019 and Dix & Eaton, a privately-owned communications and public relations firm, since 2014. Mr. Dolan previously served as a director of MSG Networks from 2015 to 2021 and Cablevision from 2015 to 2016. Mr. Dolan was Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from 2006 through 2012. Paul J. Dolan is the nephew of Charles F. Dolan, the cousin of James L. Dolan, Thomas C. Dolan, Marianne Dolan Weber, Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and the cousin by marriage of Brian G. Sweeney.

Key Skills & Experience

In light of his extensive business and management experience in the sports and media industries, his experience as a member of Cablevision’s founding family, the experience he has gained during his tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks and of Cablevision, and his service on the board of other public and private companies, our Board has concluded that Paul J. Dolan should serve as a director of the Company.

QUENTIN F. DOLAN – Age 29

Class B Director since April 20, 2023

Committee Membership: None

Other Public Company Directorships: Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has been Investment Director of MSG Sports since 2022 and has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2021. Mr. Dolan is a graduate of New York University. Mr. Dolan previously served as a director of MSG Networks from 2015 to June 2020 and has held internship positions at Grubman Shire & Meiselas, P.C. and Azoff MSG Entertainment, LLC. Quentin F. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Ryan T. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney, and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of his familiarity with the Company’s business as a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports and MSG Networks, our Board has concluded that Quentin F. Dolan should serve as a director of the Company.

RYAN T. DOLAN – Age 34

Class B Director since April 20, 2023

Committee Membership: None

Other Public Company Directorships: Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has served as Vice President, Interactive Experiences of MSG Ventures, a wholly-owned subsidiary of Sphere Entertainment, since June 2019, and previously served as its Director, Interactive Experiences from 2016 to June 2019. Mr. Dolan has played an integral role in the growth and development of MSG Ventures’ interactive gaming initiatives and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2019. Mr. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Quentin F. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions made during his tenure as a director of the Company, Sphere Entertainment and MSG Sports, our Board has concluded that Ryan T. Dolan should serve as director of the Company.

THOMAS C. DOLAN – Age 71

Class B Director since April 20, 2023

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan served as Executive Vice President—Strategy and Development, Office of the Chairman of Cablevision from 2008 to 2016. He was Chief Executive Officer of Rainbow Media Corp. from 2004 to 2005; and previously served in various roles at Cablevision, including: Executive Vice President and Chief Information Officer from 2001 until 2005, Senior Vice President and Chief Information Officer from 1996 to 2001, Vice President and Chief Information Officer from 1994 to 1996, General Manager of Cablevision’s East End Long Island cable system from 1991 to 1994, and System Manager of Cablevision’s East End Long Island cable system from 1987 to 1991. Mr. Dolan has served as a director of Sphere Entertainment since 2020, MSG Sports since 2015 and AMC Networks since 2011, and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2007 to 2016. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan and Marianne Dolan Weber, the brother-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.

Key Skills & Experience

In light of his experience as a member of Cablevision’s founding family and in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Thomas C. Dolan should serve as a director of the Company.

FREDERIC V. SALERNO – Age 80

Class A Director since April 3, 2023

Committee Membership: Audit (Chair), Compensation

Other Public Company Directorships: Associated Capital Group, Inc. (NYSE: AC)

Career Highlights

Mr. Salerno has served as a director of Associated Capital Group, Inc., an alternative investment management business, since 2017. Mr. Salerno previously served as a director of Intercontinental Exchange, Inc., which owns and operates exchanges for financial and commodity markets, from 2002 to May 2022, and Lead Independent Director from 2008 to May 2022, and as a director of Akamai Technologies, Inc., a provider of web-based technology services, from 2002 to 2021, Chairman of the Board from 2018 to 2021 and Lead Independent Director from 2013 to 2018. Mr. Salerno also served as Vice Chairman and Chief Financial Officer of Verizon Communications, Inc., a provider of communications services, from 1991 to 2002, and in various other senior management positions with Verizon and its predecessors prior to that time. Mr. Salerno previously served as a director of Sphere Entertainment from 2020 to April 2023, MSG Sports from 2019 to 2020, National Fuel Gas Company from 2008 to 2013, CBS Corporation from 2007 to 2016, Viacom, Inc. from 1996 to 2017 and FCB Financial Holdings, Inc. from 2010 to 2019.

Key Skills & Experience

In light of Mr. Salerno’s experience as a senior executive and director of other public companies and his knowledge of the media and entertainment industry, our Board has concluded that Frederic V. Salerno should serve as a director of the Company.

BRIAN G. SWEENEY – Age 59

Class B Director since April 20, 2023

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Sports Corp. (NYSE: MSGS), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Sweeney served as the President of Cablevision from 2014 and President and Chief Financial Officer of Cablevision from 2015 to 2016. Previously, Mr. Sweeney served in various other roles at Cablevision including: Senior Executive Vice President, Strategy and Chief of Staff from 2013 to 2014; Senior Vice President – Strategic Software Solutions from 2012 to 2013; and Senior Vice President – eMedia from January 2000 to 2012. Mr. Sweeney has served as a director of Sphere Entertainment since 2020, MSG Sports since 2015 and AMC Networks since 2011 and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2005 to 2016. Brian G. Sweeney is the son-in-law of Charles F. Dolan, the brother-in-law of James L. Dolan, Marianne Dolan Weber, Thomas C. Dolan, the cousin by marriage of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.

Key Skills & Experience

In light of his experience in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, Sphere Entertainment MSG Sports, MSG Networks, AMC Networks, and Cablevision, our Board has concluded that Brian G. Sweeney should serve as a director of the Company.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed Deloitte as our independent registered public accounting firm (the independent auditors) with respect to our operations for the fiscal year ending June 30, 2024. Deloitte will audit our financial statements for the fiscal year ending June 30, 2024. Representatives of Deloitte will be present at the 2023 annual meeting. Those representatives will have the opportunity to make a statement if they desire to do so and will answer appropriate questions.

Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We are asking that you ratify the appointment of Deloitte, although your ratification is not required. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of our Company Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE MATTERS

The following table provides information about fees billed for services rendered by Deloitte for our fiscal year ended June 30, 2023:

Fiscal Year Ended June 30, 2023
Audit fees(1)	$595,000
Audit-related fees(2)	$298,000

(1)	Audit fees of the Company in the fiscal year ended June 30, 2023 consisted of fees for services arising from the Company’s consolidated and combined 2023 financial statement audit.

(2)	Audit-related fees of the Company in the fiscal year ended June 30, 2023 consisted of fees for audits of certain retirement plans and fees related to the submission of the Company’s Form S-1.

The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. In addition, under the Audit Committee’s pre-approval policy, the Chairman of the Audit Committee may pre-approve audit and non-audit services, provided that any such services are subsequently ratified by the entire Audit Committee. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered accounting firm.

The fees in the table above do not include fees paid by Sphere Entertainment in fiscal year 2023 in connection with the preparation of carved out financial statements of the Company in connection with the Distribution, which are disclosed in Sphere Entertainment’s 2023 Proxy Statement.

REPORT OF AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has an in-house Internal Audit Department that reports to the Audit Committee and management. This department provides the Audit Committee and management an independent review function, including reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls.

The Company’s independent registered public accounting firm, Deloitte, is responsible for auditing the Company’s financial statements and, with the exception of the year ended June 30, 2023 (as auditor attestation of internal control over financial reporting is not required while the Company is an emerging growth company), internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of the consolidated and combined financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements and its evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with Deloitte the firm’s independence. All audit and non-audit services performed by Deloitte must be specifically approved by the Audit Committee or by its Chairman (and subject to ratification by the full committee).

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee discussed the overall scope of and plans for their respective audits with the Company’s Internal Audit Department and Deloitte. For the fiscal year ended June 30, 2023, the Audit Committee met with head of the Company’s Internal Audit function and representatives of Deloitte in regular and executive sessions, to discuss the results of their examinations related to the Company, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs. The Company’s Internal Audit function is provided by the Company’s Internal Audit Department and PricewaterhouseCoopers LLP (while members of the Internal Audit Department of the Company were on leaves of absence).

Based upon the reports, reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the 2023 Form 10-K that was filed with the SEC.

Members of the Audit Committee

Martin Bandier

Donna M. Coleman

Frederic V. Salerno (Chair)

LETTER FROM THE COMPENSATION COMMITTEE

Dear Fellow Stockholder,

The Compensation Committee believes in the importance of motivating executives with a pay-for-performance compensation structure that aligns with our strategy. To that end, when evaluating the Company’s compensation program following the Distribution, the Compensation Committee considered the existing compensation program of Sphere Entertainment and made compensation decisions within the context of four over-arching principles that we believe establish pay and performance alignment and appropriately motivate our executive officers:

•	A significant portion of each executive officer’s compensation opportunity should be at risk;

•	Long-term incentives should generally comprise a greater proportion of total compensation than short-term incentives;

•	Equity compensation should be a meaningful component of total compensation in order to establish a direct alignment of interests between executive officers and our stockholders; and

•	We should attract, retain, motivate and reward the best talent in a competitive industry.

Following the Distribution, the Compensation Committee also seeks to align our compensation practices with long-term stockholder interests, and highly values opportunities to dialogue regarding stockholders’ priorities and expectations. We look forward to furthering this dialogue, including to inform the ongoing review of our compensation programs.

Further detail on our compensation program and 2023 fiscal year compensation is included in the following Compensation Discussion & Analysis. We are committed to maintaining a compensation structure that aligns pay with performance and effectively motivates our executive officers to continue driving long-term value creation for our stockholders.

Members of the Compensation Committee

Martin Bandier

Donna M. Coleman (Chair)

Frederic V. Salerno

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides a discussion of our compensation philosophy and 2023 fiscal year compensation for the following NEOs:

James L. Dolan	Executive Chairman and Chief Executive Officer
David F. Byrnes	Executive Vice President and Chief Financial Officer
Jamal H. Haughton	Executive Vice President, General Counsel and Secretary
Philip G. D’Ambrosio	Executive Vice President and Treasurer
Courtney M. Zeppetella	Senior Vice President, Controller and Chief Accounting Officer

The Company, formerly named MSGE Spinco, Inc., was incorporated on September 15, 2022 as a direct, wholly-owned subsidiary of Sphere Entertainment (formerly Madison Square Garden Entertainment Corp.). We changed our name to Madison Square Garden Entertainment Corp. (NYSE: MSGE) in connection with the Distribution. Pursuant to the Distribution, the Company acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, excluding the Sphere business (which was retained by Sphere Entertainment after the Distribution Date). We refer to the period from July 1, 2022 until April 20, 2023 as the “Pre-Distribution Period” and the period following the Distribution through June 30, 2023 as the “Post-Distribution Period.”

EXECUTIVE SUMMARY

Business Overview

The Company is a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content.

Utilizing the Company’s powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences.

The Company includes (i) a portfolio of venues: The Garden, The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, and The Chicago Theatre, (ii) the original production, the Christmas Spectacular, and (iii) the Company’s entertainment and sports bookings business, which showcases a broad array of compelling concerts, family shows and special events, as well as a diverse mix of sporting events, for millions of guests annually.

The Company manages its business through a single reportable segment.

Fiscal Year 2023 Performance Results and Operational Highlights

The Company became a standalone, pure-play live entertainment company in connection with the Distribution. As a result, financial results are presented in accordance with accounting requirements for the preparation of carve-out financial statements through the Distribution Date. The Company successfully executed against key near and long-term goals during the 2023 fiscal year, with highlights including:

•	Delivering total company revenues of $851 million, operating income of $105 million and AOI of $175 million(1);

•

Successfully hosting the Company’s first full year of live events since the onset of the COVID-19 pandemic, which included a wide variety of marquee entertainment and sporting events, including the return of the Christmas Spectacular production for the show’s 89th year at Radio City Music Hall and its first complete run since the 2019 holiday season.

In the aggregate, the Company hosted over 5.5 million guests at nearly 900 live events in fiscal year 2023;

•	Delivering a record number of concerts during the 2023 fiscal year at The Garden and Radio City Music Hall, which helped drive full-year event-related revenues above pre-pandemic levels;

•

Achieving the Christmas Spectacular’s highest grossing run in the show’s history, with over $130 million dollars in revenue, approximately 930,000 tickets sold and record-setting ticket yields across 181 shows;

•	Continuing to focus on the in-arena experience, which helped drive an over 10% increase in food, beverage and merchandise per-capita spending in fiscal year 2023;

•	Exceeding pre-pandemic levels in our premium hospitality and marketing partnerships business as the Company continued to benefit from robust corporate demand;

•

Successfully renewing key signature marketing partners such as Verizon and Spectrum, and entering into multi-year agreements with new partners, including with new signature-level partner Hub International and with QVC as the presenting partner of the Christmas Spectacular; and

•	Executing the Company’s first-ever repurchase of an aggregate amount of $25 million of the Company’s Class A common stock in June.

(1)	AOI is a non-GAAP financial measure. For a reconciliation of this non-GAAP measure to the most comparable GAAP measures, please see Annex A.

Stockholder Engagement & Responsiveness

Following the Distribution, the Compensation Committee seeks to align our compensation practices with long-term stockholder interests, and highly values opportunities to dialogue regarding stockholders’ priorities and expectations. We look forward to furthering this dialogue, including to inform the ongoing review of our compensation programs.

Executive Compensation Program Objectives and Philosophy

The Company is a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content. We operate in specialized industries and our executive officers have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can continue to drive our business objectives and achieve strong financial, operational and stock price performance, as well as long-term value creation. The Compensation Committee, and the Sphere Compensation Committee prior to the Distribution, have designed executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the financial and strategic objectives of growing the Company’s businesses and driving long-term stockholder value.

Our Compensation Committee, and the Sphere Compensation Committee prior to the Distribution, have designed a program that reflects four key overarching executive compensation principles:

Principle	Implementation(1)

A significant portion of compensation opportunities should be at risk.	• The majority of executive compensation is at risk and based on stockholder returns as well as the Company’s performance against predetermined financial performance targets.

Long-term performance incentives should generally outweigh short-term performance incentives.	• Incentive compensation focuses more heavily on long-term rather than short-term accomplishments and results.

Executive officers should be aligned with our stockholders through equity compensation.	• Equity-based compensation comprises a substantial portion of executive compensation, ensuring alignment with stockholder interests.

The compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry.

•  The overall executive compensation program is competitive, equitable and thoughtfully structured so as to attract, retain, motivate and reward talent.

•  The Compensation Committee focuses on total direct compensation, as well as individual compensation elements when providing competitive compensation opportunities.

(1)	Excludes any one-time awards, including awards granted in connection with commencement of employment.

In designing our executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity compensation, and (3) performance-based and time-based vesting of compensation.

Elements of Fiscal Year 2023 Compensation & Performance Objectives

The Company compensates its NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key financial and strategic measures that drive long-term stockholder value and reward sustained achievement of the Company’s key financial goals.

The Company considers Total Company Net Revenue and AOI to be key measures of its operating performance. As such, our Compensation Committee, and the Sphere Compensation Committee prior to the Distribution, have reflected these performance measures in our annual incentive awards and long-term incentive performance equity awards, along with other specific strategic and operating measures. The Company’s long-term incentive program also includes restricted stock, the value of which is tied to the performance of the market value of the Company’s Class A Common Stock.

The table below summarizes the elements of our compensation program in effect for the 2023 fiscal year and how each element correlates with the Company’s compensation and performance objectives.

Component		Performance Link		Description
Base Salary	Cash	• Fixed level of compensation determined primarily based on the role, job performance and experience • Intended to compensate NEOs for day-to-day services performed

Annual Incentive	Cash	Financial (50%)(1)	Total Company Net Revenue (30%)	• Performance-based cash incentive opportunity • Designed to be based on the achievement of pre-determined financial and strategic performance measures approved by the Sphere Compensation Committee
Total Company AOI (70%)
		Strategic (50%)	Strategic Objectives
Long-Term Incentive	Performance Stock Units (50%)	Total Company Net Revenue (50%)

•  Financial performance targets were pre-determined by the Sphere Compensation Committee to incentivize strong execution of our strategy and long-term financial goals and were amended by the Compensation Committee following the Distribution as described herein

•  Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

Business Unit AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance		• Share-based award establishes direct alignment with our stock price performance and stockholder interests • Vest ratably over three years

(1)

As a result of the Distribution, and as discussed in greater detail below, financial performance for the annual incentive awards was evaluated based on the combined financial performance of the Company and Sphere Entertainment, as reflected in the “Consolidated Total Company Net Revenue” and “Consolidated Total Company AOI” financial measures.

2023 Fiscal Year Annual Compensation Opportunities Mix

As described above, the Company’s compensation program is designed with significant long-term performance-based and at-risk components. For the 2023 fiscal year, a substantial majority of NEO target annual compensation was at risk, with a majority of at-risk compensation granted in the form of long-term equity-based awards.

Executive Chairman and Chief Executive Officer Pay Mix(1)(2)	Average NEO Pay Mix(1)(2) (excluding Executive Chairman and Chief Executive Officer)

(1)	Reflects the allocation of base salary, annual target bonus opportunity, and long-term incentive award target value as set forth in each NEO’s employment agreement for the 2023 fiscal year.

(2)	Sum of compensation elements or the “At-Risk” value shown may not add to 100% (or “At-Risk” value) due to rounding.

Sound Compensation Governance Practices

The Company’s executive compensation program is overseen by the wholly independent Compensation Committee, with the support of an independent compensation consultant and independent legal counsel. We maintain a compensation program with strong governance features, including:

Compensation Practices

✓	Substantial proportion of standard annual compensation is at risk (89% for the Executive Chairman and Chief Executive Officer and 68% on average for the other NEOs)

✓	Short- and long-term incentives earned based on the achievement of objective, pre-determined performance goals

✓	Stockholder feedback considered in Compensation Committee review of compensation program

✓	Anti-hedging/pledging policies

✓	No excise tax gross-up provisions

✓	Review of tally sheets for each NEO by Compensation Committee at least annually

✓	Fully independent Compensation Committee oversight of compensation decisions

✓	Compensation Committee utilizes support of an independent compensation consultant and independent legal counsel

COMPENSATION PROGRAM PRACTICES AND POLICIES

The following discussion describes the practices and policies implemented by the Compensation Committee (or, as described below, by the Sphere Compensation Committee prior to the Distribution) during the fiscal year ended June 30, 2023. As discussed in greater detail below under “Executive Compensation Tables — Employment Agreements,” much of the NEOs’ compensation for the year ended June 30, 2023 is covered by employment agreements entered into prior to the Distribution and approved by the Sphere Compensation Committee. Employment agreements for Messrs. Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella were assigned to the Company effective as of the Distribution Date. In addition, on May 31, 2023, the Company entered into a new employment agreement with Mr. D’Ambrosio effective as of April 1, 2023.

Concurrent with and effective upon the Distribution, the Company entered into a new employment agreement with Mr. Dolan, which is substantially the same as his prior employment agreement with Sphere Entertainment, except that (i) the annual base salary will be not less than $1,000,000, subject to annual review and potential increase by the Compensation Committee in its discretion, (ii) it is expected that Mr. Dolan will receive annual grants of cash and/or equity long-term incentive awards with an aggregate target value of not less than $6,000,000 and (iii) the agreement recognizes that Mr. Dolan will continue to be employed by Sphere Entertainment and MSG Sports during his employment with the Company. Based on information provided to us by Sphere Entertainment, Mr. Dolan’s prior direct compensation opportunities under his employment agreement with Sphere Entertainment were reduced effective as of the Distribution by an amount equal to Mr. Dolan’s total direct compensation opportunities under his employment agreement with the Company. Accordingly, Mr. Dolan’s aggregate direct compensation opportunities across the Company and Sphere Entertainment did not change upon the Distribution.

The Sphere Compensation Committee was responsible for overseeing matters relating to the new agreement and was advised by its independent compensation consultant and independent legal counsel.

In the course of their review, the independent compensation consultant provided the Sphere Compensation Committee with an overview of the proposed modifications to Mr. Dolan’s post-Distribution compensation arrangements, the terms of the modified employment agreement with Sphere Entertainment and the new employment agreement with the Company, background on Mr. Dolan’s executive positions at multiple affiliated entities, the nature of the business operations of Sphere Entertainment and the Company following the Distribution, and broad market data (both industry-related and general industry data) regarding the proposed post-Distribution total target direct compensation for Mr. Dolan at the Company and the reduction in total target direct compensation for Mr. Dolan at Sphere Entertainment. The Sphere Compensation Committee’s review took into account the factors reviewed by its independent compensation consultant, Mr. Dolan’s extensive experience and history as Executive Chairman and Chief Executive Officer of Sphere Entertainment (the immediate predecessor of the Company), his in-depth knowledge of the Company’s business, his leadership of, and his relationship with, members of senior management of the Company, as well as other information relating to the Company’s operations and performance. The new agreement was ratified by the Compensation Committee following the Distribution.

Role of the Compensation Committee

Our Compensation Committee administers our executive compensation program. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, evaluates their performance in light of those goals and objectives, and determines and approves their respective compensation levels based on this evaluation; (3) oversees the activities of the committee or committees administering our retirement and benefit plans; and (4) administers our equity-based compensation plans. For more information about the Compensation Committee, please see “Board and Governance Practices — Committees — Compensation Committee.” Prior to the Distribution, the Sphere Compensation Committee was responsible for these functions, and following the Distribution, the Compensation Committee ratified actions taken by the Sphere Compensation Committee with respect to various executive compensation matters impacted by the Distribution.

Role of the Independent Compensation Consultant

The Compensation Committee has authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of ClearBridge Compensation Group LLC (the “independent compensation consultant”), an independent compensation consultant, to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

The independent compensation consultant collaborates with independent legal counsel to the Compensation Committee and reports directly to the Compensation Committee and, at the request of the Compensation Committee, the independent compensation consultant meets with members of management from time to time for the purpose of gathering information on management proposals and recommendations to be presented to the Compensation Committee.

With respect to compensation matters for the fiscal year ended June 30, 2023, the services provided by the independent compensation consultant to the Compensation Committee (or, to the extent such services were provided prior to the Distribution, to the Sphere Compensation Committee) included:

•	Attending all Compensation Committee meetings;

•	Providing information, research, and analysis pertaining to our executive compensation program for the 2023 fiscal year;

•	Regularly updating the Compensation Committee on market trends, changing practices, and legislation pertaining to compensation;

•	Assisting the Compensation Committee in making pay determinations for the executive officers;

•

Assisting the Compensation Committee in connection with the entry into new employment agreements with the Executive Chairman and Chief Executive Officer and Executive Vice President and Treasurer and the assignment of existing NEO employment agreements from Sphere Entertainment to the Company;

•	Advising on the design of the executive compensation program and the reasonableness of individual compensation targets and awards;

•	Conducting a compensation risk assessment;

•	Advising on compensation matters in connection with the Distribution and the ratification by the Compensation Committee of such matters during the Post-Distribution Period;

•	Providing advice and recommendations that incorporate both market data and Company-specific factors; and

•	Assisting the Compensation Committee in connection with its review of non-employee director compensation.

During the 2023 fiscal year, the independent compensation consultant provided no services to the Company other than those provided to the Compensation Committee.

The Compensation Committee charter requires the Compensation Committee to consider the NYSE independence factors before receiving advice from an advisor, despite the fact that such independence rules are not applicable to controlled companies. For the fiscal year ended June 30, 2023, the Compensation Committee concluded that the independent compensation consultant satisfies the independence requirements of the NYSE rules. In addition, the Compensation Committee believes that the independent compensation consultant’s work did not raise any conflicts of interest during the fiscal year ended June 30, 2023. In reaching this conclusion, the Compensation Committee considered the same rules regarding advisor independence.

Role of Executive Officers in Determining Compensation

The Compensation Committee reviews the performance and compensation of the Executive Chairman and Chief Executive Officer and, following discussions with the independent compensation consultant, establishes his compensation. Senior management of the Company assists the Compensation Committee and the independent compensation consultant as described in this Compensation Discussion & Analysis, and provides to the Compensation Committee, either directly or through the independent compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and Chief Executive Officer. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and recommendations and discussions with the independent compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.

Performance Objectives

As described below under “— Elements of Our Compensation Program,” performance-based incentive compensation is an important element of the Company’s executive compensation program.

Generally, the Sphere Compensation Committee historically based the performance objectives for incentive compensation on the total company net revenues and AOI of Sphere Entertainment and its business units. The Company considers Total Company Net Revenue and AOI to be key measures of the Company’s operating performance, and the Compensation Committee currently expects to base the performance objectives for future incentive compensation on such measures. As discussed in more detail below, for certain performance-based incentive compensation covering fiscal year 2023 performance, financial performance was evaluated based on the combined financial performance of the Company and Sphere Entertainment, as reflected in the Consolidated Total Company Net Revenue and Consolidated Total Company AOI financial measures.

The Company defines “Total Company Net Revenue” as total revenue for all business units other than specified divisions where direct contribution is the measure used, in which cases Total Company Net Revenue includes the direct contribution of those units. Direct contribution is revenue less event-related expenses. In those instances, management believes direct contribution serves as a more meaningful measure of revenue.

The Company defines AOI, which is a non-U.S. GAAP financial measure, as operating income (loss) excluding (i) the impact of non-cash straight-line leasing revenue associated with the arena license agreements with MSG Sports (the “Arena License Agreements”), (ii)depreciation, amortization and impairments of property and equipment, goodwill and intangible assets, (iii) share-based compensation expense, (iv) restructuring charges or credits, (v) merger and acquisition-related costs, including litigation expenses, (vi) gains or losses on sales or dispositions of businesses and associated settlements, (vii) the impact of purchase accounting adjustments related to business acquisitions, (viii) gains and losses related to the remeasurement of liabilities under the Company’s executive deferred compensation plan and (ix) amortization for capitalized cloud computing arrangement costs. “Business Unit AOI” is based upon the AOI of the Company less unallocated corporate business unit expenses such as public company costs and merger and acquisition support, subject to certain adjustments.

The performance measures used for purposes of annual incentives or long-term awards may contemplate certain potential future adjustments and exclusions.

Tally Sheets

The Compensation Committee has reviewed tally sheets prepared by the independent compensation consultant, setting forth all components of compensation payable, and the benefits accruing, to the NEOs for the fiscal year ended June 30, 2023, including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the NEOs upon various termination scenarios.

Determining Compensation Levels; Benchmarking

As part of the Sphere Compensation Committee’s review of total compensation opportunities for the fiscal year ended June 30, 2023 conducted in August 2022 (during the Pre-Distribution Period), the independent compensation consultant assisted the Sphere Compensation Committee in: (1) determining if a peer group should be used for comparative purposes, (2) assessing executive compensation in light of internal and external considerations and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends. The Sphere Compensation Committee, in consultation with the independent compensation consultant, considered broad market data (both industry-related and general industry data) and multiple broad-based compensation surveys in order to appropriately assess compensation levels.

For the fiscal year ended June 30, 2023, the Sphere Compensation Committee, in consultation with the independent compensation consultant, determined not to utilize a peer group or target positioning in determining compensation given the limited number of comparable publicly-traded companies.

In addition to the market data listed above, the Sphere Compensation Committee and the Compensation Committee considered internal information (job responsibility, experience, parity among executive officers, contractual commitments, attraction and retention of talent and historical compensation) to determine compensation during the Pre-Distribution Period and the Post-Distribution Period, respectively.

ELEMENTS OF OUR COMPENSATION PROGRAM

Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s goal of attracting, retaining, motivating and rewarding highly-qualified executive officers. The compensation program included the following key elements for the fiscal year ended June 30, 2023: base salary, annual cash incentives, long-term incentives, retirement, health and welfare and other benefits, which are generally provided to all other eligible employees, and additional executive officer benefits, including post-termination compensation under certain circumstances and certain perquisites, each as described below.

A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy. The Compensation Committee reviews historical compensation, other information provided by the independent compensation consultant and other factors, such as experience, performance, length of service and contractual commitments, to determine the appropriate level and mix of compensation for executive officers. For the fiscal year ended June 30, 2023, the Sphere Compensation Committee conducted this review during the Pre-Distribution Period. The allocation between cash and equity compensation and between short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

Mr. Dolan is also employed by Sphere Entertainment as Executive Chairman and Chief Executive Officer and by MSG Sports as Executive Chairman and receives separate compensation from Sphere Entertainment and MSG Sports with respect to such employment. While the Compensation Committee is aware that Mr. Dolan also receives compensation for services rendered to Sphere Entertainment and MSG Sports, the Compensation Committee’s own compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the

Company. The compensation program and philosophies discussed in this proxy statement reflect only compensation that is paid by the Company for services rendered to the Company, except as otherwise noted. For more information regarding the compensation of Mr. Dolan by Sphere Entertainment and MSG Sports, see Sphere Entertainment’s and MSG Sports’ 2023 Definitive Proxy Statements, respectively.

Base Salaries

Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate them for the day-to-day services that they perform for the Company. Base salaries for the NEOs were set by the Sphere Compensation Committee in August 2022 (during the Pre-Distribution Period) and by the Compensation Committee with respect to base salary adjustments in the Post-Distribution Period and are set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executive officers. The employment agreement between the Company and each NEO contains a minimum base salary level. For information regarding these base salary levels, please see “Executive Compensation Tables — Employment Agreements” below. For the fiscal years beginning after June 30, 2023, the Compensation Committee intends to review the salaries of the executive officers at least annually. The Compensation Committee may adjust base salaries for executive officers over time, based on their performance and experience and in accordance with the terms of their employment agreements.

The base salaries for each of Messrs. Dolan, Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella as of the end of the fiscal year ended June 30, 2023 were as follows: $1,000,000, $800,000, $1,100,000, $750,000 and $550,000, respectively. See footnote 1 to “Executive Compensation Tables — Summary Compensation Table” for additional information regarding the base salaries, and actual amounts paid by the Company during the Company’s fiscal year. The

Sphere Compensation Committee or the Compensation Committee, as applicable, determined salaries for NEOs after evaluation of company and individual performance, market pay levels, the range of increases generally provided to the company’s employees and, to the extent appropriate, management’s recommendations.

Annual Cash Incentives

Overview

Annual cash incentives earned for performance in the 2023 fiscal year were determined by performance against goals established by the Sphere Compensation Committee prior to the Distribution under the Management Performance Incentive Plan (“MPIP”). Under the MPIP, eligible members of management were provided an opportunity to earn an annual cash award. The size of the bonus pool was based on performance measures tied to Sphere Entertainment’s total company net revenues and total company AOI targets for the 2023 fiscal year as well as certain pre-determined strategic objectives. As a result of the Distribution, the financial performance for the fiscal year ended June 30, 2023 was evaluated based on the financial performance of Sphere Entertainment during the Pre-Distribution Period plus the combined financial performance of the Company and Sphere Entertainment for the Post-Distribution Period (the “consolidated financial performance”).

This annual incentive was designed to link executive compensation directly to the Company’s performance by providing incentives and rewards based upon business performance during the applicable fiscal year.

MPIP awards to all eligible employees were conditioned upon the satisfaction of predetermined financial and strategic objectives. For the 2023 fiscal year, the Company applied a business unit-specific weighting system, with the weighting between financial and strategic objectives for each business unit depending on the specific challenges and desired focus of that function. Prior to the Distribution, Sphere Entertainment had 14 business units, including Corporate, MSG Networks, Productions, Live, Marketing Partnerships, Venue Operations, MSG Ventures and MSG Studios, with a varied range of strategic weightings determined by the Sphere Compensation Committee, depending on the particular business unit. The financial and strategic objectives for the Corporate business unit (including our NEOs) were each weighted

50% to reflect Sphere Entertainment’s long-term goals for transformative strategic growth and development, including the development of Sphere.

MPIP results were calculated based on performance achievement against these predetermined goals, as discussed below, for our Corporate business unit.

As discussed in “Performance Targets & Achievement Levels” below, as a result of the level of achievement of the adjusted Corporate financial and strategic objectives of Sphere Entertainment and the Company, the payout level of the annual cash incentives was calculated at 153.2% of the target level.

Target Award Opportunities

Each employee eligible for an annual incentive award was assigned a target award equal to a percentage of that employee’s base salary as of the conclusion of the applicable fiscal year.

Target annual incentive opportunities were based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each employment agreement between the Company and each of the NEOs contains a minimum target annual incentive award level. For the fiscal years beginning after June 30, 2023, the Compensation Committee intends to review the target annual incentive award levels of the NEOs at least annually, subject to the minimum target annual incentive award level set forth in each employment agreement between the Company and each of the NEOs. See “Executive Compensation Tables — Employment Agreements” below.

Annual Incentive Payouts

The below table summarizes each NEO’s target annual incentive opportunity and actual 2023 fiscal year annual incentive payouts, as determined by the Compensation Committee. For the 2023 fiscal year, Sphere Entertainment will reimburse the Company for a portion of Messrs. Byrnes’, Haughton’s and D’Ambrosio’s and Ms. Zeppetella’s annual incentive awards relating to performance in the Pre-Distribution Period. The annual incentive payouts are described in more detail below.

Name	2023 Fiscal Year Base Salary	Target Incentive (% of Base Salary)	Actual 2023 Fiscal Year MPIP as a % of Target	Actual 2023 Fiscal Year Annual Incentive Award(1)
James L. Dolan	$1,000,000	200%	153.2%	$3,064,000
David F. Byrnes	$800,000	100%	153.2%	$1,225,600
Jamal H. Haughton	$1,100,000	100%	153.2%	$1,685,200
Philip G. D’Ambrosio	$750,000	75%	153.2%	$861,750
Courtney M. Zeppetella	$550,000	50%	153.2%	$421,300

(1)

With respect to Messrs. Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella, these amounts include the portion of the Company’s annual incentive award for which Sphere Entertainment will reimburse the Company pursuant to the Employee Matters Agreement (as defined below) (50%).

Performance Targets & Achievement Levels

Financial Component (50%): For the fiscal year ended June 30, 2023, the MPIP financial performance objectives included rigorous total company net revenues (weighted 30% of the financial component) and total company AOI (weighted 70% of the financial component) targets, with potential payouts under this component ranging from 0-200% of target. As a result of the Distribution, the total company financial performance for the fiscal year ended June 30, 2023 was evaluated based on consolidated financial performance.

The financial component of the MPIP was determined after assessing the consolidated financial performance against the predetermined targets. The MPIP provides for pre-approved adjustments when evaluating the financial performance against the pre-determined objectives.

The measurement against the adjusted targets for the 2023 fiscal year provided the following calculated results:

Financial Metrics (Weighting)	2023 Fiscal Year Payout Results
Consolidated Total Company Net Revenues (30%)	116.4% of target
Consolidated Total Company AOI (70%)	189.7% of target

Based on the performance against these pre-determined financial performance objectives, the calculated result of the financial component of the MPIP, giving effect to the payment provisions of the MPIP, was 167.7%.

Strategic Component (50%): For the fiscal year ended June 30, 2023, the MPIP also included a performance component that measured achievement against relevant strategic goals, milestones and tactics specified each fiscal year. These goals, milestones and tactics are reviewed and approved by the Compensation Committee at the beginning of each year. For the fiscal year ended June 30, 2023, the strategic goals were approved by the Sphere Compensation Committee during the Pre-Distribution Period and as a result of the Distribution, the strategic performance of the 2023 fiscal year was evaluated by the Compensation Committee based on the achievement of consolidated strategic goals across both the Company and Sphere Entertainment.

Goal Setting Process: Prior to the Distribution, numerous specific goals that are aligned with the Company’s broad strategic initiatives were established for each business unit. Discrete milestones and tactics were enumerated to measure year-end achievement of these goals. As part of this process, each goal (and its related tactics) was assigned a weight, and at the end of the fiscal year, each goal and tactic’s level of achievement was evaluated and assigned a rating of 0-200%. Taking into account the weighted rating of each goal and underlying milestones and tactics, these ratings were then used to derive the overall strategic score for each business unit.

2023 Fiscal Year Corporate Goals & Achievement: The strategic component for NEO payouts was calculated based on the extent to which Corporate-specific goals, milestones and tactics were achieved in the fiscal year.

In the 2023 fiscal year, the Corporate business unit’s strategic component focused on numerous core strategies aimed at establishing structures and policies to drive value through:

•	Corporate transactions, key business initiatives and special projects;

•	The Sphere initiative; and

•	Successful office hybridization.

As noted above, goals were set by the Sphere Compensation Committee at the beginning of the fiscal year and prior to the Distribution, and therefore include achievements related to Sphere Entertainment’s business for the period before and after the Distribution, as well as achievements related to the Company’s business post-Distribution.

Corporate business unit goals were supported by more than 55 individual measurable milestones and tactics. Successful achievement of milestones and tactics under the Corporate-specific goals for fiscal year 2023 included:

•	Driving value through corporate transactions, key business initiatives and special projects:

o	Completed the Distribution in April 2023, with Sphere Entertainment retaining a one third stake in the Company;

o

Completed secondary offering of $205 million, or 6.9 million shares of the Company’s Class A common stock by Sphere Entertainment as selling stockholder, with approximately 10.1 million shares of the Company’s Class A common stock still held by Sphere Entertainment as of June 30, 2023;

o

Made significant progress in the process of obtaining a new special operating permit for The Garden, including obtaining significant commitments of support from political and other community stakeholders;

o	Completed the sale of Tao Group Hospitality in a transaction that valued the business at $550 million and resulted in approximately $290 million of net proceeds to Sphere Entertainment; and

o	Successfully entered into a $275 million five-year term loan to support Sphere Entertainment’s growth plans with Sphere in Las Vegas;

•	Supporting development of Sphere in Las Vegas:

o	Supported all aspects of construction of Sphere in Las Vegas, which resulted in the completion of primary construction of the venue in June 2023, and which opened at the end of September 2023;

o

Supported all aspects of original content creation for Sphere, which – in fiscal year 2023 – culminated with the announcement of and ticket on-sale for Postcard from Earth, the Company’s first original immersive production for Sphere, which debuted publicly on October 6, 2023;

o

Supported all aspects of technology and production development for Sphere, which resulted in the launch of Sphere Studios in June 2023, Sphere Entertainment’s immersive content studio dedicated to creating multisensory live entertainment experiences exclusively for Sphere; and

o	Determined the optimal venue staffing structure and hiring strategy for Sphere, resulting in the successful hiring of thousands of venue-level positions; and

•	Establishing structures, policies and programs to facilitate the transition of employees into a hybrid and remote work environment:

o	Implemented hybrid and remote work
strategies for a majority of the Company’s employee base;

o	Provided employees with technology and equipment which enabled a productive shift to remote and hybrid work environments; and

o	Provided educational tools for goal setting and a new performance management program to measure and maintain productivity standards.

Based on the performance against these predetermined Corporate goals, the Compensation Committee determined the payout result of the strategic component of the MPIP for the Corporate function was achieved at 138.8% of target.

Annual Cash Incentive Payout: As a result of level of achievement of the Corporate financial and strategic objectives, as discussed above, the payout level of the annual cash incentives was calculated at 153.2% of the target level for the 2023 fiscal year.

Long-term Incentives

Long-term incentives represent a substantial portion of our executive officers’ annual total direct compensation. For the fiscal year ended June 30, 2023 during the Pre-Distribution Period, the Sphere Compensation Committee awarded annual long-term incentives comprised of performance stock units and restricted stock units.

The Sphere Compensation Committee and the Compensation Committee each believes this equity mix:

•	Establishes strong alignment between executive officers and the interests of the Company’s stockholders;

•	Provides meaningful incentive to drive actions that will improve the Company’s long-term stockholder value; and

•	Supports the Company’s objectives of attracting and retaining the best executive officer talent.

The following table summarizes our 2023 fiscal year standard annual long-term incentive awards to our NEOs:

Element	Weighting		Summary

Restricted Stock Units	50%	✓	Share-based award establishes direct alignment with our stock price performance and stockholder interests
		✓	Vest ratably over three years

Performance Stock Units	50%	✓	Performance is measured by Total Company Net Revenue and Business Unit AOI, which are equally weighted and considered key value drivers of our business
		✓

Financial performance targets were pre-determined by the Sphere Compensation Committee early in the three-year performance period to incentivize strong execution of our strategy and long-term financial goals and were amended by the Compensation Committee following the Distribution as described herein

		✓	Cliff-vest after three years to the extent that financial performance targets measured in the final year of the three-year period are achieved

Additional information regarding long-term incentive awards granted to NEOs during the 2023 fiscal year is set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table under “Executive Compensation Tables” below.

Restricted Stock Units

Restricted stock units serve to align executive officers’ interests with those of our stockholders and promote the retention of employees, including the NEOs.

The Sphere Compensation Committee approved awards of SPHR restricted stock units to the

NEOs during the Pre-Distribution Period for the fiscal year ended June 30, 2023 pursuant to its 2020 Employee Stock Plan. For more information on the grants of SPHR restricted stock units made during the Pre-Distribution Period, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

In connection with the Distribution, for every restricted stock unit of Sphere Entertainment that was held on April 14, 2023 (the “Distribution Record Date”), one restricted stock unit of the Company was issued with the same vesting terms. The one-for-one distribution ratio is consistent with treatment of Sphere Entertainment stockholders’ SPHR Class A or Class B common stock held on the Distribution Record Date.

In connection with the Distribution, eligible NEOs received the following restricted stock units of the Company pursuant to our 2023 Employee Stock Plan (the “Employee Stock

Plan”) in respect of SPHR awards granted in August 2022, in addition to certain mid-year grants in May 2023 (as described below):

Name	Restricted Stock Units	Grant Date Fair Value(1)
James L. Dolan	98,750	$3,003,886
David F. Byrnes	13,990	$425,563
Jamal H. Haughton	10,698	$325,424
Philip G. D’Ambrosio(2)	9,007	$277,614
Courtney M. Zeppetella	4,115	$125,175

(1)

Sphere Entertainment initially determined the number of SPHR restricted stock units to grant to each eligible NEO by dividing the target grant value by the 20-trading day average SPHR stock price ending on the day before the date of grant. The grant date fair value shown in the table for the Company restricted stock units issued in respect of outstanding SPHR restricted stock units reflects the Company’s pro rata portion of the grant date fair value of the original SPHR award granted in August 2022, calculated in accordance with Topic 718, based on the stock price of the Company’s and SPHR’s Class A Common Stock on the Distribution Date.

(2)

In addition to Company restricted stock units issued in respect of outstanding SPHR restricted stock units issued as standard grants during the 2023 fiscal year, this amount includes 777 units ($27,265) granted in May 2023 to reflect, on a pro rata basis, a new long-term incentive opportunity in connection with Mr. D’Ambrosio’s promotion to Executive Vice President and Treasurer in accordance with his new employment agreement effective April 2023.

Standard restricted stock units vest ratably over three years on September 15th of each year following the year of grant, subject to continued employment and employment agreement terms (as applicable). Mid-year grants in respect of an out-of-cycle promotion, increase in compensation or new-hire typically vest on the same timeframe as standard restricted stock units granted that fiscal year.

Performance Stock Units

Performance stock units are intended to align our executive officers’ interests with those of our stockholders, with a focus on long-term financial results.

Under Sphere Entertainment’s executive compensation program for the fiscal year ended June 30, 2023, performance stock units were granted to executive officers and certain other members of management pursuant to its 2020 Employee Stock Plan. In connection with the Distribution, for every performance stock unit of Sphere Entertainment that was held on the Distribution Record Date, one performance stock unit of the Company was issued with the same vesting period pursuant to the Employee Stock Plan. The one-for-one distribution ratio is consistent with treatment of Sphere Entertainment stockholders’ SPHR Class A or Class B common stock held on the Distribution Record Date.

2023 Fiscal Year Grants

During the Pre-Distribution Period, the Sphere Compensation Committee approved awards of performance stock units to the NEOs for the 2023-2025 fiscal year period. For more information on the grants made by Sphere

Entertainment during the Pre-Distribution Period, see Sphere Entertainment’s 2023 Definitive Proxy Statement. In connection with the Distribution, the NEOs received the following performance stock units of the Company in respect of SPHR awards granted in August 2022 for the 2023-2025 fiscal year period, in addition to certain mid-year grants granted in May 2023 (as described below):

Name	Performance Stock Units (at target)	Grant Date Fair Value(1)
James L. Dolan	98,750	$3,003,886
David F. Byrnes	13,990	$425,563
Jamal H. Haughton	10,698	$325,424
Philip G. D’Ambrosio(2)	9,007	$277,614
Courtney M. Zeppetella	4,115	$125,175

(1)

Sphere Entertainment initially determined the number of SPHR performance stock units to grant to each eligible NEO by dividing the target grant value by the 20-trading day average SPHR stock price ending on the day before the date of grant. The grant date fair value shown in the table for the Company performance stock units issued in respect of outstanding SPHR performance stock units reflects the Company’s pro rata portion of the grant date fair value of the original SPHR award granted in August 2022, calculated in accordance with Topic 718, based on the stock price of the Company’s and SPHR’s Class A Common Stock on the Distribution Date.

(2)

In addition to Company performance stock units issued in respect of outstanding SPHR performance stock units issued as standard grants during the 2023 fiscal year, this amount includes 777 units ($27,265) granted in May 2023 to reflect, on a pro rata basis, a new long-term incentive opportunity in connection with Mr. D’Ambrosio’s promotion to Executive Vice President and Treasurer in accordance with his new employment agreement effective April 2023.

Standard performance stock units are structured to be settled upon the later of September 15th following a three-year period and the date of certification of achievement against pre-determined performance goals measured in the final year of such three-year period. Mid-year grants in respect of an out-of-cycle promotion, increase in compensation or new-hire typically settle on the same timeframe as standard performance stock units granted that fiscal year.

Target Setting

For the 2023 fiscal year SPHR performance stock units granted in August 2022 for the 2023-2025 fiscal year period, the Sphere Compensation Committee established certain financial metrics to be measured in the final fiscal year of the vesting period. In September 2023, the performance stock units of the Company issued in respect of the SPHR awards and performance stock units of the Company granted in May 2023 as mid-year grants were amended by the Compensation Committee to reflect goals specific to the Company following the Distribution. The original performance goals of total company net revenues and business unit AOI were established at the time of grant by the Sphere Compensation Committee and were based on Sphere Entertainment’s then-existing long-range plan. The long-range plan represented the combined businesses, including the Sphere and MSG Networks businesses that are not part of the Company following the Distribution. Our Compensation Committee selected Total Company Net Revenue and Business Unit AOI as the two financial metrics for the amended performance goals, which reflect the Company’s current long-range plan adopted in June 2023 following the Distribution, which is subject to review by the Board. The Company’s long-range plan is confidential and disclosure of those targets could provide information that could lead to competitive harm, and for this reason the performance stock unit financial performance targets are not disclosed; however, the Compensation Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. The Company intends to disclose the Total Company Net Revenue and Business Unit AOI payout results as a percentage of target as well as the resulting payout for the 2023 fiscal year performance stock units as a percentage of target measured in the last year of the three-year vesting period (i.e., performance is based on 2025 fiscal year performance).

While the Compensation Committee is aware that the NEOs also hold SPHR performance stock units for services rendered to Sphere Entertainment, its own compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the Company (other than in the case of the fiscal year 2023 annual incentive awards and the Company 2021 fiscal year performance stock units (as defined below), which are based on consolidated financial performance). For more information on the metrics established for the SPHR awards, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

Financial Metrics (Weighting)	Threshold Performance	Maximum Performance
Total Company Net Revenue (50%)	85% of target goal	115% of target goal
Business Unit AOI (50%)	75% of target goal	125% of target goal

The performance stock unit payout opportunity ranges from 0 to 110% of target, based on performance and subject to continued employment and employment agreement terms (as applicable). At the threshold performance level, the award would vest at 90% of the target performance stock units, and at or above the maximum performance level, the award would vest at 110% of the target performance stock units. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves or exceeds one target but not both, the award provides for partial payments. No performance stock units would vest if the Company fails to achieve both threshold levels of performance.

2021 Fiscal Year Performance Stock Unit Awards

The SPHR performance stock units granted by Sphere Entertainment during the 2021 fiscal year (the “SPHR 2021 fiscal year performance stock units”) were subject to Sphere Entertainment’s total company net revenues and business unit AOI performance objectives, weighted at 50% each, measured over a July 1, 2022 through June 30, 2023 performance period (the third year of the three-year performance award). The performance stock units of the Company that were issued at the time of the Distribution in respect of such SPHR 2021 fiscal year performance stock units (the “Company 2021 fiscal year performance stock units”) are subject to the same performance objectives. In connection with the Distribution, achievement of the performance objectives for both the SPHR 2021 fiscal year performance stock units and the Company 2021 fiscal year performance stock units is evaluated based on consolidated financial performance. The level of achievement for each performance objective was adjusted in accordance with the terms of the awards. Based on the consolidated financial performance evaluated against the predetermined Sphere Entertainment objectives, the total company net revenues and business unit AOI performance results as a percentage of target performance were calculated at 102.0% and 98.7%, respectively, with a resulting calculated payout for the Company 2021 fiscal year performance stock units of 100.4% of target. The Company 2021 fiscal year performance stock units were settled in September 2023. For more information on the SPHR 2021 fiscal year performance stock units, see Sphere

Entertainment’s 2023 Definitive Proxy Statement.

Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits all directors, consultants and employees (including NEOs), and all members of their immediate families or any individual who is materially dependent upon them for financial support who reside in the same household, from directly or indirectly (i) engaging in short sales, short sales against the box or other “hedging” transactions unless otherwise permitted by the Company and (ii) placing securities in margin accounts or otherwise pledging Company securities.

Clawback Policy

The Company’s Clawback Policy, which was established in accordance with the listing requirement of the NYSE, provides for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE’s listing requirement, October 2, 2023.

Holding Requirements

Under our executive compensation program for the fiscal year ended June 30, 2023, annual restricted stock unit awards vest ratably over three years and annual performance stock unit awards cliff-vest after three years to the extent that pre-determined financial performance targets measured in the last year of the three-year period are achieved, in each case, so long as the recipient is continuously employed by the Company, Sphere Entertainment or MSG Sports until the applicable vesting date (and subject to the performance conditions described above and any applicable terms of the award agreements and their employment agreement). With respect to our non-management directors, and as discussed above under “ — Director Compensation,” compensation includes annual awards of restricted stock units. Pursuant to the award agreements, directors’ restricted stock units are settled in shares of Class A Common Stock (or, in the Compensation Committee’s discretion, cash) on the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, where the restricted stock units are settled immediately). One effect of the cliff and three-year ratable vesting (with respect to our NEOs and eligible employees) and the holding requirements (with respect to our non-management directors) is to require each of our non-management directors, NEOs and eligible employees to maintain significant holdings of Company securities at all times.

BENEFITS

Benefits offered to executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death. The executive officers are generally eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage.

Defined Contribution Plans

The Company sponsors the Madison Square Garden 401(k) Savings Plan (the “Savings Plan”), a tax-qualified retirement savings plan, for participating employees, including executive officers. Sponsorship of the Savings Plan was transferred to the Company following the Distribution. The Savings Plan is a multiple employer plan to which Sphere Entertainment and

MSG Sports also contribute as participating employers. Under the Savings Plan, participants may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) fully-vested matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after-tax basis by participating employees and (b) a discretionary non-elective contribution by the Company.

In addition, the Company offers the MSG Entertainment Holdings, LLC Excess Savings Plan (the “Excess Savings Plan”), a nonqualified deferred compensation plan for employees, including executive officers, whose contributions to the Savings Plan are restricted by the applicable IRS annual compensation limitation and/or the income deferral limitation. Sponsorship of the Excess Savings Plan was transferred to the Company following the Distribution. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.

Matching contributions and discretionary contributions made by the Company in the fiscal year ended June 30, 2023 in respect of the NEOs under the Savings Plan and the Excess Savings Plan are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Deferred Compensation Plan

The Company sponsors the Madison Square Garden Entertainment Corp. Executive Deferred Compensation Plan (the “EDCP”). Sponsorship of the EDCP was transferred to the Company following the Distribution, pursuant to which certain employees, including the Company’s NEOs, may elect to participate. Pursuant to the EDCP, participants may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDCP. The EDCP does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDCP does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years.

MSG Cares Charitable Matching Gift Program

Our employees, including our NEOs, are also eligible to participate in the MSG Cares Charitable Matching Gifts Program. Under this program, the Company matches charitable contributions made by our employees, including the NEOs, to eligible 501(c)(3) organizations of the employee’s choice, in an aggregate amount of up to $1,000 per employee or $5,000 per employee for members of management (including our NEOs) for each fiscal year.

PERQUISITES

The Company provides certain perquisites to executive officers as described below. Additional information concerning perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Car and Driver

Mr. Dolan has regular access to cars and drivers, which he is permitted to use for personal use in addition to business purposes. Following the Distribution, the Company, Sphere Entertainment and MSG Sports share these costs equally. In addition, certain other executive officers and members of management have had access to cars and drivers on a limited basis for personal use. To the extent employees used a car and driver for personal use without reimbursement to the Company, those employees were imputed compensation for tax purposes.

Aircraft Arrangements

During the fiscal year ended June 30, 2023, the Company owned and leased certain aircraft, and also had access to various aircraft through arrangements with various Dolan family entities. Mr. Dolan was permitted to use the Company’s aircraft (including aircraft to which the Company has access through various dry lease agreements) for personal use. Mr. Dolan is not required to reimburse the Company for personal use of the Company-owned aircraft. Additionally, Mr. Dolan had access to helicopter travel, including for personal travel. Helicopter use has primarily been for commutation and he is not required to reimburse the Company for such use. Following the Distribution, the Company, Sphere Entertainment and MSG Sports share the costs of Mr. Dolan’s personal aircraft and helicopter use equally. See “Transactions with Related Parties — Aircraft Arrangements.”

To the extent any executive officer or other employee used any of the aircraft, including helicopters, for personal travel without reimbursement to the Company, they were imputed compensation for tax purposes based on the Standard Industry Fare Level rates that are published biannually by the IRS. For compensation reporting purposes, we valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by the Company net of any reimbursements received from executive officers. The incremental cost of the use of the aircraft does not include any costs that would have been incurred by the Company whether or not the personal trip was taken.

Executive Security

Mr. Dolan participates in the Company’s executive security program, including services related to cybersecurity and connectivity. Following the Distribution, the Company, Sphere Entertainment and MSG Sports share the costs of such participation in the security program equally. See “Transactions with Related Parties — Relationship Between Us, Sphere Entertainment, MSG Sports and AMC Networks.” Because certain of these costs can be viewed as conveying personal benefits to Mr. Dolan, they are reported as perquisites.

Other

From time to time certain employees, including the NEOs (and their guests), will receive access to tickets to events at the Company’s and Sphere Entertainment’s venues at no cost, and may also purchase tickets at face value. Attendance at such events is integrally and directly related to the performance of their duties, and, as such, we do not deem the receipt of such tickets to be perquisites.

POST-TERMINATION COMPENSATION

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executive officers.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability or termination following a change in control of the Company or following a going private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. Post-termination compensation is discussed in greater detail in “Executive Compensation Tables — Employment Agreements” and “— Termination and Severance” below.

AWARDS ISSUED IN CONNECTION WITH THE DISTRIBUTION

Stock Options

In connection with the Distribution, for every stock option of Sphere Entertainment held on the Distribution Record Date, one stock option of the Company was issued with the same vesting period pursuant to the Employee Stock Plan. The one-for-one distribution ratio is consistent with treatment of Sphere Entertainment stockholders’ SPHR Class A or Class B common stock held on the Distribution Record Date. The existing exercise price was allocated between the existing SPHR stock options and the new Company stock options based upon the volume-weighted average prices of our Class A Common Stock and SPHR Class A common stock over the ten trading days immediately following the Distribution as reported by Bloomberg Business, and the underlying share count took into account the one-for-one distribution ratio. The terms of each employee’s applicable SPHR option award agreement are substantially similar to the terms of the Company’s award agreement, which governs our options. On the Distribution Record Date, our only NEO that held SPHR stock options was Mr. Dolan.

Restricted Stock Units and Performance Stock Units

In connection with the Distribution, each holder of a SPHR restricted stock unit received one Company restricted stock unit in respect of every one SPHR restricted stock unit held on the Distribution Record Date and continues to be entitled to a share of SPHR Class A common stock (or cash or other property) for each SPHR restricted stock unit in accordance with the SPHR award agreement. Additionally, each holder of a SPHR performance stock unit received one Company performance stock unit in respect of every one SPHR performance stock unit held on the Distribution Record Date and continues to be entitled to a share of SPHR Class A common stock (or cash or other property) for each SPHR performance stock unit in accordance with the

SPHR award agreement. The one-for-one distribution ratio is consistent with the treatment of Sphere Entertainment stockholders’ SPHR Class A or Class B common stock on the Distribution Record Date.

The SPHR performance stock units and Company performance stock units that have a performance period ending in 2023 were subject to the same performance conditions as were established by Sphere Entertainment at the time of grant. In connection with the Distribution, the achievement of the performance objectives for both the SPHR performance stock units and Company performance stock units that have a performance period ending in 2023 was evaluated based on consolidated financial performance. See “Elements of Our Compensation Program – Long-Term Incentives – 2021 Fiscal Year Performance Stock Unit Awards” for more information. The performance conditions applicable to SPHR performance stock units and Company performance stock units that have a performance period ending in 2024 or 2025 were amended (or will be amended, in the case of the SPHR performance stock units) by the applicable compensation committee to reflect performance conditions specific to each company following the Distribution. At the conclusion of the performance period, the Company’s final payout multiplier (representing a percentage of the target award opportunity), as determined based on the Company’s performance against the pre-approved performance metrics for those awards, will be applied to both the SPHR and Company performance stock units held by Company employees. For individuals employed by both companies, the payout multiplier for Company awards will be determined based on the performance of the Company and the payout multiple for SPHR awards will be based on the performance of Sphere Entertainment.

Our restricted stock units and performance stock units were issued under our Employee Stock Plan and are subject to the same conditions and restrictions as the SPHR awards except as described above. The restricted stock units and performance stock units that we issued in respect of outstanding SPHR awards are affected by a change in control or going private transaction of the Company, Sphere Entertainment or MSG Sports, as set forth in the terms of the award agreement.

Other Terms

With respect to outstanding equity awards, the Company, Sphere Entertainment and MSG Sports are not regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding SPHR awards (and Company awards issued in connection with such awards) holders of such awards will continue to vest so long as they remain employed by the Company, Sphere Entertainment, MSG Sports or affiliates of such entities, provided that an employee who moves between the Company (or one of its subsidiaries), Sphere Entertainment (or one of its subsidiaries) or MSG Sports (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in such awards and such change will constitute a termination of employment for purposes of the award agreement.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC.

Members of the Compensation Committee

Martin Bandier

Donna M. Coleman (Chair)

Frederic V. Salerno

EXECUTIVE COMPENSATION TABLES

The tables below reflect the compensation of the Company’s NEOs. See “Compensation

Discussion & Analysis” for an explanation of our compensation philosophy and program.

CERTAIN COMPENSATION DISCLOSURE CONSIDERATIONS RELATED TO THE SEPARATION OF THE COMPANY AND SPHERE ENTERTAINMENT

Separation of the Company and Sphere Entertainment

The Company, formerly named MSGE Spinco, Inc., was incorporated on September 15, 2022 as a direct, wholly-owned subsidiary of Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.). We changed our name to Madison Square Garden Entertainment Corp. (NYSE: MSGE) in connection with the Distribution. Pursuant to the Distribution, the Company acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, excluding the Sphere business (which was retained by Sphere Entertainment after the Distribution Date).

•

Compensation for the years ended June 30, 2021 and June 30, 2022: The information for the years ended June 30, 2021 and June 30, 2022 is historical compensation paid by Sphere Entertainment and, for those NEOs who are also named executive officers of Sphere Entertainment, is also separately disclosed in the Sphere Entertainment 2023 Definitive Proxy Statement.

•

Compensation for the year ended June 30, 2023: To avoid double-counting, certain compensation for the year ended June 30, 2023 (primarily related to the Pre-Distribution Period) is not presented in the Executive

Compensation Tables. That compensation (except with respect to Ms. Zeppetella) is separately disclosed in the Sphere Entertainment 2023 Definitive Proxy Statement. In the event that compensation is not presented in the Executive Compensation Tables because it was paid by Sphere Entertainment, it is noted in the relevant footnote to the applicable Executive Compensation Table.

•

Post-Distribution Period: During the Post-Distribution Period, Mr. Dolan served and continues to serve as an officer and employee of each of the Company, Sphere Entertainment and MSG Sports. The compensation of Mr. Dolan related to his employment by Sphere Entertainment and MSG Sports during the Post-Distribution Period is not reflected herein. For more information regarding the compensation of Mr. Dolan by Sphere Entertainment and MSG Sports, see Sphere Entertainment’s and MSG Sports’ 2023 Definitive Proxy Statements, respectively.

All of the information set forth in this proxy statement relating to Sphere Entertainment compensation amounts and benefits has been provided by Sphere Entertainment or has otherwise been obtained from Sphere Entertainment’s public filings with the SEC.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our

NEOs for the fiscal years ended June 30, 2023, 2022 and 2021, respectively.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
James L. Dolan Executive Chairman and Chief Executive Officer	2023		176,923	—	6,007,772	3,064,000	58,744	9,307,439
	2022	(6)	1,937,500	—	11,148,811	5,566,000	591,368	19,243,679
	2021	(6)	600,000	—	5,848,014	1,320,000	555,826	8,323,840
David F. Byrnes Executive Vice President and Chief Financial Officer	2023		153,846	—	851,126	612,800	3,188	1,620,960
	2022	(6)	338,462	811,868	993,165	1,113,200	11,893	3,268,588

Jamal H. Haughton Executive Vice President, General Counsel and Secretary	2023		211,538	—	650,847	842,600	4,224	1,709,209
	2022	(6)	613,462	250,000	1,075,940	1,530,650	13,112	3,483,164

Philip G. D’Ambrosio(7) Executive Vice President and Treasurer	2023		146,923	—	555,228	430,875	4,689	1,137,715
	2022	(6)	625,481	—	956,519	809,665	35,618	2,427,283
	2021	(6)	575,000	—	1,070,669	474,375	32,370	2,152,414
Courtney M. Zeppetella Senior Vice President, Controller and Chief Accounting Officer	2023		105,769	—	250,349	210,650	4,116	570,884
	2022	(6)	84,615	200,000	—	—	224	284,839

(1)

The 2023 salary information excludes the following amounts paid by Sphere Entertainment during the Pre-Distribution Period: Mr. Dolan – $1,615,385; Mr. Byrnes – $646,154; Mr. Haughton – $888,462; Mr. D’Ambrosio – $549,231 and Ms. Zeppetella – $444,231.

For 2023, combined salaries paid by the Company and Sphere Entertainment to the NEOs accounted for approximately the following percentages of their total compensation from both companies (excluding any double counting): Mr. Dolan – 8%; Mr. Byrnes – 18%; Mr. Haughton – 23%; Mr. D’Ambrosio – 23%; and Ms. Zeppetella – 33%.

(2)

This column reflects a one-time special bonus paid by Sphere Entertainment outside of the MPIP to Mr. Byrnes in connection with forfeited compensation from his previous employer and to Mr. Haughton and Ms. Zeppetella in connection with the commencement of their employment with Sphere Entertainment.

(3)

This column reflects the aggregate grant date fair value of restricted stock units and performance stock units granted to the NEOs, without any reduction for risk of forfeiture, as calculated in accordance with Topic 718 on the date of grant. Under Topic 718, the date of grant for performance stock units is the date the performance targets are set for such awards. The assumptions used by the Company in calculating these amounts are set forth in Note 14 to our financial statements included in our 2023 Form 10-K. The grant date fair value of the performance stock units is shown at target performance. Other than with respect to Company awards issued in respect of SPHR awards on the Distribution Date, the number of restricted stock units and performance stock units granted to the NEOs was determined based on the 20-trading day average closing market price on the day prior to the date such awards were approved by the Compensation Committee or the Sphere Compensation Committee, as applicable.

For the 2023 figures, this column reflects the value of the Company restricted stock units and performance stock units granted in April 2023 in respect of existing SPHR awards that were granted by Sphere Entertainment in August 2022. With respect to these awards, the value reflected is the pro rata portion of the grant date fair value of the original SPHR award granted in August 2022 by Sphere Entertainment, calculated in accordance with Topic 718, based on the stock price of the Company’s and SPHR’s Class A Common Stock on the Distribution Date. At the highest level of performance, the value of such 2023 Company performance stock units on the grant date would be: $3,304,275 for Mr. Dolan; $468,120 for

Mr. Byrnes; $357,972 for Mr. Haughton; $305,386 for Mr. D’Ambrosio; and $137,707 for Ms. Zeppetella. With respect to Mr. D’Ambrosio, such amount also includes an award granted by the Company in May 2023 in connection with his promotion to Executive Vice President and Treasurer to reflect the increased long-term incentive opportunity reflected in his new employment agreement (on a pro-rata basis).

For the 2022 figures, this column reflects the value of SPHR restricted stock units approved and granted in August 2021 and April 2022 and SPHR performance stock units approved in August 2021 and April 2022 and granted for purposes of Topic 718 in June 2022 by Sphere Entertainment. At the highest level of performance, the value of such 2022 SPHR performance stock units on the grant date for purposes of Topic 718 would be: $4,843,171 for Mr. Dolan; $423,812 for Mr. Byrnes; $459,134 for Mr. Haughton; and $417,239 for Mr. D’Ambrosio. With respect to Mr. Dolan, such amounts include SPHR awards approved in April 2022 by Sphere Entertainment to reflect the increased long-term incentive opportunity (on a non-pro rata basis) as a result of Mr. Dolan’s new employment agreement effective August 2021; with respect to Messrs. Byrnes and Haughton, such SPHR awards, approved in April 2022 by Sphere Entertainment, reflect long-term incentive opportunities under their employment agreements (on a non-pro rata basis).

For the 2021 figures, this column reflects the value of SPHR restricted stock units and SPHR performance stock units granted in August and September 2020 and April 2021 by Sphere Entertainment. At the highest level of performance, the value of such 2021 SPHR performance stock units on the grant date would be: $3,379,808 for Mr. Dolan and $613,078 for Mr. D’Ambrosio. With respect to Mr. D’Ambrosio, such amounts also include SPHR awards granted in April 2021 to reflect an increased long-term incentive opportunity.

(4)

For the 2023 figures, this column reflects the annual incentive award earned by each NEO under the Company’s program with respect to performance during the year ended June 30, 2023 and paid in September 2023. With respect to Messrs. Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella, these amounts exclude $612,800, $842,600, $430,875 and $210,650, respectively, paid by Sphere Entertainment to the Company, reflecting Sphere Entertainment’s obligation to pay 50% of the liability pursuant to the Employee Matters Agreement (as defined below). For the 2022 and 2021 figures, this column reflects the annual incentive award earned by each NEO under Sphere Entertainment’s program with respect to performance during the fiscal year ended June 30, 2022 and paid in September 2022, and performance during the year ended June 30, 2021 and paid in September 2021, respectively.

(5)	The table below shows the components of this column:

Name	Year	401(k) Plan Match(a)	401(k) Plan Discretionary Contribution(a)	Excess Savings Plan Match(a)	Excess Savings Plan Discretionary Contribution(a)	Life Insurance Premiums(b)	MSG Cares Matching Gift Program(c)	Perquisites(d)	Total
James L. Dolan	2023	—	—	—	—	816	—	57,928	58,744
David F. Byrnes	2023	2,862	—	—	—	326	—	—	3,188
Jamal H. Haughton	2023	3,892	—	—	—	332	—	—	4,224
Philip G. D’Ambrosio	2023	4,412	—	—	—	277	—	—	4,689
Courtney M. Zeppetella	2023	3,892	—	—	—	224	—	—	4,116

(a)	These columns represent, for each individual, a matching or a discretionary contribution by the Company on behalf of such individual under the Savings Plan or Excess Savings Plan, as applicable.

(b)	This column represents amounts paid for each individual to participate in the Company’s group life insurance program, excluding amounts paid by Sphere Entertainment prior to the Distribution.

(c)	This column represents amount paid by the Company to eligible 501(c)(3) organizations as matching contributions for donations made by the NEOs under the MSG Cares Charitable Matching Gift Program.

(d)

This column represents the aggregate estimated perquisites, as described in the table below, excluding amounts paid by Sphere Entertainment prior to the Distribution and amounts reimbursed by Sphere Entertainment or MSG Sports following the Distribution, as applicable. For more information regarding the calculation of these perquisites, please see “Compensation Discussion & Analysis — Perquisites.”

Name	Year	Car and Driver(I)	Aircraft(II)	Executive Security(III)	Total ($)
James L. Dolan	2023	*	48,243	*	57,928
David F. Byrnes	2023	*	*	*	**
Jamal H. Haughton	2023	*	*	*	**
Philip G. D’Ambrosio	2023	*	*	*	**
Courtney M. Zeppetella	2023	*	*	*	**

*	Does not exceed the greater of $25,000 or 10% of the total amount of the perquisites of the NEO.

**	The aggregate value of the perquisites in 2023 for the individual is less than $10,000.

(I)

Amounts in this column represent the Company’s share of the cost of the personal use (which includes commutation) by Mr. Dolan of cars and drivers provided by the Company. These amounts are calculated using a portion of the cost of the Company’s driver plus maintenance, fuel and other related costs for the Company vehicle, based on an estimated percentage of personal use.

(II)

As discussed under “Compensation Discussion & Analysis — Perquisites — Aircraft Arrangements,” the amounts in the table reflect the Company’s share of the incremental cost for personal use of the Company’s aircraft and other aircraft the Company has access to pursuant to arrangements with various Dolan family entities (see “Transactions with Related Parties — Aircraft Arrangements”), as well as personal helicopter use primarily for commutation. Incremental cost is determined as the actual additional cost incurred by the Company under the applicable arrangement.

(III)	The amounts in this column represent the Company’s share of the cost of executive security services (including cybersecurity and connectivity) provided to Mr. Dolan.

(6)

This row reflects historical Sphere Entertainment compensation information. The information has been provided by, or derived from information provided by, Sphere Entertainment for services rendered to Sphere Entertainment and its subsidiaries. Amounts relating to the Pre-Distribution Period that are separately disclosed in Sphere Entertainment’s 2023 Definitive Proxy Statement with respect to an NEO are not disclosed herein, so as to avoid double-counting. We understand from Sphere Entertainment that the information as to stock awards reflects the grant date fair value of the awards, computed in accordance with Topic 718.

(7)

Effective April 1, 2023, Mr. D’Ambrosio was promoted to Executive Vice President and Treasurer of the Company. With respect to Mr. D’Ambrosio, the 2023 figures also include amounts paid by the Company with respect to a portion of the Pre-Distribution Period (from April 1, 2023 through April 19, 2023) to reflect the increased annual base salary reflected in his new employment agreement (on a pro-rata basis).

GRANTS OF PLAN-BASED AWARDS

The table below presents information regarding Company equity awards granted under the Company’s plans (including awards issued in respect of SPHR equity awards) and annual incentive awards that were granted during the fiscal year ended June 30, 2023 to each NEO, including estimated possible and future payouts under non-equity incentive plan awards and equity incentive plan awards of restricted stock units and performance stock units.

Name	Year	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

James L. Dolan	2023	8/31/2022	(3)		2,000,000	4,000,000
	2023	4/20/2023	(4)				88,875	98,750	108,625		3,003,886
	2023	4/20/2023	(5)							98,750	3,003,886
David F. Byrnes	2023	8/31/2022	(3)		800,000	1,600,000
	2023	4/20/2023	(4)				12,591	13,990	15,389		425,563
	2023	4/20/2023	(5)							13,990	425,563
Jamal H. Haughton	2023	8/31/2022	(3)		1,100,000	2,200,000
	2023	4/20/2023	(4)				9,628	10,698	11,768		325,424
	2023	4/20/2023	(5)							10,698	325,424
Philip G. D’Ambrosio	2023	8/31/2022	(3)		562,500	1,125,000
	2023	4/20/2023	(4)				7,407	8,230	9,053		250,349
	2023	5/31/2023	(4)				699	777	855		27,265
	2023	4/20/2023	(5)							8,230	250,349
	2023	5/31/2023	(5)							777	27,265
Courtney M. Zeppetella	2023	8/31/2022	(3)		275,000	550,000
	2023	4/20/2023	(4)				3,704	4,115	4,527		125,175
	2023	4/20/2023	(5)							4,115	125,175

(1)

Other than with respect to Company awards issued in respect of SPHR awards on the Distribution Date, the number of restricted stock units and performance stock units granted to the NEOs was determined based on the 20-trading day average closing market price on the day prior to the date such awards were approved by the Compensation Committee.

(2)

This column reflects the aggregate grant date fair value of the restricted stock unit awards and performance stock unit awards, as applicable, granted to each NEO in the 2023 fiscal year without any reduction for risk of forfeiture as calculated in accordance with Topic 718 as of the date of grant. For those awards granted on the Distribution Date, the value reflected in the table is the Company’s pro rata portion of the grant date value of the original SPHR award granted in August 2022 by Sphere Entertainment, calculated in accordance with Topic 718, based on the stock price of the Company’s and SPHR’s Class A Common Stock on the Distribution Date. The grant date fair value of the performance stock units is shown at target performance. At the highest level of performance, the value of the performance stock units on the applicable grant date would be: $3,304,275 for Mr. Dolan; $468,120 for Mr. Byrnes; $357,972 for Mr. Haughton; $305,386 for Mr. D’Ambrosio; and $137,707 for Ms. Zeppetella.

(3)

This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s MPIP for performance in the fiscal year ended June 30, 2023, without modification for any shared responsibility between the Company and Sphere Entertainment pursuant to the Employee Matters Agreement (as defined below). Each of the NEOs is assigned a target bonus which is a percentage of the NEO’s base salary for as of such fiscal year end. There is no threshold amount for annual incentive awards. The size of the bonus pool was based on performance measures tied to Sphere Entertainment total company net revenues and AOI targets for the 2023 fiscal year as well as certain pre-determined strategic objectives, all of which were set by Sphere Entertainment prior to the Distribution. The amounts of annual incentive awards actually paid by the Company in September 2023 for performance in the 2023 fiscal year (including the impact of additional payments between the Company and Sphere Entertainment in accordance with the Employee Matters Agreement) are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Cash Incentives.”

(4)

This row reflects the threshold, target and maximum number of Company performance stock units awarded in the fiscal year ended June 30, 2023. Each performance stock unit award was approved with a target number of units, with an actual payment based upon the achievement of performance targets. These grants of performance stock units, which were made under the Employee Stock Plan, will vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the 2025 fiscal year, subject to continued employment requirements and employment agreement and award terms (as applicable). See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Performance Stock Units” and “—Employment Agreements.” For information regarding SPHR performance stock unit awards granted during the fiscal year ended June 30, 2023, which are not reflected herein, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

(5)

This row reflects the number of Company restricted stock units awarded in the fiscal year ended June 30, 2023. These grants of restricted stock units, which were made under the Employee Stock Plan, will vest in three equal installments on September 15, 2023, 2024 and 2025, subject to continued employment requirements and employment agreement and award terms (as applicable). See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Restricted Stock Units” and “—Employment Agreements.” For information regarding SPHR restricted stock unit awards granted during the fiscal year ended June 30, 2023, which are not reflected herein, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2023

The table below shows (i) each grant of Company stock options that is unexercised and outstanding, and (ii) the aggregate number and value of unvested Company restricted stock units and performance stock units outstanding (assuming target performance) for each NEO, in each case, as of June 30, 2023.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James L. Dolan	184,150	(2)		55.69	03/15/2024	—		—
	146,349	(2)		67.54	03/01/2025	—		—
	108,630	(2)		78.32	02/25/2026	—		—
	191,110	(2)		44.78	02/26/2027	—		—
	—		—	—	—	436,112	(3)	14,662,085
David F. Byrnes	—		—	—	—	40,339	(4)	1,356,197
Jamal H. Haughton	—		—	—	—	34,785	(5)	1,169,472
Philip G. D’Ambrosio	—		—	—	—	39,428	(6)	1,325,569
Courtney M. Zeppetella	—		—	—	—	8,230	(7)	276,693

(1)	Calculated using the closing market price of Class A Common Stock on the NYSE on June 30, 2023 of $33.62 per share.

(2)

The amounts in this row represent Mr. Dolan’s time-based stock options granted in connection with the Distribution on May 4, 2023 by the Company in respect of outstanding SPHR time-based stock options granted by Sphere Entertainment on July 9, 2021 as a result of the merger between Sphere Entertainment and MSG Networks Inc., which have fully vested.

(3)

With respect to Mr. Dolan, the total in this column represents an award of 213,535 Company restricted stock units and 222,577 Company target performance stock units granted in respect of SPHR long-term incentive awards granted by Sphere Entertainment prior to the Distribution. 119,455, 61,163 and 32,917 restricted stock units vest on September 15, 2023, 2024 and 2025, respectively. 39,091 performance stock units vest upon the later of September 15, 2023 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2023, 84,736 performance stock units vest upon the later of September 15, 2024 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2024 and 98,750 performance stock units vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2025. All vestings are subject to continued employment and the terms of Mr. Dolan’s employment agreement. For more information on SPHR restricted stock units and performance stock units granted by Sphere Entertainment prior to the Distribution, which are not reflected herein, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

(4)

With respect to Mr. Byrnes, the total in this column represents an award of 18,934 Company restricted stock units and 21,405 Company target performance stock units granted in respect of SPHR long-term incentive awards granted by Sphere Entertainment prior to the Distribution. 7,135, 7,135 and 4,664 restricted stock units vest on September 15, 2023, 2024 and 2025, respectively. 7,415 performance stock units vest upon the later of September 15, 2024 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2024 and 13,990 performance stock units vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2025. All vestings are subject to continued employment and the terms of Mr. Byrnes’ employment agreement. For more information on SPHR restricted stock units and performance stock units granted by Sphere Entertainment prior to the Distribution, which are not reflected herein, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

(5)

With respect to Mr. Haughton, the total in this column represents an award of 16,054 Company restricted stock units and 18,731 Company target performance stock units granted in respect of SPHR long-term incentive awards granted by Sphere Entertainment prior to the Distribution. 6,244, 6,244 and 3,566 restricted stock units vest on September 15, 2023, 2024 and 2025, respectively. 8,033 performance stock units vest upon the later of September 15, 2024 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2024 and 10,698 performance stock units vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2025. All vestings are subject to continued employment and the terms of Mr. Haughton’s employment agreement. For more information on SPHR restricted stock units and performance stock units granted by Sphere Entertainment prior to the Distribution, which are not reflected herein, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

(6)

With respect to Mr. D’Ambrosio, the total in this column represents an award of 15,409 Company restricted stock units and 22,465 Company target performance stock units granted in respect of SPHR long-term incentive awards granted by Sphere Entertainment prior to the Distribution, and an award of 777 Company restricted stock units and 777 Company target performance stock units granted as long-term incentive awards on May 31, 2023 in connection with his promotion to Executive Vice President and Treasurer in accordance with his new employment agreement. 7,747, 5,436 and 3,003 restricted stock units vest on September 15, 2023, 2024 and 2025, respectively. 6,935 performance stock units vest upon the later of September 15, 2023 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2023, 7,300 performance stock units vest upon the later of September 15, 2024 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2024 and 9,007 performance stock units vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2025. All vestings are subject to continued employment and the terms of Mr. D’Ambrosio’s employment agreement. For more information on SPHR restricted stock units and performance stock units granted by Sphere Entertainment prior to the Distribution, which are not reflected herein, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

(7)

With respect to Ms. Zeppetella, the total in this column represents an award of 4,115 Company restricted stock units and 4,115 Company target performance stock units granted in respect of SPHR long-term incentive awards granted by Sphere Entertainment prior to the Distribution. 1,371, 1,372 and 1,372 restricted stock units vest on September 15, 2023, 2024 and 2025, respectively. 4,115 performance stock units vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2025. All vestings are subject to continued employment and the terms of Ms. Zeppetella’s employment agreement. For more information on SPHR restricted stock units and performance stock units granted by Sphere Entertainment prior to the Distribution, which are not reflected herein, see Sphere Entertainment’s 2023 Definitive Proxy Statement.

OPTION EXERCISES AND STOCK VESTED

No Company restricted stock unit awards vested during the fiscal year ended June 30, 2023 and no stock options were exercised in the fiscal year ended June 30, 2023.

RETIREMENT AND DEFERRED COMPENSATION PLANS

The Company maintains several benefit plans for our executive officers. The material terms and conditions are discussed below.

Savings Plan

Sponsorship of the Savings Plan was transferred to the Company following the Distribution. Under the Savings Plan, a tax-qualified retirement savings plan, participating employees, including the NEOs, may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company provides a (a) fully-vested matching contribution equal to 100% of the first 4% of eligible pay contributed by participating employees and (b) discretionary non-elective contribution by the Company. The Savings Plan is a multiple employer plan sponsored by the Company, to which Sphere Entertainment and MSG Sports contribute for their respective employees.

Excess Savings Plan

Sponsorship of the Excess Savings Plan was transferred to the Company following the Distribution. The Excess Savings Plan is an unfunded, nonqualified deferred compensation plan that operates in conjunction with the Company’s tax-qualified Savings Plan. An employee is eligible to participate in the Excess Savings Plan for a calendar year if his or her compensation (as defined in the Savings Plan) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($330,000 in calendar year 2023)

and he or she makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Savings Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($22,500 for calendar year 2023) can continue to make contributions under the Excess Savings Plan of up to 4% of his or her eligible pay. In addition, the Company provides a (a) fully-vested matching contribution equal to 100% of the first 4% of eligible pay contributed by participating employees and (b) discretionary non-elective contribution by the Company. Account balances under the Excess Savings Plan are credited monthly with the rate of return earned by the Stable Value Fund offered as an investment alternative under the Savings Plan. Distributions of vested benefits are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.

Executive Deferred Compensation Plan

Sponsorship of the EDCP was transferred to the Company following the Distribution, pursuant to which certain employees, including the NEOs, may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDCP. The EDCP does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDCP does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years.

NONQUALIFIED DEFERRED COMPENSATION

The table below shows (i) the contributions made by each NEO and the Company during the Post-Distribution Period, (ii) aggregate earnings on each NEO’s account balance during the Post-Distribution Period and (iii) the account balance of each of our NEOs under the Excess Savings

Plan and the EDCP as of June 30, 2023, as applicable. To avoid double-counting, contributions made by each NEO, as well as earnings accrued, during the Pre-Distribution Period are separately disclosed in the Sphere Entertainment 2023 Definitive Proxy Statement.

Name	Plan Name	Executive Contributions in 2023 ($)(1)	Registrant Contributions in 2023 ($)(2)	Aggregate Earnings in 2023 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2023 ($)(4)
James L. Dolan	Excess Savings Plan	11,385	—	1,612	—	321,580
	EDCP	—	—	—	—	—
David F. Byrnes	Excess Savings Plan	2,800	—	219	—	45,520
	EDCP	—	—	—	—	—
Jamal H. Haughton	Excess Savings Plan	8,800	—	418	—	87,219
	EDCP	—	—	—	—	—
Philip G. D’Ambrosio	Excess Savings Plan	1,046	—	1,015	—	200,383
	EDCP	—	—	2,546	—	364,569
Courtney M. Zeppetella	Excess Savings Plan	—	—	5	—	962
	EDCP	—	—	—	—	—

(1)

These amounts represent a portion of the NEOs’ salaries and/or annual cash incentives, which are included in the numbers reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table that the NEOs contributed to the (i) Excess Savings Plan and (ii) the EDCP.

(2)	These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

(4)

With respect to the Excess Savings Plan and the EDCP, this balance includes (i) excess savings plan balance accrued prior to the Distribution Date and (ii) the amounts accrued during the Post-Distribution Period, as the Excess Savings Plan and the EDCP were transferred to the Company following the Distribution.

EMPLOYMENT AGREEMENTS

Each of our NEOs had an employment agreement with the Company in the fiscal year ended June 30, 2023. In the cases of Messrs. Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella, such agreements were initially entered into by each officer with Sphere Entertainment and were assigned to the Company in connection with the Distribution. Mr. D’Ambrosio entered into a new employment agreement with the Company on

May 31, 2023 in connection with his promotion to Executive Vice President and Treasurer (effective April 1, 2023) and Mr. Dolan entered into a new employment agreement with the Company on April 20, 2023 (effective upon the Distribution). Set forth below is a description of the agreements between the Company and each of Messrs. Dolan, Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella.

As noted above in the Compensation Discussion & Analysis, Mr. Dolan also serves as an executive officer and employee of Sphere Entertainment and MSG Sports pursuant to terms of employment agreements with Sphere Entertainment and MSG Sports, respectively (which are not described herein). For a description of the Sphere Entertainment and MSG Sports employment agreements, see Sphere Entertainment’s and MSG Sports’ 2023 Definitive Proxy Statements, respectively.

James L. Dolan

On April 20, 2023, the Company entered into a new employment agreement with James L. Dolan, effective as of the Distribution Date, which provides for Mr. Dolan’s employment as the Executive Chairman and Chief Executive Officer of the Company. The employment agreement recognizes that Mr. Dolan is also employed by Sphere Entertainment and MSG Sports during his employment with the Company.

The employment agreement provides for an annual base salary of not less than $1,000,000 and eligibility to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to not less than 200% of his base salary. Mr. Dolan is eligible for our standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans. Commencing with the fiscal year starting July 1, 2023, Mr. Dolan will be eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives at the Company, with an aggregate annual target value of not less than $6,000,000. Based on information provided to us by Sphere Entertainment, Mr. Dolan’s prior direct compensation opportunities with Sphere Entertainment were reduced effective as of the Distribution by an amount equal to Mr. Dolan’s total direct compensation opportunities under his employment agreement with the Company. Mr. Dolan’s direct compensation opportunities at

MSG Sports were not impacted by the Distribution. Accordingly, Mr. Dolan’s aggregate compensation across the Company, Sphere Entertainment and MSG Sports did not change upon the Distribution.

If, on or prior to June 30, 2024, Mr. Dolan’s employment is either terminated by the Company for any reason other than “cause” (as defined in the agreement), or is terminated by Mr. Dolan for “good reason” (as defined in the agreement) and cause does not then exist (a “Qualifying Termination”), then, subject to Mr. Dolan’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Dolan’s annual base salary and annual target bonus, (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred, (c) each of Mr. Dolan’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Dolan to the same extent that other similarly situated active executives receive payment, (d) all of the time-based restrictions on each of Mr. Dolan’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Dolan subject to satisfaction of any applicable performance criteria, and (e) each of Mr. Dolan’s outstanding unvested stock options and stock appreciation awards will immediately vest.

If Mr. Dolan’s employment is terminated due to his death or disability before June 30, 2024, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award were subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria). If Mr. Dolan’s employment is terminated after June 30, 2024 due to a Qualifying Termination, death or disability, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (c), (d) and (e) above. Following June 30, 2024, Mr. Dolan would no longer be entitled to the benefits and rights set forth in clauses (a) and (b) above in the event of a Qualifying Termination and certain provisions of Mr. Dolan’s employment agreement regarding annual cash and equity compensation would no longer be in effect with respect to services following such date.

The employment agreement contains certain covenants by Mr. Dolan, including a noncompetition agreement that restricts Mr. Dolan’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

David F. Byrnes

Pursuant to his employment agreement dated December 20, 2021, Mr. Byrnes receives an annual base salary of not less than $800,000. Mr. Byrnes is eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 100% of his annual base salary.

Mr. Byrnes is eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Byrnes will receive one or more annual long-term awards with an aggregate target value of not less than $1,200,000. Mr. Byrnes is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to December 31, 2024, Mr. Byrnes’ employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Byrnes for “good reason” (as defined in the agreement) and so long as “cause” does not then exist, then, subject to Mr. Byrnes’ execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Byrnes’ annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) any unpaid portion of the special cash award, which was paid no later than the first regular Company payroll date on or after April 1, 2022; (d) each of Mr. Byrnes’ outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Byrnes to the same extent that other similarly situated active executives receive payment; (e) all of the time-based restrictions on each of Mr. Byrnes’ outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Mr. Byrnes subject to satisfaction of any applicable performance criteria; and (f) each of Mr. Byrnes’ outstanding stock options and stock appreciation awards, if any, will immediately vest.

If Mr. Byrnes’ employment is terminated due to his death or disability prior to December 31, 2024, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (c), (e) and (f) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. Byrnes including a noncompetition agreement that restricts Mr. Byrnes’ ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

Jamal H. Haughton

Pursuant to his employment agreement dated October 26, 2021, Mr. Haughton receives an annual base salary of not less than $1,100,000. Mr. Haughton is eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 100% of Mr. Haughton’s annual base salary.

Mr. Haughton is eligible, subject to his continued employment by the Company, to participate in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Haughton will receive one or more annual long-term awards with an aggregate target value of not less than $1,300,000. Mr. Haughton is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to December 5, 2024, Mr. Haughton’s employment with the Company is either terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Haughton for “good reason” (as defined in the agreement) and so long as “cause” does not then exist, then, subject to Mr. Haughton’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Haughton’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Haughton’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Haughton to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Haughton’s outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Mr. Haughton subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Haughton’s outstanding stock options and stock appreciation awards, if any, will immediately vest.

If Mr. Haughton’s employment is terminated due to his death or disability prior to December 5, 2024, and at such time cause does not exist, then,

subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. Haughton including a non-competition agreement that restricts Mr. Haughton’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

On October 4, 2023, Mr. Haughton informed the Company of his resignation as Executive Vice President, General Counsel and Secretary effective November 3, 2023.

Philip G. D’Ambrosio

As previously discussed, Sphere Entertainment assigned its employment agreement with Mr. D’Ambrosio to the Company in connection with the Distribution. On May 31, 2023, Mr. D’Ambrosio entered into a new employment with the Company, effective as of April 1, 2023, in connection with his promotion to Executive Vice President and Treasurer. The new employment contains the following terms.

The employment agreement provides for an annual base salary of not less than $750,000. Mr. D’Ambrosio is eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 75% of his annual base salary. Mr. D’Ambrosio is eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives at the Company. It is expected that Mr. D’Ambrosio will receive one or more annual long-term awards with an aggregate target value of not less than $1,200,000. Mr. D’Ambrosio is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

Pursuant to his employment agreement, Mr. D’Ambrosio received, as determined by the Compensation Committee, a mid-year long-term incentive grant representing the increase to his annual target pro-rated for the final three months of the 2023 fiscal year.

If, prior to March 31, 2026, Mr. D’Ambrosio’s employment is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. D’Ambrosio for “good reason” (as defined in the agreement) and so long as cause does not then exist, then, subject to Mr. D’Ambrosio’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than the sum of Mr. D’Ambrosio’s annual base salary and annual target bonus; and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.

The employment agreement contains certain covenants by Mr. D’Ambrosio including a noncompetition agreement that restricts Mr. D’Ambrosio’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

Courtney M. Zeppetella

Pursuant to her employment agreement dated March 23, 2022, Ms. Zeppetella receives an annual base salary of not less than $550,000 and an annual target bonus opportunity equal to 50% of annual base salary. Ms. Zeppetella is eligible, subject to her continued employment by the Company, to participate in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Ms. Zeppetella will receive one or more annual long-term awards with an aggregate target value of not less than $500,000.

In connection with the commencement of her employment with Sphere Entertainment, Ms. Zeppetella received a one-time special cash payment of $200,000, paid within 30 days after May 2, 2022. If Ms. Zeppetella’s employment with Sphere Entertainment (prior to the Distribution) or the Company (following the Distribution) terminated prior to the first anniversary of the commencement of her employment as a result of (a) her resignation (other than for good reason (as defined in the agreement)) or (b) an involuntary termination by Sphere Entertainment or the Company (as applicable) for “cause” (as defined in the agreement), then Ms. Zeppetella would have been required to refund to Sphere Entertainment the full amount of the special cash award.

Ms. Zeppetella is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to May 2, 2025, Ms. Zeppetella’s employment with the Company is either terminated by the Company other than for “cause” (as defined in the agreement), or by Ms. Zeppetella for good reason (as defined in the agreement) and cause does not exist, then, subject to Ms. Zeppetella’s execution of a separation agreement with the Company, the Company will provide her with the following benefits and rights: (a) severance in an amount determined at the discretion of the Company, but in no event less than the sum of Ms. Zeppetella’s annual base salary and annual target bonus; and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.

The employment agreement contains certain covenants by Ms. Zeppetella including a non-competition covenant that restricts Ms. Zeppetella’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Company; provided that the non-competition covenant will not apply following a termination of Ms. Zeppetella’s employment either by the Company other than for “cause” or by Ms. Zeppetella for good reason (if “cause” does not then exist) if Ms. Zeppetella waives her entitlement to the severance benefits described above.

TERMINATION AND SEVERANCE

This section describes the payments that would be received by our NEOs who were employed by the Company as of June 30, 2023 upon various terminations of employment scenarios. The information under “Separation from the Company” assumes that each NEO was employed by the Company under his or her applicable employment agreement, and his or her employment terminated as of June 30, 2023. This information is presented to illustrate the payments such NEOs would have received from the Company under the various termination scenarios.

Separation from the Company

Payments may be made to NEOs upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company without cause, termination by the Company with cause, termination by the NEO for good reason, other voluntary termination by the NEO, retirement, death, disability, or termination following a change in control of the Company or following a going private transaction. Certain of these circumstances are addressed in the employment agreement between the Company and each NEO. For a description of termination provisions in the employment agreements with our NEOs, please see “— Employment Agreements” above. In addition, award agreements for long-term incentives also address some of these circumstances.

Award Agreement Terms in the Event of a Change in Control or Going Private Transaction

The award agreements governing the restricted stock units of the Company provide that upon a change in control or going private transaction of the Company, the applicable NEO will be entitled to either (in the successor entity’s discretion) (a) cash equal to the unvested restricted stock units multiplied by the per share price paid in the change in control or going private transaction, or (b) only if the successor entity is a publicly-traded company, a replacement restricted stock unit award from the successor entity with the same terms. Any such cash award as provided in clause (a) above would be payable, and any replacement restricted stock unit award as provided in clause (b) above would vest, upon the earliest of (i) the date the restricted stock units were originally scheduled to vest so long as the applicable NEO remains continuously employed by the Company, Sphere Entertainment, MSG Sports or affiliates of such entities and if such entities remain affiliates of the Company, (ii) death, (iii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, or (iv) only if the successor entity elects clause (b) above, upon a resignation without “good reason” from the Company that is at least six months, but no more than nine months, following the change in control or going private transaction.

The award agreements governing the performance restricted stock units of the Company provide that upon a change in control or going private transaction of the Company, the unvested performance stock units will vest at the target level and be payable (i) upon a change in control, regardless of whether the applicable NEO’s employment is terminated, or (ii) following a going private transaction, upon the earlier of (x) July 1, 2023 (in the case of MSGE awards granted in respect of SPHR fiscal year 2021 awards), July 1, 2024 (in the case of MSGE awards granted in respect of SPHR fiscal year 2022 awards) or July 1, 2025 (in the case of MSGE awards granted in respect of SPHR fiscal year 2023 awards) if the applicable NEO is employed by the Company, Sphere Entertainment, MSG Sports or affiliates of such entities and if such entities remain affiliates of the Company through the applicable date, (y) death or (z) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company.

The award agreements governing the stock options of the Company provide that upon a change in control or going private transaction of the Company, the applicable NEO will be entitled to either (a) cash equal to the number of options multiplied by the excess of the per share price paid in the change in control or going private transaction over the exercise price, or (b) only if the successor entity is a publicly traded company, a replacement option award from the successor entity with the same terms. Any such cash award would be payable, or unvested options would vest, upon the earliest of (i) the date the options were originally scheduled to vest so long as the NEO remains continuously employed by the Company, Sphere Entertainment, MSG Sports or affiliates of such entities and if such entities remain affiliates of the Company, (ii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company within three years following the change in control or going private transaction, or (iii) only if the successor entity elects clause (b) above, upon a resignation without “good reason” from the Company that is at least six months, but no more than nine months following the change in control or going private transaction. Any stock options that have an exercise price greater than the per share price paid in the change in control or going private transaction may be cancelled for no consideration.

The award agreements governing the performance stock options of the Company provide that upon a change in control or going private transaction of the Company, the unvested performance stock options will vest at the target level (or at actual performance if the going private transaction is effective following the applicable performance period) and be payable (i) upon a change in control, regardless of whether the applicable NEO’s employment is terminated or (ii) following a going private transaction, (x) if the options are not exercisable on the effective date, upon the earliest of (1) the date the options were originally scheduled to vest so long as the NEO remains continuously employed by the Company, Sphere Entertainment, MSG Sports or affiliates of such entities and if such entities remain affiliates of the Company or (2) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company within three years following the going private transaction, or (y) if the options are exercisable on the effective date, promptly following the going private transaction. Any performance stock options that have an exercise price greater than the per share price paid in the change in control or going private transaction may be cancelled for no consideration.

For purposes of the “Benefits Payable as a Result of Termination of Employment by the Company without Cause or for Good Reason Following a Change in Control or Going Private Transaction”

below, we have assumed that the applicable NEO has either been terminated without “cause” or resigned for “good reason” after the close of business on June 30, 2023.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to the NEOs who were NEOs of the Company as of June 30, 2023 under various circumstances regarding the termination of their employment. In calculating these amounts, we have taken into consideration or otherwise assumed the following:

•	Termination of employment occurred after the close of business on June 30, 2023.

•	We have valued equity awards (other than stock options) using the closing market price of our Class A Common Stock of $33.62 and SPHR Class A common stock of $27.39 on the NYSE on June 30, 2023.

•

We have valued stock options at their intrinsic value equal to the closing market price of our Class A Common Stock of $33.62 and SPHR Class A common stock of $27.39 on the NYSE on June 30, 2023, less the per share exercise price, multiplied by the number of shares underlying the stock options.

•

We have assumed that the per share price paid in a change in control or going private transaction is equal to the closing market price of our Class A Common Stock of $33.62 and SPHR Class A common stock of $27.39 on the NYSE on June 30, 2023.

•

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Internal Revenue Code of 1986, as amended (“Code”) Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that all performance objectives for performance-based long-term incentive awards are achieved (but not exceeded).

•

We have assumed that on June 30, 2023, each NEO who was also simultaneously employed by Sphere Entertainment, MSG Sports or both is simultaneously terminated from the Company, Sphere Entertainment and MSG Sports, as applicable.

Benefits Payable as a Result of Voluntary Termination of Employment by NEO, Termination of Employment by NEO Due to Retirement, or Termination of Employment by the Company for Cause

In the event of a voluntary termination of employment, a retirement, or termination by the Company for Cause, no NEO would have been entitled to any payments at June 30, 2023, excluding any pension or other vested retirement benefits.

Benefits Payable as a Result of Termination of Employment by the Company Without Cause or Termination of Employment by NEO for Good Reason*

Elements	James L. Dolan	David F. Byrnes	Jamal H. Haughton	Philip G. D’Ambrosio	Courtney M. Zeppetella
Severance	$6,000,000(1)	$3,200,000(1)	$4,400,000(1)	$1,312,500(2)	$825,000(2)
Pro rata bonus	$3,064,000(3)	$612,800(3)	$842,600(3)	$430,875(3)	$210,650(3)
Unvested restricted stock	$7,179,047(4)	$636,561(4)	$539,735(4)	—	—
Unvested performance stock	$7,483,039(5)	$719,636(5)	$629,736(5)	—	—
Unvested time-based stock options		—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of his annual base salary and annual target bonus.

(2)	Represents severance equal to the sum of his or her annual base salary and annual target bonus.

(3)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program without regard to personal performance objectives. With respect to Messrs. Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella, these amounts exclude $612,800, $842,600, $430,875 and $210,650, respectively, that would be paid by Sphere Entertainment to the Company, reflecting Sphere Entertainment’s obligation to pay 50% of the liability pursuant to the Employee Matters Agreement (as defined below).

(4)

Represents the full vesting of the restricted stock units issued in April 2023 in respect of outstanding SPHR restricted stock unit awards granted by Sphere Entertainment prior to the Distribution, which are: Mr. Dolan, 213,535 units ($7,179,047); Mr. Byrnes, 18,934 units ($636,561); and Mr. Haughton, 16,054 units ($539,735). In addition to the amounts included in the table above, Messrs. Dolan, Byrnes and Haughton would also fully vest in their outstanding SPHR restricted stock units, which are: Mr. Dolan, 213,535 SPHR units ($5,848,724); Mr. Byrnes, 18,934 SPHR units ($518,602); and Mr. Haughton, 16,054 SPHR units ($439,719).

(5)

Represents the full vesting at target of the performance stock units issued in April 2023 in respect of outstanding SPHR performance stock unit awards granted by Sphere Entertainment prior to the Distribution, which are: Mr. Dolan, 222,577 units ($7,483,039); Mr. Byrnes, 21,405 units ($719,636); and Mr. Haughton, 18,731 units ($629,736). In addition to the amounts included in the table above, Messrs. Dolan, Byrnes and Haughton would also fully vest in their outstanding SPHR performance stock units, which are (at target): Mr. Dolan, 222,577 SPHR units ($6,096,384); Mr. Byrnes, 21,405 SPHR units ($586,283); and Mr. Haughton, 18,731 SPHR units ($513,042).

Benefits Payable as a Result of Termination of Employment Due to Death or Disability*

Elements	James L. Dolan	David F. Byrnes	Jamal H. Haughton	Philip G. D’Ambrosio(4)	Courtney M. Zeppetella(4)
Severance	—	—	—	—	—
Pro rata bonus	$3,064,000(1)	$612,800(1)	$842,600(1)	—	—
Unvested restricted stock	$7,179,047(2)	$636,561(2)	$539,735(2)	$544,173(2)	$138,346(2)
Unvested performance stock	$7,483,039(3)	$719,636(3)	$629,736(3)	$781,396(3)	$138,346(3)
Unvested time-based stock options	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program but without regard to personal performance objectives. With respect to Messrs. Byrnes and Haughton, these amounts exclude $612,800 and $842,600, respectively, that would be paid by Sphere Entertainment to the Company, reflecting Sphere Entertainment’s obligation to pay 50% of the liability pursuant to the Employee Matters Agreement (as defined below).

(2)

Represents the full vesting of the restricted stock units issued in April 2023 in respect of outstanding SPHR restricted stock unit awards granted by Sphere Entertainment prior to the Distribution, and with respect to Mr. D’Ambrosio, granted by the Company in May 2023, which are: Mr. Dolan, 213,535 units ($7,179,047); Mr. Byrnes, 18,934 units ($636,561); Mr. Haughton, 16,054 units ($539,735); Mr. D’Ambrosio, 15,409 units ($518,051) and 777 units ($26,123), respectively; and Ms. Zeppetella, 4,115 units ($138,346). In addition to the amounts included in the table above, Messrs. Dolan, Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella would also fully vest in their outstanding SPHR restricted stock units, which are: Mr. Dolan, 213,535 SPHR units ($5,848,724); Mr. Byrnes, 18,934 SPHR units ($518,602); Mr. Haughton, 16,054 SPHR units ($439,719); Mr. D’Ambrosio, 15,409 SPHR units ($422,053); and Ms. Zeppetella, 4,115 SPHR units ($112,710).

(3)

Represents the full vesting at target of the performance stock units issued in April 2023 in respect of outstanding SPHR performance stock unit awards granted by Sphere Entertainment prior to the Distribution, and with respect to Mr. D’Ambrosio, granted by the Company in May 2023, which are: Mr. Dolan, 222,577 units ($7,483,039); Mr. Byrnes, 21,405 units ($719,636); Mr. Haughton, 18,731 units ($629,736); Mr. D’Ambrosio, 22,465 units ($755,273) and 777 units ($26,123), respectively; and Ms. Zeppetella, 4,115 units ($138,346). In addition to the amounts included in the table above, Messrs. Dolan, Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella would also fully vest in their outstanding SPHR performance stock units, which are (at target): Mr. Dolan, 222,577 SPHR units ($6,096,384); Mr. Byrnes, 21,405 SPHR units ($586,283); Mr. Haughton, 18,731 SPHR units ($513,042); Mr. D’Ambrosio, 22,465 SPHR units ($615,316); and Ms. Zeppetella, 4,115 SPHR units ($122,710).

(4)

With respect to Mr. D’Ambrosio and Ms. Zeppetella, a termination by the Company due to disability would be treated under their employment agreements as a termination by the Company without cause and, therefore, Mr. D’Ambrosio and Ms. Zeppetella would be entitled to the amounts reflected in the table above, as well as those reflected in the “Benefits Payable as a Result of Termination of Employment by the Company Without Cause or Termination of Employment by NEO for Good Reason” table.

Benefits Payable as a Result of Termination of Employment by the Company without Cause or for Good Reason Following a Change in Control or Going Private Transaction(1)(2)*

Elements	James L. Dolan	David F. Byrnes	Jamal H. Haughton	Philip G. D’Ambrosio	Courtney M. Zeppetella
Severance	$6,000,000(3)	$3,200,000(3)	$4,400,000(3)	$1,312,500(4)	$825,000(4)
Pro rata bonus	$3,064,000(5)	$612,800(5)	$842,600(5)	$430,875(5)	$210,650(5)
Unvested restricted stock	$7,179,047(6)	$636,561(6)	$539,735(6)	$544,173(6)	$138,346(6)
Unvested performance stock	$7,483,039(7)	$719,636(7)	$629,736(7)	$781,396(7)	$138,346(7)
Unvested time-based stock options	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits.

(1)

The information in this table and the footnotes hereto describe amounts payable as a result of certain terminations of employment by the NEO or the Company following a change in control. The amounts payable as a result of termination of employment by the NEO or the Company following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the NEO or the Company following a change in control. Notwithstanding the amounts set forth in this table, if any payment otherwise due to any of the NEOs would result in the imposition of an excise tax under Code Section 4999, then the Company would instead pay to the applicable NEO either (a) the amounts set forth in this table, or (b) the maximum amount that could be paid to such NEO without the imposition of the excise tax, whichever results in a greater amount of after-tax proceeds to such NEO.

(2)

As noted in “— Award Agreement Terms in the Event of a Change in Control or Going Private Transaction” above, the amounts in this table assume that the applicable NEO has either been terminated without “cause” or resigned for “good reason” following such a change in control or going private transaction. The award agreements applicable to stock awards held by the NEOs dictate the terms of the vesting of those awards and any severance or bonus reflected in this table is provided as a result of the terms of the applicable NEO’s employment agreement and its terms related to termination without “cause” or resigned for “good reason,” and such severance is not enhanced by the change of control or going private transaction. For additional information, see “—Award Agreement Terms in the Event of a Change in Control or Going Private Transaction” above.

(3)	Represents severance equal to two times the sum of his annual base salary and annual target bonus.

(4)	Represents severance equal to his or her annual base salary and annual target bonus.

(5)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs under the Company’s program without regard to personal performance objectives. With respect to Messrs. Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella, these amounts exclude $612,800, $842,600, $430,875 and $210,650, respectively, that would be paid by Sphere Entertainment to the Company, reflecting Sphere Entertainment’s obligation to pay 50% of the liability pursuant to the Employee Matters Agreement (as defined below).

(6)

Represents the full vesting of the restricted stock units issued in April 2023 in respect of outstanding SPHR restricted stock unit awards granted by Sphere Entertainment prior to the Distribution, and with respect to Mr. D’Ambrosio, granted by the Company in May 2023, which are: Mr. Dolan, 213,535 units ($7,179,047); Mr. Byrnes, 18,934 units ($636,561); Mr. Haughton, 16,054 units ($539,735); Mr. D’Ambrosio, 15,409 units ($518,051) and 777 units ($26,123), respectively; and Ms. Zeppetella, 4,115 units ($138,346). In addition to the amounts included in the table above, Messrs. Dolan, Byrnes, Haughton and D’Ambrosio and

Ms. Zeppetella would also fully vest in their outstanding SPHR restricted stock units, which are: Mr. Dolan,

213,535 SPHR units ($5,848,724); Mr. Byrnes, 18,934 SPHR units ($518,602); Mr. Haughton, 16,054 SPHR units ($439,719); Mr. D’Ambrosio, 15,409 SPHR units ($422,053); and Ms. Zeppetella, 4,115 SPHR units ($112,710).

(7)

Represents the full vesting at target of the performance stock units issued in April 2023 in respect of outstanding SPHR performance stock unit awards granted by Sphere Entertainment prior to the Distribution, and with respect to Mr. D’Ambrosio, granted by the Company in May 2023, which are: Mr. Dolan, 222,577 units ($7,483,039); Mr. Byrnes, 21,405 units ($719,636); Mr. Haughton, 18,731 units ($629,736); Mr. D’Ambrosio, 22,465 units ($755,273) and 777 units ($26,123), respectively; and Ms. Zeppetella, 4,115 units ($138,346). In addition to the amounts included in the table above, Messrs. Dolan, Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella would also fully vest in their outstanding SPHR performance stock units, which are (at target): Mr. Dolan, 222,577 SPHR units ($6,096,384); Mr. Byrnes, 21,405 SPHR units ($586,283); Mr. Haughton, 18,731 SPHR units ($513,042); Mr. D’Ambrosio, 22,465 SPHR units ($615,316); and Ms. Zeppetella, 4,115 SPHR units ($122,710).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to compensation plans in effect as of

June 30, 2023 under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Class A Common Stock Equity compensation plans approved by security holders	2,966,664	$55.87	8,472,577
Class A Common Stock Equity compensation plans not approved by security holders	—	—	—
Total	2,966,664	$55.87	8,472,577

(1)

Includes the following plans: Employee Stock Plan and the Director Stock Plan. Consists of 2,242,599 restricted stock units (both time-vesting and target performance-vesting) and 724,065 outstanding stock options.

(2)

In September 2023, the Compensation Committee granted awards of restricted stock units and target performance stock units under the Employee Stock Plan covering an aggregate of 1,067,847 shares. The number of securities in columns (a) and (c) do not reflect the grant of these units.

(3)	Represents the weighted average exercise price of the 724,065 outstanding stock options.

P
AY
V
ERSUS
P
ERFORMANCE

Although the Company is an emerging growth company and the disclosure requirements of Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Item 402(v) of Regulation
S-K
do not apply to the Company, the following Pay Versus Performance information has been provided on a voluntary basis. The table below sets forth information about the relationship between compensation actually
p
aid (“CAP”) to our principal executive officer (“PEO”) and
non-PEO
NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company’s performance. CAP represents an amount calculated in accordance with the SEC’s prescribed formula pursuant to Dodd-Frank and does not represent compensation actually paid to or earned by our NEOs in any year. Nei th
er the Compensation Committee nor the Company directly used this information when making compensation-related decisions for the 2023 fiscal year. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid for PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid for Non-PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment Based on:		(GAAP) Net Income ($000s) (7)	Company Selected Performance Measure
					Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)		Adjusted Operating Income ($000s) (8)

2023	9,307,439	10,567,167	1,259,701	1,349,409	108.49	105.80	76,044	175,048

(1)
The dollar amount reported for the PEO, Mr. Dolan, under “Summary Compensation Table Total” is the amount of total compensation reported for Mr. Dolan for the 2023 fiscal year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amount reported for Mr. Dolan under “Compensation Actually Paid” represents the amount of CAP to Mr. Dolan, as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to Mr. Dolan’s total compensation for the 2023 fiscal year to determine the CAP:

James L. Dolan
2023 ($)

Total Compensation as reported in Summary Compensation Table	9,307,439

Subtract change in pension value as reported in Summary Compensation Table	—

Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—

Subtract value of equity awards as reported in Summary Compensation Table	6,007,772

Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	6,639,950

Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	—

Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	—

Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year (a)	627,550

Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—

Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year	—

Compensation Actually Paid to PEO	10,567,167

(a)
Includes change in fair value of Company awards granted in April 2023 in respect of existing SPHR awards that were granted by Sphere Entertainment prior to the Distribution. Calculations for such awards assume fair value at prior fiscal year end as of April 21, 2023, the first trading day of the Company following the Distribution.

(3)
The dollar amount reported under “Average Summary Compensation Total for non-PEO
NEOs” represents the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Dolan) in the “Total” column of the Summary Compensation Table in the 2023 fiscal year. The NEOs included for purposes of calculating the average amount in the 2023 fiscal year are as follows: David F. Byrnes, Jamal H. Haughton, Philip G. D’Ambrosio, and Courtney M. Zeppetella.

(4)
The dollar amount reported under “Average Compensation Actually Paid for non-PEO
NEOs” represents the average amount of CAP to the NEOs as a group (excluding Mr. Dolan), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the
non-PEO
NEOs’ total compensation for each year to determine the CAP:

NEO Averages
2023 ($)

Total Compensation as reported in Summary Compensation Table	1,259,701

Subtract change in pension value as reported in Summary Compensation Table	—

Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—

Subtract value of equity awards as reported in Summary Compensation Table	576,888

Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	635,586

Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	—

Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	—

Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year (a)	31,009

Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—

Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year	—

Compensation Actually Paid to Non-PEO NEOs	1,349,409

(a)
Includes change in fair value of Company awards granted in April 2023 in respect of existing SPHR awards that were granted by Sphere Entertainment prior to the Distribution. Calculations for such awards assume fair value at prior fiscal year end as the fair value as of April 21, 2023, the first trading day of the Company following the Distribution.

(5)
Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.

(6)
As permitted by SEC rules, the peer group referenced for purposes of “Peer Group Total Shareholder Return” is that of the Bloomberg Americas Entertainment Index, which is the industry index reported in our 2023 Form
10-K
in accordance with Regulation
S-K
Item 201(e).

(7)	Reflects Net Income as reported in our 2023 Form 10-K; Net Income Attributable to MSGE Stockholders in 2023 was $76,597.

(8)
Reflects adjusted operating income as defined in our 2023 Form
10-K.
AOI is a
non-GAAP
financial measure. For a reconciliation of this
non-GAAP
measure to the most comparable GAAP measures, please see Annex A. The adjusted operating income figures used to set performance targets and determine payouts within our MPIP and LTIP (as described in the “Compensation Discussion & Analysis” section of this proxy statement) may contemplate certain potential future adjustments or exclusions.

Financial Performance Measures

As described in greater detail in the “Compensation Discussion & Analysis” section of this proxy statement, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term s tock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important performance measures used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:

•	AOI;

•	Net revenue; and
•	Company strategic objectives.
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance Table. Moreover, the Company generally see ks to
incentivize long-term performance, and t
he
refore does not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance Table.

PROPOSAL 3 — APPROVAL OF THE COMPANY’S 2023

EMPLOYEE STOCK PLAN

Prior to the Distribution, Sphere Entertainment, as the sole stockholder of the Company at that time, approved the Employee Stock Plan. We are seeking stockholder approval of the Employee Stock Plan at our first annual stockholders meeting as a public company. The proposed Employee Stock Plan is the same as that included as Exhibit 10.4 to our 2023 Form 10-K.

The primary aspects of the Employee Stock Plan are set forth below. The summary is qualified in its entirety by the Employee Stock Plan as set forth in Annex B to this proxy statement.

Historic Burn Rate and Potential Dilution

We believe that the shares available for issuance under the Employee Stock Plan will provide sufficient shares for our equity-based compensation needs for approximately five years following the date the plan is approved by stockholders. Our equity-based compensation, including the broad-based participation of our employees and eligible service providers and the equity compensation paid to our NEOs and members of management, results in a “burn rate” as indicated in the chart below:

Fiscal Year 2023

(a) Total shares underlying equity-based awards granted(1)	1,170,291

(b) Average diluted common shares outstanding	51,774,508

(c) Burn rate (a/b)(2)	2.26%

(1)

Reflects the gross number of shares underlying awards made to employees in April 2023 in respect of existing SPHR awards made by Sphere Entertainment during the 2023 fiscal year, as well as awards granted by the Company during the 2023 fiscal year following the Distribution.

(2)	Not adjusted for forfeiture, withholdings and expirations, which would reduce the burn rate if taken into account.

As commonly calculated, the total potential dilution or “overhang” from the Employee Stock Plan is 17.69%. The overhang is calculated as follows, in each case as of October 16, 2023: (x) the sum of (a) 7,250,946 shares remaining available under the Employee Stock Plan and (b) 3,181,489 shares underlying outstanding employee awards (inclusive of unexercised stock options), divided by (y) 58,964,908, which includes Class A and Class B shares outstanding plus shares remaining available under the Director Stock Plan, the Employee Stock Plan and shares underlying outstanding employee and director awards (inclusive of unexercised employee stock options). There are no unvested awards outstanding under the Director Stock Plan. For additional information with respect to our outstanding awards, please see Note 14 to our financial statements included in our 2023 Form 10-K.

Overview

The purpose of the Employee Stock Plan is to (i) compensate employees and eligible service providers of the Company and its affiliates who are responsible for the management and growth of the business of the Company and its affiliates, and (ii) advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees and such service providers upon whose judgment and keen interest the Company and its affiliates are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such a proprietary interest in the Company will stimulate the efforts of these employees and such service providers on behalf of the Company and its affiliates, and strengthen their desire to remain with the Company and its affiliates. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its affiliates to attract and retain desirable personnel and will better align the interests of participating employees and service providers with those of the Company’s stockholders. The Employee Stock Plan will provide for grants of incentive stock options (as defined in Section 422 of the Code), non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”). The Employee Stock Plan will terminate, and no more Awards will be granted, after April 20, 2033 (unless sooner terminated by our Board or our Compensation Committee). The termination of the Employee Stock Plan will not affect previously granted Awards.

Shares Subject to the Employee Stock Plan; Other Limitations

The Employee Stock Plan is administered by the Company’s Compensation Committee. Awards may be granted under the Employee Stock Plan to such employees and other eligible service providers of the Company and its affiliates as the Compensation Committee may determine. An “affiliate” will be defined in the Employee Stock Plan to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and will also include any entity in which the Company owns at least five percent of the outstanding equity interests. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Awards under the Employee Stock Plan may not exceed an aggregate of 11,000,000, which may be either treasury shares or authorized and unissued shares. To the extent that (i) an Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award are not issued because of payment or withholding obligations or (iii) restricted shares revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Compensation Committee will also be able to grant Awards with respect to such shares or restricted shares. Awards payable only in cash or property other than shares will not reduce the aggregate remaining number of shares with respect to which Awards may be made under the Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Awards may be made under the Employee Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity will not count against the shares available to be delivered pursuant to Awards under the Employee Stock Plan. No single individual may be issued Awards during any one calendar year for, or that relate to, a number of shares exceeding 750,000. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to an Award would not appropriately protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award).

Awards

Employees and other service providers of the Company and its affiliates who are eligible under General Instruction A.1(a) to Form S-8, excluding any member of the Board who is not a current employee of the Company or its subsidiaries, are eligible to receive Awards under the Employee Stock Plan. As of June 30, 2023, the Company had 970 full-time employees, 4,850 part-time employees and no other eligible service providers. Under the Employee Stock Plan, the Company may grant options and stock appreciation rights, which will be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option or stock appreciation right is granted. Other than in the case of the death of a participant, such options and stock appreciation rights may be exercised for a term fixed by the Compensation Committee but no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the stock appreciation right (or option). The Employee Stock Plan prohibits (1) repricing options and stock appreciation rights (other than in connection with Adjustment Events), (2) repurchasing options or stock appreciation rights for cash when the exercise price equals or exceeds the fair market value of a share of the Company’s Class A Common Stock or (3) option or stock appreciation right automatic reload provisions, in each case without the approval of the Company’s stockholders.

The Employee Stock Plan also permits the Company to grant restricted shares and restricted stock units. A restricted share is a share of Class A Common Stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the applicable award agreement. The participant of a restricted share will have the rights of a stockholder, subject to any restrictions and conditions specified by the Compensation Committee in the participant’s award agreement. Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to any ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.

The Compensation Committee is also able to grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Under the Employee Stock Plan, the Compensation Committee has the authority, in its discretion, to add performance criteria as a condition to any participant’s ability to exercise a stock option or stock appreciation right, or the vesting or payment of any restricted shares or restricted stock units, granted under the Employee Stock Plan. Additionally, the Employee Stock

Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of awards granted to such executives under the Employee Stock Plan.

Amendment; Termination

The Board or the Compensation Committee may discontinue the Employee Stock Plan at any time and from time to time may amend or revise the terms of the Employee Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of the stock exchange on which the Company’s shares are listed. The consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an Adjustment Event, except to the extent the terms of an award agreement expressly refer to an Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Certain Awards under the Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of certain awards that are permitted under the Employee Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options

A participant will not be subject to tax upon the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the participant’s alternative minimum taxable income. Whether the participant is subject to the alternative minimum tax will depend on his or her particular circumstances. The participant’s basis in the shares received will be equal to the exercise price paid, and the holding period in such shares will begin on the day following the date of exercise. If a participant disposes of the shares on or after (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and his or her basis in the shares.

Nonstatutory Stock Options

For the grant of an option that is not intended to be (or does not qualify as) an ISO, a participant will not be subject to tax upon the grant of such an option (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to a participant as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. A participant’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and a participant’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock

A participant will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the Employee Stock Plan unless the participant makes the election referred to below. Upon lapse of the restrictions, a participant will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount the participant may have paid for the shares), and such income will be subject to income tax withholding and employment taxes. A participant’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and a participant’s holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in a participant’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

If permitted by the applicable award agreement, a participant may elect, within thirty days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares awarded (less any amount a participant may have paid for the shares), determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If a participant makes this election, the participant’s holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the participant upon the lapse of the restrictions. However, if the participant forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the participant (even though the participant previously recognized income with respect to such forfeited shares).

In the taxable year in which a participant recognizes ordinary income on account of shares awarded to the participant, the Company generally will be entitled to a deduction equal to the amount of income recognized by the participant. In the event that the restricted shares are forfeited by a participant after having made the Section 83(b) election referred to above, the

Company generally will include in our income the amount of our original deduction.

Stock Appreciation Rights

A participant will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of shares receivable by the participant in respect of a stock appreciation right will be taxable to the participant as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. A participant’s basis in any shares received will be equal to the fair market value of such shares on the date of exercise, and a participant’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock Units

A participant will not be subject to tax upon the grant of a restricted stock unit. Upon vesting of a restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the shares and/or cash underlying a restricted stock unit, a participant will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the Distribution Date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution. A participant’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and a participant’s holding period in such shares will begin on the date of distribution. If any dividend equivalent amounts are paid to a participant, they will be includible in the participant’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a participant will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the participant’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.

New Plan Benefits

For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Vote Required for Approval

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — PROPOSAL TO APPROVE THE COMPANY’S 2023 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Prior to the Distribution, Sphere Entertainment, as the sole stockholder of the Company at that time, approved the Director Stock Plan. We are seeking stockholder approval of the Director Stock Plan at our first annual stockholders meeting as a public company. The proposed Director Stock Plan is the same as that included as Exhibit 10.5 to our 2023 Form 10-K.

The primary aspects of the Director Stock Plan are set forth below. The summary is qualified in its entirety by the Director Stock Plan as set forth in Annex C to this proxy statement.

Historic Burn Rate and Potential Dilution

We believe that the shares available for issuance under the Director Stock Plan will provide sufficient shares for our equity-based non-employee director compensation needs for approximately five years following the date the plan is approved by stockholders. Our non-employee director compensation results in a “burn rate” as indicated in the chart below:

Fiscal Year 2023

(a) Total shares underlying equity-based awards granted(1)	36,443

(b) Average diluted common shares outstanding	51,774,508

(c) Burn rate (a/b)(2)	0.07%

(1)	Reflects the gross number of shares underlying pro-rata awards made to non-employee directors in May 2023 to cover service from the Distribution Date to the 2023 annual meeting.

(2)	Not adjusted for forfeiture, withholdings and expirations, which would reduce the burn rate if taken into account.

As commonly calculated, the total potential dilution or “overhang” from the Director Stock Plan is 0.95%. The overhang is calculated as follows, in each case as of October 16, 2023: (x) the sum of (a) 526,152 shares remaining available under the Director Stock Plan and (b) 36,443 shares underlying outstanding director awards, divided by (y) 58,964,908, which includes Class A and Class B shares outstanding plus shares remaining available under the Director Stock Plan, the Employee Stock Plan and shares underlying outstanding employee and director awards (inclusive of unexercised employee stock options). There are no unvested awards outstanding under the Director Stock Plan. For additional information with respect to our outstanding awards, please see Note 14 to our financial statements included in our 2023 Form 10-K.

Overview

We believe that the Company’s ability to attract and retain capable persons as non-employee directors will be enhanced if it can provide its non-employee directors with equity-based awards and that the Company will benefit from encouraging a sense of proprietorship of such persons and thereby stimulate the active interest of such persons in the development and financial success of the Company. The Director Stock Plan provides for potential grants of non-qualified stock options, restricted stock units, restricted shares and other equity-based awards (collectively, “Director Awards”) to our non-employee directors. We currently have 11 non-employee directors.

The Director Stock Plan will terminate, and no more Director Awards will be granted, after April 20, 2033 (unless sooner terminated by our

Board or our Compensation Committee). The termination of the Director Stock Plan will not affect previously granted Director Awards.

Shares Subject to the Director Stock Plan; Other Limitations

The Director Stock Plan is administered by the Company’s Compensation Committee. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Director Awards under the Director Stock Plan may not exceed an aggregate of 750,000 shares, which may be either treasury shares or authorized and unissued shares. To the extent that (i) a Director Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under a Director Award are not issued because of payment or withholding obligations, then the Compensation Committee may also grant Director Awards with respect to such shares. Director Awards that are payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Director Awards may be made under the Director Stock Plan and shares relating to any other Director Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Director Awards may be made under the Director Stock Plan. Any shares underlying Director Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Director Awards under the Director Stock Plan. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to a Director Award would not appropriately protect the rights represented by the Director Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Director Award (including, without limitation, the number of shares covered by such outstanding Director Award, the type of property to which the Director Award is subject and the exercise price of such Director Award).

Director Awards

Under the Director Stock Plan, the Company may grant stock options to participants. As of June 30, 2023, the Company had 11 non-employee directors. The options will be exercisable at a price determined by the Compensation Committee on the date of the Director Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option is granted, and will otherwise be subject to such terms and conditions as specified by the Compensation Committee, provided that, unless determined otherwise by the Compensation Committee, such options will be fully vested and exercisable on the date of grant. Each option granted pursuant to the Director Stock Plan will terminate upon the earlier to occur of (i) the expiration of ten years following the date upon which the option is granted and (ii) a period fixed by the Compensation Committee in the award agreement; however, an award agreement may provide that in the event that a participant dies while an option is exercisable, the option will remain exercisable by the participant’s estate or beneficiary only until the first anniversary of the participant’s date of death and whether or not such first anniversary occurs prior to or following the expiration of the relevant period referred to above. Upon its exercise, an option may be settled, in the Compensation Committee’s discretion, for a cash amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the option. The Director

Stock Plan prohibits, in each case, without the approval of the Company’s stockholders (1) repricing options and stock appreciation rights (other than in connection with Adjustment Events), (2) repurchasing options or stock appreciation rights for cash when the exercise price equals or exceeds the fair market value of a share of the Company’s Class A Common Stock or (3) option or stock appreciation right automatic reload provisions.

The Company may also grant restricted stock units to participants. A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the Director Award agreement. Unless otherwise provided by the Compensation Committee, such restricted stock units will be fully vested on the date of grant and will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued. If a restricted stock unit is not fully vested at the date of grant, the dividend equivalent right will not apply until such restricted stock unit is vested.

The Compensation Committee may grant other equity-based or equity-related awards (including without limitation restricted shares, unrestricted shares and share appreciation awards) to non-employee directors subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Amendment; Termination

The Board or the Compensation Committee may discontinue the Director Stock Plan at any time and from time to time may amend or revise the terms of the Director Stock Plan or any Director Award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of the stock exchange on which the Company’s shares are listed. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of a Director Stock Plan Adjustment Event, except to the extent the terms of a Director Award agreement expressly refer to a Director Stock Plan Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Options and Restricted Stock Units Under the Director Stock Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and restricted stock units under the Director Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof, and the Company will be entitled to a corresponding deduction.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a restricted stock unit is granted under the Director Stock Plan or at the time that a restricted stock unit vests. Upon payment or settlement of a restricted stock unit award in Class A Common Stock or cash, the non-employee director will recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the fair market value of any Class A Common Stock or cash received.

New Plan Benefits

For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Vote Required for Approval

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

NEW PLAN BENEFITS TABLE

The amount of each participant’s future awards under the Employee Stock Plan (See “Proposal 3 — Approval of the Company’s 2023 Employee Stock Plan”) and the Director Stock Plan (See “Proposal 4 — Approval of the Company’s 2023 Stock Plan for Non-Employee Directors”) will be determined based on the discretion of the

Compensation Committee and therefore is not determinable at this time. The following table sets forth awards that were received by the persons and groups named below for the year ended June 30, 2023 under such plan (including awards issued in respect of 2023 SPHR equity awards).

Name and Principal Position	Employee Stock Plan Dollar Value ($)(1)	Employee Stock Plan Number of Units at Target (#)(1)	Director Stock Plan Dollar Value ($)(2)	Director Stock Plan Number of Units (#)(2)

James L. Dolan Executive Chairman and Chief Executive Officer	$6,007,772	197,500	—	—

David F. Byrnes Executive Vice President and Chief Financial Officer	$851,126	27,980	—	—

Jamal H. Haughton Executive Vice President, General Counsel and Secretary	$650,847	21,396	—	—

Philip G. D’Ambrosio Executive Vice President and Treasurer	$555,228	18,014	—	—

Courtney M. Zeppetella Senior Vice President, Controller and Chief Accounting Officer	$250,349	8,230	—	—

All Executive Officers	$8,315,323	273,120	—	—

All Non-Employee Directors	—	—	$1,278,785	36,443

All Employees who are not Executive Officers	$25,741,551	839,225	—	—

(1)	See “Executive Compensation Tables — Summary Compensation Table” and “Executive Compensation Tables — Grants of Plan-Based Awards” for additional information.

(2)	See “Board and Governance Practices — Director Compensation — Director Compensation Table” for more information.

PROPOSAL 5 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking stockholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed under the “Compensation Discussion & Analysis” and “Executive Compensation Tables” sections of this proxy statement. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion & Analysis.” As described in the Compensation Discussion & Analysis, we believe that the Company’s executive compensation program effectively aligns the interests of our NEOs with those of our stockholders by tying a significant portion of compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executive officers critical to the Company’s long-term success. We are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the stockholders of Madison Square Garden Entertainment Corp. (“MSGE”) approve, on an advisory basis, the compensation of MSGE’s named executive officers, as disclosed pursuant to Item 402 of

Regulation S-K in MSGE’s Proxy Statement for the 2023 annual meeting under the headings ‘Compensation Discussion & Analysis’ and ‘Executive Compensation Tables’.”

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

Vote Required for Approval

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 6 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking a stockholder vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote on NEO executive compensation. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two or three years. Pursuant to Section 14A of the Exchange Act, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation.

After consideration of this proposal, our Board determined that an advisory vote on NEO compensation that occurs every three years is the most appropriate alternative for the Company and therefore recommends a vote for a triennial advisory vote. In reaching its recommendation, our Board considered that a triennial advisory vote would permit the pay for performance elements of our compensation programs to be judged over a period of time. Our Board believes that a well-structured compensation program should include policies and practices that emphasize the creation of stockholder value over the long-term and that the effectiveness of such plans cannot be best evaluated on an annual or biennial basis.

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of our all our stockholders and will consider the outcome of this vote when deciding upon the frequency of stockholder votes on executive compensation.

Vote Required for Approval

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that an advisory vote to approve the compensation of our named executive officers be held every “Three Years.”

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

James L. Dolan(1)	Executive Chairman and Chief Executive Officer
David F. Byrnes	Executive Vice President and Chief Financial Officer
Jamal H. Haughton	Executive Vice President, General Counsel and Secretary
Philip G. D’Ambrosio	Executive Vice President and Treasurer
Courtney M. Zeppetella	Senior Vice President, Controller and Chief Accounting Officer

(1)	The biography for James L. Dolan appears above under “Proposal 1 — Election of Directors.”

DAVID F. BYRNES, 53, has served as the Executive Vice President and Chief Financial Officer of the Company since February 2023. He previously served as the Executive Vice President and Chief Financial Officer of Sphere Entertainment from January 2022 to April 2023. Mr. Byrnes previously served as Executive Vice President, Corporate Finance of ViacomCBS (now known as Paramount Global), a media and entertainment company, from December 2019 to January 2022, where he was primarily responsible for the company’s budgeting, forecasting and long-range strategic planning processes and oversaw the corporate, technology and finance integration and transformation finance teams. From 2008 through the merger of CBS and Viacom in 2019, Mr. Byrnes held various financial leadership positions at CBS, including Senior Vice President, Controller and Chief Accounting Officer; Senior Vice President, Internal Audit; Senior Vice President, Finance, CBS Technology; Vice President, Finance at Simon & Schuster; and Vice President, Corporate Development. Prior to joining CBS, Mr. Byrnes held various financial leadership positions at Automatic Data Processing, including Divisional CFO and Vice President of Financial Reporting and Policy. Mr. Byrnes began his career in the audit practice at KPMG LLP (“KPMG”), a U.S. professional services firm providing audit, tax and advisory services, where he worked for eleven years.

JAMAL H. HAUGHTON, 48, has served as the Executive Vice President, General Counsel and Secretary of the Company since February 2023.

He previously served as Executive Vice President and General Counsel of Sphere Entertainment from December 2021 to April 2023. Prior to that, Mr. Haughton served as the Senior Vice President and General Counsel of Samsung Electronics America, Inc. (“Samsung”), a global leader in consumer electronics and technology, as Samsung’s chief legal officer for the U.S. from March 2016 to December 2021. As a member of Samsung’s executive management team, he was responsible for providing counsel to the Chief Executive Officer and other senior leadership on all legal matters affecting Samsung and its subsidiaries, including commercial transactions, regulatory matters, litigation, risk management and employment issues, among others. Prior to Samsung, Mr. Haughton served in various roles at Cablevision, including Senior Vice President, Associate General Counsel and Assistant Secretary from 2014 to 2016, Senior Vice President and Associate General Counsel from 2011 to 2013 and Vice President and Associate General Counsel from 2006 to 2010. At Cablevision, Mr. Haughton provided ongoing legal counsel to the Board of Directors and senior executive management on corporate governance, public company reporting, corporate finance and major strategic company-wide corporate transactions. Before serving at Cablevision, Mr. Haughton was a corporate associate at Cravath, Swaine & Moore LLP from 1999 to 2006, where he specialized in domestic and cross-border mergers and acquisitions, corporate finance and securities law matters.

PHILIP G. D’AMBROSIO, 56, has served as the Executive Vice President and Treasurer of the Company since April 2023, Senior Vice President and Treasurer from February to March 2023, and the Senior Vice President and Treasurer of Sphere Entertainment from 2019 to April 2023. He also served as Sphere Entertainment’s Secretary from March 2020 to December 2020 and as Interim Chief Financial Officer from March 2020 to April 2020. Prior to that, Mr. D’Ambrosio served as Senior Vice President, Treasurer, of MSG Sports from October 2018 to April 2020 and Senior Vice President, Tax and Treasury, of MSG Sports from 2016 through October 2018. Prior to joining MSG Sports, Mr. D’Ambrosio was Senior Vice President, Tax, of Cablevision from 2002 through 2016. Prior to that, Mr. D’Ambrosio was a partner at Ernst & Young. Mr. D’Ambrosio has served as a director of the Broadband Tax Institute since 2005 and the Bucknell University Parents Association since February 2019, and as a trustee of the Rye Historical Society since 2018.

COURTNEY M. ZEPPETELLA, 47, has served as the Senior Vice President, Controller and Chief Accounting Officer of the Company since February 2023. She previously served as Senior Vice President, Controller and Chief Accounting Officer of Sphere Entertainment from May 2022 to April 2023. Prior to joining Sphere Entertainment, Ms. Zeppetella served as Partner at KPMG from 2012 to April 2022. In that role, she was primarily responsible for the global coordination and execution of financial statement audits and audits of internal control over financial reporting for SEC registrants. She also led the resolution of highly technical, complex accounting and financial reporting issues and provided strategic input to senior executives, audit committees and board members with respect to regulatory updates, cybersecurity and risk management. Ms. Zeppetella has substantial experience with SEC rules, U.S. generally accepted accounting principles, and Sarbanes-Oxley 404 internal controls. Prior to her role as Audit Partner, Ms. Zeppetella served in numerous roles at KPMG.

TRANSACTIONS WITH RELATED PARTIES

RELATIONSHIP BETWEEN US, SPHERE ENTERTAINMENT, MSG SPORTS AND AMC NETWORKS

The Company, Sphere Entertainment, MSG Sports and AMC Networks are all under the control of members of the Charles F. Dolan family and certain related family entities. The Company, on the one hand, and Sphere Entertainment, MSG Sports or AMC Networks, on the other hand, are party to the agreements described in this section. Certain of the agreements summarized in this section are included as exhibits to our 2023 Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as filed. Additional information concerning the arrangements between us and each of Sphere Entertainment, MSG Sports and AMC Networks is set forth in Note 17 to our financial statements included in our 2023 Form 10-K.

Agreements with Sphere Entertainment in Connection with the Distribution

For purposes of governing the ongoing relationship between the Company and Sphere Entertainment and to provide for our orderly transition from a wholly-owned subsidiary of Sphere Entertainment to a separate, publicly traded company, we entered into several agreements with Sphere Entertainment.

Distribution Agreement

On March 29, 2023, we entered into a Distribution Agreement (the “Distribution Agreement”) with Sphere Entertainment as part of a series of transactions pursuant to which we acquired the subsidiaries, businesses and other assets of Sphere Entertainment that constitute our business.

Under the Distribution Agreement, Sphere Entertainment provides us with indemnities with respect to liabilities, damages, costs and expenses arising out of any of: (i) Sphere Entertainment’s businesses (other than our business); (ii) certain identified claims or proceedings; (iii) any breach by Sphere Entertainment of its obligations under the Distribution Agreement; (iv) any untrue statement or omission in the Registration Statement on Form 10 filed with the SEC (the “Registration Statement”) or in the related Information Statement (the “Information Statement”) relating to Sphere Entertainment and its subsidiaries (excluding the Company and our subsidiaries); and (v) indemnification obligations we may have to the NBA or NHL that result from acts or omissions of Sphere Entertainment. We provide Sphere Entertainment with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) our businesses; (ii) any breach by us of our obligations under the Distribution Agreement; (iii) any untrue statement or omission in the Registration Statement or Information Statement other than any such statement or omission relating to Sphere Entertainment and its subsidiaries (excluding the Company and our subsidiaries) and (iv) indemnification obligations Sphere Entertainment may have to the NBA or NHL that result from acts or omissions of the Company.

In the Distribution Agreement we released Sphere Entertainment from any claims we might have arising out of:

•	the management of the business and affairs of Sphere Entertainment’s Entertainment business segment (excluding Sphere) on or prior to the Distribution;

•	the terms of the Distribution, our amended and restated certificate of incorporation, our by-laws and the other agreements entered into in connection with the Distribution; and

•	any decisions that have been made, or actions taken, relating to Sphere Entertainment’s Entertainment business segment (excluding Sphere) or the Distribution.

Additionally, in the Distribution Agreement, Sphere Entertainment released us from any claims Sphere Entertainment might have arising out of:

•	the management of the businesses and affairs of Sphere Entertainment’s MSG Networks and Tao Group Hospitality business segments or related to the Sphere business on or prior to the Distribution;

•	the terms of the Distribution and the other agreements entered into in connection with the Distribution; and

•	any decisions that have been made, or actions taken, relating to the Distribution.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Transition Services Agreement

On March 29, 2023 we entered into a Transition Services Agreement with Sphere Entertainment (as may be amended from time to time, the “TSA”), with a term of two years, under which, in exchange for the fees specified in such agreement, the Company agreed to provide certain corporate and other services to Sphere Entertainment, including with respect to such areas as information technology, security, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. Sphere Entertainment similarly agreed to provide certain transition services to the Company. The Company and Sphere Entertainment, as parties providing services under the TSA, agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party receiving services under the agreement agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s receipt of services under the agreement if such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Tax Disaffiliation Agreement

On March 29, 2023, we entered into a Tax Disaffiliation Agreement (the “Tax Disaffiliation Agreement”) with Sphere Entertainment that governs Sphere Entertainment’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

The Company and our eligible subsidiaries previously joined with Sphere Entertainment in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, we generally do not join with Sphere Entertainment or any of its subsidiaries in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, Sphere Entertainment is generally responsible for all of our U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period ending on or before the Distribution Date. We are generally responsible for all taxes that are attributable to us or one of our subsidiaries after the Distribution Date.

For any tax year, we are generally responsible for filing all separate company tax returns that relate to us or one of our subsidiaries and that do not also include Sphere Entertainment or any of its subsidiaries. Sphere Entertainment is generally responsible for filing all separate company tax returns that relate to Sphere Entertainment or its subsidiaries (other than tax returns that will be filed by us), and for filing consolidated, combined or unitary returns that include (i) one or more of Sphere Entertainment and its subsidiaries and (ii) one or more of us and our subsidiaries. Where possible, we have waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution Date, however, if we cannot waive the right, we are entitled to receive the resulting refund or credit, net of any taxes incurred by Sphere Entertainment with respect to the refund or credit.

Generally, we have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which we are responsible for filing a return under the Tax Disaffiliation Agreement, and Sphere Entertainment has the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Sphere Entertainment is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party has the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Sphere Entertainment and the Company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Finally, the Tax Disaffiliation Agreement requires that neither we nor any of our subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Sphere Entertainment and to its stockholders under Section 355 of the Code, or would otherwise cause holders of SPHR stock that received our stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, we are restricted from engaging in certain activities that may jeopardize the tax-free treatment of the Distribution to Sphere Entertainment and its stockholders, unless we receive Sphere Entertainment’s consent or otherwise obtain a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Sphere Entertainment, that the activity will not alter the tax-free status of the Distribution to Sphere Entertainment and its stockholders. Such restricted activities include:

•	entering into any transaction pursuant to which 50% or more of our shares or assets would be acquired, whether by merger or otherwise, unless certain tests are met;

•	issuing equity securities, if any such issuances would, together with certain other transactions, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;

•	certain repurchases of shares of our Class A Common Stock;

•	ceasing to actively conduct our business;

•	amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;

•	liquidating or partially liquidating; and

•	taking any other action that prevents the Distribution and certain related transactions from being tax-free.

Moreover, we are required to indemnify Sphere Entertainment and its subsidiaries, managers, employees, directors and officers for any taxes resulting from our action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

On March 29, 2023, we entered into an employee matters agreement (the “Employee Matters Agreement”) with Sphere Entertainment that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters in connection with the Distribution. Following the Distribution Date, we and Sphere Entertainment generally each have responsibility for our respective employees and compensation plans; however, Sphere Entertainment may continue to be a participating company in certain of our employee benefit plans during a transition period.

Stockholder and Registration Rights Agreement

On March 29, 2023, we entered into a stockholder and registration rights agreement (the “Stockholder and Registration Rights Agreement”) with Sphere Entertainment that provided Sphere Entertainment with “demand” and “piggyback” registration rights with respect to the MSGE Class A Common Stock that Sphere Entertainment retained following the Distribution. In addition, Sphere Entertainment agreed to vote MSGE Class A Common Stock that it owned in proportion to the votes cast by the other holders of MSGE Class A Common Stock on such matter, to the extent such shares of MSGE Class A Common Stock were entitled to be voted on such matter. The shares of MSGE Class A Common Stock owned by Sphere Entertainment would have been present at all stockholder meetings for quorum purposes. Sphere Entertainment granted us an irrevocable proxy to implement these voting agreements.

On September 22, 2023, Sphere Entertainment completed a secondary offering of shares of MSGE Class A Common Stock and no longer owns any shares of MSGE Class A Common Stock.

Delayed Draw Term Loan Facility

On the Distribution Date, the Company’s wholly-owned subsidiary MSG Entertainment Holdings, LLC (“MSGEH”) entered into a delayed draw term loan facility (the “DDTL Facility”) with Sphere Entertainment. Pursuant to the DDTL Facility, MSGEH committed to lend up to $65 million in delayed draw term loans to the Sphere Entertainment on an unsecured basis, which was to expire on October 20, 2024.

On July 14, 2023, Sphere Entertainment borrowed $65 million from MSGEH under the DDTL Facility, which was repaid in full on August 9, 2023 using shares of our Class A Common Stock. Upon the full repayment of the DDTL Facility on August 9, 2023, the DDTL Facility and all obligations thereunder terminated.

Borrowings under the DDTL Facility bore interest at a variable rate equal to either, at the option of Sphere Entertainment, (a) a base rate plus an applicable margin, or (b) Term SOFR plus 0.10%, plus an applicable margin. The applicable margin was equal to the applicable margin under the Company’s credit agreement dated June 30, 2022 among MSG National Properties, LLC, the guarantors party thereto, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent, as amended, plus 1.00% per annum. Subject to customary borrowing conditions, the DDTL Facility could have be drawn in up to six separate borrowings of $5 million or more. The DDTL Facility was prepayable at any time without penalty and amounts repaid on the DDTL Facility could not be reborrowed. Sphere Entertainment had the option to make any payments of principal, interest or fees under the DDTL Facility either in cash or by delivering to us shares of our Class A Common Stock. If Sphere Entertainment elected to make any payment in the form of our Class A Common Stock, the amount of such payment would be calculated based on the dollar volume-weighted average trading price for our Class A Common Stock for the 20 trading days ending on the day on which Sphere Entertainment made such election. Sphere Entertainment was only permitted to use the proceeds of the DDTL Facility (i) for funding costs associated with the Sphere initiative and (ii) in connection with refinancing of the indebtedness under that certain amended and restated credit agreement, dated as of October 11, 2019, among MSGN Holdings, L.P., as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified, restated or supplemented from time to time.

The DDTL Facility contained certain representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on asset dispositions, restricted payments, and affiliate transactions.

Other Arrangements and Agreements with Sphere Entertainment

The Company has also entered into a number of commercial and other arrangements and agreements with Sphere Entertainment and its subsidiaries. These include arrangements for the provision of services, allocations with respect to sponsorship agreements and other matters, and certain trademark licensing arrangements. In addition, the Company and Sphere Entertainment are party to aircraft arrangements described below. See “—Aircraft Arrangements.”

Agreements with MSG Sports

Services Agreement

In connection with the Distribution, the Company assumed the existing services agreement between Sphere Entertainment and MSG Sports (the “MSG Sports Services Agreement”). Pursuant to the MSG Sports Services Agreement, the Company provides certain corporate and other services to MSG Sports, including with respect to such areas as information technology, security, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting and internal audit functions as well as certain marketing functions. MSG Sports similarly provides certain services to the Company, including certain legal and communications functions, ticket services and certain operational and marketing services. During the Post-Distribution Period, the Company recorded approximately $7.8 million of revenue from MSG Sports pursuant to the MSG Sports Services Agreement (inclusive of certain amounts received for the provision of executive support costs discussed below under “—Other Arrangements and Agreements with Sphere Entertainment, MSG Sports and/or AMC Networks”).

The Company and MSG Sports, as parties providing services under the MSG Sports Services Agreement, indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party receiving services under the agreement indemnifies the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s receipt of services under the agreement if such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Arena License Agreements

On April 15, 2020, a subsidiary of Sphere Entertainment (which is now a subsidiary of the Company) entered into Arena License Agreements with subsidiaries of MSG Sports that require the Knicks and the Rangers to play their home games at The Garden. Under the Arena License Agreements, which each have a term of 35 years, the Knicks and the Rangers pay an annual license fee in connection with their respective use of The Garden. For each, the Arena License Agreement provides that the license fee for the first full contract year ended June 30, 2021 was to be approximately $22.5 million for the Knicks and approximately $16.7 million for the Rangers, and then for each subsequent year, the license fees will be 103% of the license fees for the immediately preceding contract year. The teams are not required to pay the license fee during a period in which The Garden is unavailable for use due to a force majeure event (including when events at The Garden were suspended by government mandate as a result of the COVID-19 pandemic). If, due to a force majeure event, capacity at The Garden is limited to 1,000 or fewer attendees, the teams may schedule and play home games at The Garden with applicable rent payable to the Company under the Arena License Agreements reduced by 80%. If, due to a force majeure event, capacity at The Garden is limited to less than full capacity but over 1,000 attendees, the parties will agree on an appropriate reduction to the rent payments.

During the Post-Distribution Period, the Company recognized no license fee revenue under the Arena License Agreements from MSG Sports because license fee revenue under the Arena License Agreements was recognized over the course of the regular season.

The Arena License Agreements set forth the terms of the teams’ use of The Garden, including arrangements for the provision of amenities, game day and other services. While the Company will provide game day services for the Knicks and the Rangers, most of the associated costs will be borne by the teams. Pursuant to the Arena License Agreements, the Company, at its sole cost and expense, is responsible for the maintenance, equipment and other functions needed to operate, repair and maintain The Garden. The Company does not own or control the teams’ broadcast and telecast rights and therefore is not entitled to revenues in connection with their broadcast rights.

Pursuant to the Arena License Agreements, the Company operates and manages food and beverage services during all Knicks and Rangers events, for which the Company shares 50% of net profits with the applicable team. During the Post-Distribution Period, the Company’s revenue sharing expense for food and beverage services was approximately $1.1 million for MSG Sports.

Pursuant to the Arena License Agreements, the Company also has the right and obligation to operate and manage team merchandise sales at The Garden. The Company retains a 30% portion of revenues from team merchandise sold in The Garden. The Company maintains the exclusive right to control the operation and sale of non-team merchandise. During the Post-Distribution Period, the Company recorded revenue of approximately $1.6 million from team merchandise sales at The Garden.

Pursuant to the Arena License Agreements, the Company has the exclusive right to license and manage suites and club memberships at The Garden, including for use during team games, subject to certain exceptions, and shares a portion of the revenues from such licenses and club memberships with MSG Sports. MSG Sports is entitled to 67.5% of revenues (net of any contracted catering credits), for suites or club memberships sold for all or substantially all events at The Garden, including team home games. MSG Sports receives all revenues from the sale of suites licensed for team-only packages or individual team games, subject to a 20-25% commission to the Company. For any customizable suite package, revenues are divided between the Company and MSG Sports on a proportional basis, with MSG Sports receiving all revenues attributable to the team events included in the package, less a 20-25% commission to the Company. During the Post-Distribution Period, the Company recorded approximately $6.8 million of revenue sharing expense from licensing suite and club memberships.

Pursuant to the Arena License Agreements, the Company retains 52.5% of revenue from the sale of certain arena shared sponsorship assets, such as fixed signage or entitlements at The Garden. The Company is not entitled to any revenue from certain team sponsorship assets, such as courtside or rinkside advertising and other team or event-specific sponsorship assets. The Company is also entitled to 67.5% of the revenue from the sale of any arena naming rights. During the Post-Distribution Period, the Company recorded approximately $1.6 million of revenue sharing expense from arena shared sponsorship assets.

Pursuant to the Arena License Agreements, the Company does not have the right to sell or retain revenues from ticket sales or resales to team events. The Arena License Agreements set forth the Company’s responsibilities with respect to box office services, ticket printing and the teams’ respective responsibilities to comply with the Company’s ticket agent agreements.

The Arena License Agreements provide that the teams are responsible for 100% of any real property or similar taxes applicable to The Garden. If the tax exemption is repealed or the teams are otherwise subject to property tax through no fault of the teams, the revenue opportunity that the Company may generate from team events will be reduced on a percentage basis as set forth in the Arena License Agreements.

The Arena License Agreements provide for the Company to prepare an annual budget, in consultation with the teams, subject to certain team consent rights.

NBA consent is required to amend the Knicks’ Arena License Agreement.

Sponsorship Sales and Service Representation Agreements

On April 15, 2020, Sphere Entertainment entered into sponsorship sales and service representation agreements with the Knicks and the Rangers, which have terms of more than 10 years (subject to an early termination right exercisable by May 31, 2025 and effective June 30, 2025). In connection with the Distribution, Sphere Entertainment assigned these agreements to the Company. Under these agreements, the Company is the exclusive sales and service representative for all sponsorship benefits available for sale in connection with the Knicks and the Rangers, as well as the Knicks’ development team, the Westchester Knicks, and Knicks Gaming, the official NBA 2K esports franchise of the Knicks, subject to certain exceptions (e.g., regarding television and radio rights licensed to MSG Networks pursuant to separate media rights agreements). The Company receives a commission from MSG Sports, subject to certain exceptions set forth in the agreements. Commissions are generally set at 12.5% of gross revenue, and may be increased to 17.5% of gross revenue for sales above the annual target revenue for the year. Commissions may also be reduced to account for fulfilment costs associated with a particular sponsorship asset. During the Post-Distribution Period, the Company recorded commission revenue of approximately $9.8 million from MSG Sports.

The Company also receives annual sales operation fixed payments from MSG Sports associated with providing sponsorship sales services. For each subsequent year, the payment will be 103% of the payment for the immediately preceding contract year. During the Post-Distribution Period, the Company recorded revenue of approximately $1.7 million from MSG Sports.

These agreements are subject to certain termination rights, including the right of each of the Company and MSG Sports to terminate if the Company and MSG Sports are no longer affiliates, and MSG Sports’ right to terminate if certain sales thresholds are not met (unless the Company pays MSG Sports the shortfall). NBA consent is required to amend the Knicks’ sponsorship sales and service representation agreement.

Team Sponsorship Allocation Agreement

The Company (and Sphere Entertainment prior to the Distribution) and MSG Sports each routinely enter into sponsorship agreements with third-parties that include the assets of both companies with either the Company or MSG Sports serving as the contracting party with the third-party sponsor. On April 15, 2020, Sphere Entertainment entered into a team sponsorship allocation agreement with MSG Sports, which was assigned by Sphere Entertainment to the Company in connection with the Distribution. Pursuant to the team sponsorship allocation agreement, the Company and MSG Sports distribute payments received under the third-party sponsorship agreements to each other generally in accordance with the relative value of the assets provided by each company under the respective third-party agreement. The Company and MSG Sports have also agreed to use commercially reasonable efforts to continue to receive the payments by the third-party sponsors, and have agreed that neither party would take any action that would cause the other one to be in breach under the third-party agreements (to the extent they had knowledge or reason to have knowledge of such agreement), as well as to consult with each other in the event of a breach by a third-party sponsor.

Group Ticket Sales and Service Representation Agreement

On April 15, 2020, Sphere Entertainment entered into a group ticket sales and service representation agreement with MSG Sports, which was assigned to the Company in connection with the Distribution, with an initial term lasting until June 30, 2024 and automatically renewing annually thereafter, pursuant to which MSG Sports is the Company’s sales and service representative to sell group tickets and ticket packages. The Company pays MSG Sports a 7.5% commission on gross revenue derived from group ticket sales placed on behalf of the Company by MSG Sports and the Company reimburses MSG Sports for a share of certain of its costs, which is determined by mutual good faith agreement of the parties and revisited each month to cover costs such as sales and service staff and overhead allocated to commission sales. During the Post-Distribution Period, the Company recorded expenses, within operating expenses, of approximately $654,214 related to the group ticket sales and service representation agreement. In connection with the Distribution, this agreement was assigned from Sphere Entertainment to the Company.

Other Arrangements and Agreements with MSG Sports

MSG Sports has made market rate interest-bearing advances to the Company in connection with the construction of new premium hospitality suites at The Garden. The advances will be repaid (including interest) through cash receipts from the licenses for each new suite. As of June 30, 2023, MSG Sports had advanced approximately $303,985 to the Company in connection with the arrangement.

The Company also subleases approximately 47,000 square feet of office space at Two Pennsylvania Plaza in New York City to MSG Sports. During the Post-Distribution Period, the Company recorded approximately $475,418 of sublease revenue from MSG Sports.

Other Arrangements and Agreements with Sphere Entertainment, MSG Sports and/or AMC Networks

The Company shares certain executive support costs, including office space, executive assistants, security and transportation costs, for the Company’s Executive Chairman and Chief Executive Officer with Sphere Entertainment and MSG Sports and for Gregg G. Seibert, the Company’s Vice Chairman, with Sphere Entertainment, MSG Sports and AMC Networks. The Company’s portion of such executive support expenses for the Post-Distribution Period was approximately $161,956.

The Company has also entered into a number of commercial and other arrangements and agreements with Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and AMC Networks and its subsidiaries, none of which are material to the Company. For the Post-Distribution Period, these included, but were not limited to, arrangements for the use of equipment, lease and use of offices and other premises, provision of transport services and vendor services, access to technology, certain licensing agreements, sponsorship agreements, certain trademark licensing arrangements and lease of suites and sponsorship assets of the Company.

In addition, the Company and each of Sphere Entertainment, MSG Sports and AMC Networks are party to aircraft arrangements described below. See “— Aircraft Arrangements.”

AIRCRAFT ARRANGEMENTS

A subsidiary of the Company is a party to various arrangements with subsidiaries of each of Sphere Entertainment, MSG Sports and AMC Networks, pursuant to which they each have the right to lease on a “time-sharing” basis certain aircraft to which the Company has access or are otherwise required to reimburse the Company for use of the aircraft in connection with use by Sphere Entertainment and MSG Sports executives. When leasing such aircraft under this arrangement, the lessee is required to pay us specified expenses for each flight it elects to utilize, but not exceeding the maximum amount payable under Federal Aviation Administration (“FAA”) rules. Sphere Entertainment, MSG Sports and AMC Networks paid the Company $469,152, $100,466 and $90,846, respectively for use of such aircraft for the Post-Distribution Period. In calculating the amounts payable under the arrangements, the parties allocated, in good faith, the treatment of any flight that is for the benefit of both companies.

Additionally, the Company agreed on an allocation of the costs of (i) personal helicopter use (including for commuting) with Sphere Entertainment, MSG Sports and AMC Networks and (ii) personal aircraft use with Sphere Entertainment and MSG Sports, in each case, for certain shared executives. The Company’s portion of such expenses for the Post-Distribution Period was $113,690. See “Compensation Discussion & Analysis—Perquisites—Aircraft Arrangements.”

A subsidiary of the Company is a party to agreements with Charles F. Dolan, a director of the Company and the father of James L. Dolan, pursuant to which Mr. Charles F. Dolan has the right to lease on a “time-sharing” basis certain Company aircraft. Mr. Dolan is required to pay us specified expenses for each flight he elects to utilize, but not exceeding the maximum amount payable under FAA rules. Pursuant to this arrangement, Mr. Dolan paid the Company $13,248 for use of the Company’s aircraft for the Post-Distribution Period. In addition, a subsidiary of the Company is party to an agreement with Sterling 2K, LLC (“S2K”), a company controlled by Deborah Dolan-Sweeney, the daughter of Charles F. Dolan and the sister of James L. Dolan, pursuant to which the Company has the right to lease on a non-exclusive basis S2K’s Gulfstream Aerospace GV-SP (G550) aircraft (the “DFO G550”). We are required to pay S2K rent at an hourly rate and specified expenses (which mirror the types of expenses we charge S2K for use of our aircraft) for each flight we elect to utilize. The agreement includes a “true-up” mechanism such that, to the extent the Company’s annual usage of the DFO G550 exceeds Mr. Charles F. Dolan’s annual usage of the Company’s aircraft, the Company will pay an additional hourly rate with respect to excess hours intended to cover additional costs. Pursuant to this arrangement, the Company paid S2K $89,174 for use of the DFO G550 for the Post-Distribution Period, inclusive of accrued true-up payments required under the agreement. In addition, the agreement provides for equitable adjustments in the event that discrepancies in hours of usage or other factors cause the arrangement to be economically unfair to either party.

A subsidiary of the Company and Brighid Air, LLC (“Brighid”), a company controlled by Patrick F. Dolan, are parties to agreements, pursuant to which the Company has a right to lease on a non-exclusive basis (the “dry-lease”) and on a “time-sharing basis” (the “time-share”) Brighid’s Bombardier BD100-1A10 Challenger 350 aircraft (the “Challenger”). The Company is required to pay Brighid specified expenses of each flight it elects to utilize, but not exceeding the maximum amount payable under FAA rules. The Company paid Brighid $92,479 under the dry-lease agreement and made no payments under the time-

share agreement for use of the Challenger for the Post-Distribution Period. In connection with the agreement for the Company’s use of the Challenger, a subsidiary of the Company and Dolan Family Office, LLC (“DFO”), an entity controlled by Charles F. Dolan, are parties to a Flight Crew Services Agreement, pursuant to which the Company may utilize pilots employed by DFO for purposes of flying the Challenger when the Company is leasing the Challenger under its agreement with Brighid. The Company is required to pay DFO an hourly rate for the use of such pilots, as well as reimburse certain expenses of the pilots. Pursuant to this arrangement, the Company made no payments to DFO for use of DFO pilots for the Post-Distribution Period.

A subsidiary of the Company is party to various Aircraft Support Services Agreements (as such agreements may be amended from time to time, the “Aircraft Services Agreements”) pursuant to which the Company provides aircraft support services to (i) Charles F. Dolan and certain of his other children (specifically, James L. Dolan, Executive Chairman and Chief Executive Officer of the Company, Deborah Dolan-Sweeney, Patrick F. Dolan, Marianne Dolan Weber, a director of the Company, and Kathleen Dolan) and (ii) an entity controlled by Patrick Dolan, the son of Charles F. Dolan and brother of James L. Dolan. Pursuant to the Services Agreements, the Company provides certain aircraft support services in exchange for a monthly agency fee. These services include providing pilots, crew and maintenance personnel, aircraft maintenance, FAA compliance, flight scheduling and dispatch services, negotiation/management of third-party contracts and other services necessary and appropriate for the support of aircraft. Pursuant to the Aircraft Services Agreements, each of the parties noted above paid the Company (i) $34,122 and (ii) $29,246, respectively, for the Post-Distribution Period.

DOLAN FAMILY ARRANGEMENTS

The Company charges the Knickerbocker Group LLC, an entity owned by James L. Dolan, the Executive Chairman and Chief Executive Officer, as well as a director, of the Company, for office space equal to the allocated cost of such space and certain technology services provided in connection with the use of such space. The amount paid by the Knickerbocker Group LLC for the Post-Distribution Period was $6,612. In addition, from time to time, certain other services of the Company may be made available to members of the Dolan family and to entities owned by them. It is the policy of the Company to receive reimbursement for the costs of these services. See “Stock Ownership Table” for a description of registration rights agreements among the Dolan family interests and the Company.

Kristin Dolan, the spouse of James L. Dolan, the Executive Chairman and Chief Executive Officer of the Company, is the founder and was the Chief

Executive Officer of 605, LLC (“605”), an audience measurement and data analytics company in the media and entertainment industries, until February 2023. James L. Dolan and Kristin Dolan owned 605 during the fiscal year ended June 30, 2023. In August 2022 a subsidiary of Sphere Entertainment entered into a three-year agreement with 605, valued at approximately $750,000, covering several customer analysis projects per year in connection with events held at our venues, which agreement was assigned to a subsidiary of the Company in connection with the Distribution. The Company purchased an aggregate of $125,000 in services from 605 during the Post-Distribution Period for data analytics services. The Company expects to engage 605 to provide additional data analytics services in the future.

In addition, the Company and certain Dolan family entities are party to aircraft arrangements described above. See “— Aircraft Arrangements.”

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST

Our Executive Chairman and Chief Executive Officer, James L. Dolan, also serves as the Executive Chairman and Chief Executive Officer of Sphere Entertainment and the Executive Chairman of MSG Sports. Nine of our director nominees (including James L. Dolan) also serve as directors of Sphere Entertainment. Nine of our director nominees (including James L. Dolan) also serve as directors of MSG Sports. Five of our director nominees (including James L. Dolan) also serve as directors of AMC Networks, and Charles F. Dolan serves as Chairman Emeritus of AMC Networks concurrently with his service on our Board. Gregg G. Seibert, the Company’s Vice Chairman, also serves as Vice Chairman of Sphere Entertainment, MSG Sports and AMC Networks. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting the Company, on the one hand, and Sphere Entertainment, MSG Sports or AMC Networks, on the other hand. For example, there is the potential for a conflict of interest when we and Sphere Entertainment, MSG Sports and/or AMC Networks look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Sphere Entertainment, MSG Sports and/or AMC Networks and us. In addition, certain of our officers and directors own Sphere Entertainment, MSG Sports and/or AMC Networks stock, restricted stock units, performance stock units, stock options and/or performance stock options. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company, Sphere Entertainment, MSG Sports, or AMC Networks. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

Our Certificate of Incorporation acknowledges that the Company may have overlapping directors and officers with Sphere Entertainment, MSG Sports and AMC Networks and their respective subsidiaries and that the Company may engage in material business transactions with such entities. In our Certificate of Incorporation, the Company has renounced its rights to certain business opportunities and provided that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Sphere Entertainment, MSG Sports or AMC Networks or any of their respective subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The Certificate of Incorporation also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and Sphere Entertainment, MSG Sports and AMC Networks and/or any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

Prior to the Distribution, the members of the Dolan Family Group entered into an agreement (the “Standstill Agreement”) with the Company in which they agreed that during the 12-month period beginning on the Distribution Date, the Dolan Family Group must obtain the prior approval of a majority of the Company’s independent directors prior to acquiring common stock of the Company through a tender offer that results in members of the Dolan Family Group owning more than 50% of the total number of outstanding shares of common stock of the Company. For purposes of this agreement, the term “independent directors” means the directors of the Company who have been determined by our Board to be independent directors for purposes of the NYSE corporate governance standards.

RELATED PARTY TRANSACTION APPROVAL POLICY

The Company has adopted a written policy whereby an Independent Committee of our Board reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds the dollar threshold set forth in Item 404 (currently $120,000). To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on the Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.

In addition, our Board has adopted an approval policy for transactions with Sphere Entertainment, MSG Sports and AMC Networks and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, the Independent Committee oversees approval of all transactions and arrangements between the

Company and its subsidiaries, on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and/or AMC Networks and its subsidiaries, on the other hand, in which the amount exceeds a $1,000,000 threshold. In addition, an Independent Committee receives a quarterly update from the Company’s Internal Audit Department of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Sports and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of the intercompany arrangements under the policy but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1,000,000, as well as the handling and resolution of any disputes involving amounts in excess of $1,000,000. Our executive officers and directors who are also senior executives or directors of Sphere Entertainment, MSG Sports and/or AMC Networks may participate in the negotiation, execution, amendment, modification, or termination of intercompany arrangements subject to the policy, as well as in any resolution of disputes thereunder, on behalf of any or all of the Company, Sphere Entertainment, MSG Sports and/or AMC Networks, as applicable, in each case under the direction or ultimate approval of an Independent Committee or the comparable committee of the board of directors of the Company, Sphere Entertainment, MSG Sports and/or AMC Networks, as applicable.

Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the Company’s independent directors and by a majority of the directors elected by our Class B Common

Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of the NYSE corporate governance standards.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10% of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the

Company to identify anyone who failed to file a required report or filed a late report during the fiscal year ended June 30, 2023. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The table sets forth, to the best of the Company’s knowledge and belief, certain information as of October 16, 2023 with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person that beneficially holds more than 5% of any class of the outstanding shares of the Company based on the Company’s review of SEC filings, (ii) each director or director nominee of the Company and (iii) each NEO of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group (3) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	2,023,292 6,866,754	4.8% 100%	64.0%
Charles F. Dolan (3)(4)(6)(14)(16)(22) – (26) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	298,958 3,863,285	* 56.3%	35.5%
James L. Dolan (3)(5)(7)(10)(13)(17) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock Class B Common Stock	1,086,173 1,140,792	2.6% 16.6%	11.3%
Thomas C. Dolan (3)(6)(8)(13)(15)(18) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	389,864 468,423	* 6.8%	4.6%
Brian G. Sweeney (3)(6)(9)(12)(13)(14)(20) 20 Audrey Avenue, 1st Floor Oyster Bay, NY 11771	Class A Common Stock Class B Common Stock	128,527 806,076	* 11.7%	7.5%
Paul J. Dolan (3)(6)(10)(17)(21) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	129,885 1,380,548	* 20.1%	12.7%
Marianne Dolan Weber (3)(6)(11)(13)(15)(19) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	93,255 450,152	* 6.6%	4.2%
Charles P. Dolan (6)	Class A Common Stock Class B Common Stock	19,971 —	* —	*
Ryan T. Dolan (5)(6)	Class A Common Stock Class B Common Stock	1,661 —	* —	*
Quentin F. Dolan (6)	Class A Common Stock Class B Common Stock	13,546 —	* —	*
Martin Bandier (6)	Class A Common Stock Class B Common Stock	9,869 —	* —	*
Donna M. Coleman (6)	Class A Common Stock Class B Common Stock	12,307 —	* —	*
Frederic V. Salerno (6)	Class A Common Stock Class B Common Stock	12,348 —	* —	*
David F. Byrnes (5)	Class A Common Stock Class B Common Stock	4,704 —	* —	*
Jamal H. Haughton (5)	Class A Common Stock Class B Common Stock	4,368 —	* —	*

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Philip G. D’Ambrosio (5)	Class A Common Stock Class B Common Stock	17,963 —	* —	*
Courtney M. Zeppetella (5)	Class A Common Stock Class B Common Stock	877 —	* —	*
All current executive officers and directors as a group (3) – (11)	Class A Common Stock Class B Common Stock	2,129,627 6,851,436	5.1% 99.8%	64.0%
Deborah A. Dolan-Sweeney (3)(6)(9)(12)(13)(14)(20) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	128,527 806,076	* 11.7%	7.5%
Kathleen M. Dolan (3)(10)(13)(17) – (21) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	189,694 2,778,833	* 40.5%	25.5%
Mary S. Dolan (3)(14)(20)(22) – (26) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	71,948 3,985,993	* 58.0%	36.4%
Matthew J. Dolan (3)(15)(18)(19) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	46,357 918,575	* 13.4%	8.4%
Corby Dolan Leinauer (3)(16)(22) – (26) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	41,392 3,521,601	* 51.3%	32.1%
Charles F. Dolan Children Trust FBO James L. Dolan (3)(7)(10)(13)(17) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock Class B Common Stock	44,342 916,156	* 13.3%	8.4%
Charles F. Dolan Children Trust FBO Thomas C. Dolan (3)(8)(13)(15)(18) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	20,156 468,423	* 6.8%	4.3%
Charles F. Dolan Children Trust FBO Marianne Dolan Weber (3)(11)(13)(15)(19) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	24,187 450,152	* 6.6%	4.1%
Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney (3)(9)(12)(13)(14)(20) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	24,187 464,392	* 6.8%	4.3%
Charles F. Dolan Children Trust FBO Kathleen M. Dolan (3)(10)(13)(21) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	24,187 464,392	* 6.8%	4.3%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan 2009 Family Trust FBO James L. Dolan (3)(4)(14)(16)(22) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock Class B Common Stock	6,718 1,046,565	* 15.2%	9.5%
Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan (3)(4)(14)(16)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	6,718* 652,490	9.5%	6.0%
Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber (3)(4)(14)(16)(24) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	6,718 646,426	* 9.4%	5.9%
Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (3)(4)(14)(16)(25) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	6,718 561,530	* 8.2%	5.1%
Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan (3)(4)(14)(16)(26) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	6,718 614,590	* 9.0%	5.6%
Ariel Investments, LLC (27) 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	Class A Common Stock Class B Common Stock	6,620,409 —	16.1% —	6.0%
The Vanguard Group (28) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock Class B Common Stock	2,514,028 —	6.1% —	2.3%
Point72 Entities (29) 72 Cummings Point Road Stamford, CT 06902	Class A Common Stock Class B Common Stock	2,303,613 —	5.6% —	2.1%

*	Less than 1%.

(1)

Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A common stock is exclusive of the shares of Class A common stock that are issuable upon conversion of shares of Class B common stock. Share ownership reflects rounding for share-based compensation in the aggregate, not by specific tranche or award.

(2)

Shares of Class B common stock are convertible into shares of Class A common stock at the option of the holder on a share for share basis. The holder of one share of Class A common stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B common stock has ten votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A common stock have the right to elect 25% of our Board rounded up to the nearest whole director and the holders of Class B common stock have the right to elect the remaining members of our Board.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as co-trustee of the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 Trust”) and the Helen A. Dolan 2009 Revocable Trust (the “HAD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Kathleen M. Dolan, individually and as co-trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts” and individually, a “Dolan Children Trust”) and as sole trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney; the CFD 2009 Trust; the HAD 2009 Trust; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Ryan Dolan 1989 Trust; and the Tara Dolan 1989 Trust. Individuals who are not Group Members but are trustees of trusts that are Group Members include Brian G. Sweeney, as co-trustee of the CFD 2009 Trust and the HAD 2009 Trust; Corby Dolan Leinauer, as co-trustee of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”); Paul J. Dolan, as co-trustee of the Dolan Children Trust FBO Kathleen M. Dolan and the Dolan Children Trust FBO James L. Dolan; Matthew J. Dolan, as co-trustee of the Dolan Children Trust FBO Marianne Dolan Weber and the Dolan Children Trust FBO Thomas C. Dolan; and Mary S. Dolan, as co-trustee of the Dolan Children Trust FBO Deborah Dolan-Sweeney and each of the 2009 Family Trusts. The Group Members may be deemed to beneficially own an aggregate of (i) 2,023,292 shares of Class A common stock and (ii) 6,866,754 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 6,866,754 shares of Class B common stock (representing all outstanding Class B common stock) and the equal number of shares of Class A common stock issuable upon conversion thereof by reason of the terms of an agreement among the group members. Individuals who are not Group Members but are trustees of trusts that are Group Members may be deemed to beneficially own 78,572 shares of Class A common stock that are not beneficially owned by Group Members.

(4)

Charles F. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 17,773 shares of Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 281,185 shares of Class A common stock (including 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, 197,288 shares of Class A common stock owned of record by the Dolan Family Foundation and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts) and an aggregate of 3,863,285 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which he serves as co-trustee and of which he is the sole beneficiary, and an aggregate of 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts). This includes an aggregate of 33,590 shares of Class A common stock and 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. He disclaims beneficial ownership of an aggregate of 230,878 shares of Class A common stock (including 197,288 shares of Class A common stock owned of record by the Dolan Family Foundation and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts) and an aggregate of 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts and the equal number of shares of Class A common stock issuable upon conversion thereof.

(5)

Does not include unvested restricted stock units granted under the Employee Stock Plan or the target amount of unvested performance stock units granted under the Employee Stock Plan. The excluded number of restricted stock units for the following individuals are: Messrs. James L. Dolan, 187,480 units; David F. Byrnes, 38,263 units; Jamal H. Haughton, 30,047 units; Philip G. D’Ambrosio, 27,119 units; Ryan T. Dolan, 476 units; and Ms. Courtney Zeppetella, 10,528 units. The excluded number of target performance stock units for the following individuals are: Messrs. James L. Dolan, 276,886 units; David F. Byrnes, 47,869 units; Jamal H. Haughton, 38,968 units; Philip G. D’Ambrosio, 34,987 units; Ryan T. Dolan, 932 units; and Ms. Courtney Zeppetella, 11,899 units.

(6)

Does not include restricted stock units granted under the Director Stock Plan. The excluded number of restricted stock units for each of the following individuals is: Messrs. Martin N. Bandier, 3,313 units; Charles F. Dolan, 3,313 units; Charles P. Dolan, 3,313 units; Paul J. Dolan, 3,313 units; Ryan T. Dolan, 3,313 units; Thomas C. Dolan, 3,313 units; Quentin F. Dolan, 3,313 units; Frederic V. Salerno, 3,313 units; and Brian G. Sweeney, 3,313 units; and Mses. Donna M. Coleman, 3,313 units; and Marianne Dolan Weber, 3,313 units. See “Executive Compensation — Treatment of Outstanding Awards” for further information.

(7)

James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 1,014,880 shares of Class A common stock (including 383,895 shares of Class A common stock owned of record personally, options owned of record personally to purchase 630,239 shares of Class A common stock that are exercisable within 60 days of the Reference Date and 746 shares of Class A common stock held as custodian for one or more minor children) and 224,636 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 71,293 shares of Class A common stock (including 631 shares of Class A common stock owned jointly with his spouse, 26,320 shares of Class A common stock owned of record personally by his spouse and 44,342 shares of Class A common stock owned of record by the Dolan Children Trust for his benefit) and 916,156 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of an aggregate of 71,408 shares of Class A common stock (including 746 shares of Class A common stock held as custodian for one or more minor children, 26,320 shares of Class A common Stock owned of record personally by his spouse and 44,342 shares of Class A common stock owned of record by the Dolan Children Trust for his benefit) and 916,156 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.

(8)

Thomas C. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 369,708 shares of Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 20,156 shares of Class A common stock and 468,423 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 20,156 shares of Class A common stock and 468,423 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.

(9)

Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 40,200 shares of Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of

88,327 shares of Class A common stock (including 10,419 shares of Class A common stock owned personally by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 3,414 shares of Class A common stock held in trusts for his children, for which he serves as trustee, 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 24,187 shares of Class A common stock owned by the Dolan Children Trust for the benefit of his spouse) and an aggregate of 806,076 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock owned of record by the Dolan Children Trust for the benefit of his spouse, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which he serves as co-trustee). He disclaims beneficial ownership of an aggregate of 88,327 shares of Class A common stock, (including 10,419 shares of Class A common stock owned personally by his spouse, 3,414 shares of Class A common stock held in trusts for his children, for which he serves as trustee, 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 24,187 shares of Class A common stock owned by the Dolan Children Trust for the benefit of his spouse) and an aggregate of 806,076 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock owned of record by the Dolan Children Trust for the benefit of his spouse, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which he serves as co-trustee).

(10)

Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 61,356 shares of Class A common stock (including 15,147 shares of Class A common stock owned of record personally and 46,209 shares of Class A common stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 68,529 shares of Class A common stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 1,380,548 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of an aggregate of 114,738 shares of Class A common stock (including 46,209 shares of Class A common stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee, an aggregate of 68,529 shares of Class A common stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee) and an aggregate of 1,380,548 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee.

(11)

Marianne Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 19,747 shares of Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 73,508 shares of Class A common stock (including 49,321 shares of Class A common stock owned of record by the Heartfelt Wings Foundation Inc. and 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for her benefit) and 450,152 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of an aggregate of 73,508 shares of Class A common stock (including 49,321 shares of Class A common stock owned of record by the Heartfelt Wings Foundation Inc. and 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for her benefit) and 450,152 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit.

(12)

Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 10,419 shares of Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 118,108 shares of Class A common stock (including 40,200 shares of Class A common stock owned of record personally by her spouse, 3,414 shares of Class A common stock held by trusts for her children, for which her spouse serves as trustee, 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for her benefit) and an aggregate of 806,076 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock owned of record by the Dolan Children Trust for her benefit, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which her spouse serves as co-trustee). She disclaims beneficial ownership of an aggregate of 118,108 shares of Class A common stock (including 40,200 shares of Class A common stock owned of record personally by her spouse, 3,414 shares of Class A common stock held by trusts for her children, for which her spouse serves as trustee, 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for her benefit) and an aggregate of 806,076 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 owned of record by the Dolan Children Trust for her benefit, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which her spouse serves as co-trustee).

(13)

Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 3,314 shares of Class A common stock (including 2,378 shares of Class A common stock owned of record personally and 936 shares of Class A common stock held as custodian for one or more minor children) and an aggregate of 15,318 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 7,659 shares of Class B common stock owned of record by the Ryan Dolan 1989 Trust, for which she serves as sole trustee, and 7,659 shares of Class B common stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 186,380 shares of Class A common stock (including 49,321 shares of Class A common stock owned of record by the Green Mountain Foundation Inc. and an aggregate of 137,059 shares of Class A common stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee) and an aggregate of 2,763,515 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts, for which she serves as co-trustee. She disclaims beneficial ownership of an aggregate of 187,316 shares of Class A common stock (including 936 shares of Class A common stock held as custodian for one or more minor children, 49,321 shares of Class A common stock owned of record by the Green Mountain Foundation Inc. and an aggregate of 137,059 shares of Class A common stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee) and an aggregate of 2,778,833 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 7,659 shares of Class B common stock owned of record by the Ryan Dolan 1989 Trust, for which she serves as sole trustee, and 7,659 shares of Class B common stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee, and 2,763,515 shares of Class B common stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee).

(14)

Mary S. Dolan may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 3,453 shares of Class A common stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 68,495 shares of Class A common stock (including 3,947 shares of Class A common stock owned jointly with her spouse, 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,692 shares of Class A common stock (including 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 5,079 shares of Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,985,993 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee). She disclaims beneficial ownership of an aggregate of 68,001 shares of Class A common stock (including 3,453 shares of Class A common stock held as custodian for one or more minor children, 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,692 shares of Class A common stock (including 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 5,079 shares of Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,985,993 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for the benefit of Deborah A. Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 3,521,601 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee).

(15)

Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 1,206 shares of Class A common stock (including 619 shares of Class A common stock owned of record personally and 587 shares of Class A common stock held as custodian for a minor child) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 45,151 shares of Class A common stock (including 480 shares of Class A common stock owned jointly with his spouse, 328 shares of Class A common stock held by his spouse as custodian for a minor child and an aggregate of 44,343 shares of Class A common stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 918,575 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of an aggregate of 45,258 shares of Class A common stock (including 587 shares of Class A common stock held as custodian for a minor child, 328 shares of Class A common stock held by his spouse as custodian for a minor child and an aggregate of 44,343 shares of Class A common stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 918,575 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee.

(16)

Corby Dolan Leinauer may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 192 shares of Class A common stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 41,200 shares of Class A common stock (including 154 shares of Class A common stock owned jointly with her spouse, 685 shares of Class A common stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,692 shares of Class A common stock (including 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 5,079 shares of Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,521,601 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee. She disclaims beneficial ownership of an aggregate of 41,238 shares of Class A common stock (including 192 shares of Class A common stock held as custodian for one or more minor children, 685 shares of Class A common stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,692 shares of Class A common stock (including 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 5,079 shares of Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,521,601 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee.

(17)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(18)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(19)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(20)	Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(21)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(22)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(23)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(24)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(25)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(26)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(27)

Based upon a Schedule 13G filed with the SEC on May 25, 2023, Ariel Investments, LLC (“Ariel”) beneficially owns 6,620,409 shares of Class A common stock. Ariel has sole voting power over 6,620,409 shares of Class A common stock and sole dispositive power over 6,620,409 shares of Class A common stock.

(28)

Based upon a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 9, 2023 with respect to Sphere Entertainment Co., The Vanguard Group, Inc. (“Vanguard”) beneficially owns 2,514,028 shares of Class A common stock. Vanguard has shared voting power over 17,682 shares of Class A common stock, sole dispositive power over 2,471,218 shares of Class A common stock and shared dispositive power over 42,810 shares of Class A common stock.

(30)

Based on a Schedule 13G filed with the SEC on October 10, 2023, Point72 Asset Management, L.P. (“Point72 HoldCo”), Point72 Capital Advisors, Inc. (“Point72 GP”) and Steven A. Cohen (together, the “Point72 Entities”) beneficially own an aggregate of 2,303,613 shares of Class A common stock. The 2,303,613 shares of Class A common stock beneficially owned by the Point72 Entities include (i) 1,803,613 shares of Class A common stock directly held by Point72 Associates L.L.C. (“Point72 Associates”) and (ii) 500,000 shares of Class A common stock issuable upon exercise of options held by Point72 Associates. Pursuant to an investment management agreement, each of Point72 HoldCo, Point72 GP and Steven A. Cohen have shared voting power over 2,303,613 shares of Class A common stock and shared dispositive power over 2,303,613 shares of Class A common stock (each total inclusive of the 500,000 shares of Class A common stock issuable upon exercise of the options).

As a result of their ownership of all of the shares of Class B Common Stock, certain members of the Dolan family, including certain trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), are able collectively to control stockholder decisions on matters on which holders of our Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Company’s Board. The members of the Dolan Family Group holding Class B Common Stock are parties to a Stockholders Agreement, which has the effect of causing the voting power of the holders of our Class B Common Stock to be cast as a block with respect to all matters to be voted on by holders of our Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan Family Group (representing all of the outstanding Class B Common Stock) are to be voted on all matters in accordance with the determination of the Dolan Family Committee (as defined below), except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B Common Stock owned by certain Dolan family trusts that collectively own approximately 40.5% of the outstanding Class B Common Stock (“Excluded Trusts”). The “Dolan Family Committee” consists of Charles F. Dolan and his six children, James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Deborah A. Dolan-Sweeney. The Dolan Family Committee generally acts by majority vote, except that approval of a going-private transaction must be approved by a two-thirds vote and approval of a change in control transaction must be approved by not less than all but one vote. The voting members of the Dolan Family Committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne Dolan Weber, with each member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan Family Committee approval of any Company change in control transaction. Shares of Class B Common Stock owned by Excluded Trusts will on all matters be voted in accordance with the determination of the Excluded Trusts holding a majority of the Class B Common Stock held by all Excluded Trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the Class B Common Stock owned by the Excluded Trusts is required.

Charles F. Dolan, all other holders of our Class B Common Stock (other than the Charles F. Dolan Children Trusts), certain trusts for the benefit of members of the Dolan family and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 16, 2023, the Dolan Parties owned approximately 4.1 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 59.8% of our Class B Common Stock as well as 1,893,004 shares of Class A Common Stock (inclusive of exercisable options), which represented approximately 4.5% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 12.3% of our Common Stock and 38.9% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 16, 2023, the Children Trusts owned approximately 2.8 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 40.2% of our Class B Common Stock, as well as

137,059 shares of Class A Common Stock, which represented 0.3% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 6.0% of our Common Stock and 25.3% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such shares will be converted into shares of Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to any other shares of Class B Common Stock (including the Dolan Shares).

The members of the Dolan Family Group entered into a Standstill Agreement with the Company in which they agreed that, during the 12-month period beginning on the Distribution Date, the Dolan Family Group would obtain the prior approval of a majority of the Company’s independent directors prior to acquiring common stock of the Company through a tender offer that results in members of the Dolan Family Group owning more than 50% of the total number of outstanding shares of common stock of the Company. For purposes of this agreement, the term “independent directors” means the directors of the Company who have been determined by our Board to be independent directors for purposes of the NYSE corporate governance standards.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement are included as exhibits to our 2023 Form 10-K, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as filed. .

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Our stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2024 annual meeting and have those proposals included in the proxy materials to be distributed by us in connection with our 2024 annual meeting must submit their proposals to Madison Square Garden Entertainment Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121 on or before June 28, 2024. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2024 proxy statement.

In accordance with our Amended By-laws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2024 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to Madison Square Garden Entertainment Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder, any material interest of such stockholder in the proposal (other than as a stockholder) and any additional information required under the rules of the SEC. Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any additional information required under the rules of the SEC.

In addition to satisfying the foregoing requirements under our Amended By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 7, 2024.

ADVANCE NOTICE OF PROXY HOLDERS AND QUALIFIED REPRESENTATIVES

Our stockholders must provide advance written notice to the Company if they intend to have any legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the virtual annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on November 28, 2023. Notices should be directed to Madison Square Garden Entertainment Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

2023 FORM 10-K

A copy of our 2023 Form 10-K, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by email upon written request addressed to Madison Square Garden Entertainment Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

You also may obtain our 2023 Form 10-K at the SEC’s website, www.sec.gov, or at www.msgentertainment.com by clicking on “Investors,” then “Financials” and following the link from our “SEC Filings” page.

Jamal H. Haughton Executive Vice President, General Counsel and Secretary

New York, New York

October 26, 2023

ANNEX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Company believes that presenting Adjusted Operating Income (“AOI”), a non-U.S. GAAP financial measure, is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. The Company defines AOI (loss) as operating income (loss) excluding (i) the impact of non-cash straight-line leasing revenue associated with the arena license agreements with MSG Sports, (ii) depreciation, amortization and impairments of property and equipment, goodwill and intangible assets, (iii) share-based compensation expense, (iv) restructuring charges or credits, (v) merger and acquisition-related costs, including litigation expenses, (vi) gains or losses on sales or dispositions of businesses and associated settlements, (vii) the impact of purchase accounting adjustments related to business acquisitions, (viii) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Pla,; and (ix) amortization for capitalized cloud computing arrangement costs,. The Company believes that given the length of the arena license agreements and resulting magnitude of the difference in leasing revenue recognized and cash revenue received, the exclusion of non-cash leasing revenue provides investors with a clearer picture of the Company’s operating performance. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company’s business without regard to the settlement of an obligation that is not expected to be made in cash. The Company eliminates merger and acquisition-related costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. GAAP, gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Other income (expense), net, which is not reflected in Operating income (loss). The Company believes adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company on a consolidated and combined basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. Internally, the Company uses revenues and adjusted operating income (loss) as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. All dollar amounts included in this Annex A are presented in thousands, except as otherwise noted.

A-1

Year Ended June 30, 2023
Operating income (loss)	$105,008
Non-cash portion of arena license fees from MSG Sports(1)	(26,545)
Share-based compensation	29,521
Depreciation and amortization	60,463
Restructuring charges	10,241
(Gains) loss, net on dispositions	(4,361)
Amortization for capitalized cloud computing arrangement costs	600
Remeasurement of deferred compensation plan liabilities	121

Adjusted operating income	$175,048

(1)

This adjustment represents the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating income on a GAAP basis includes lease income of (i) $41,524 of revenue collected in cash for the fiscal year ended June 30, 2023 and (ii) a non-cash portion $26,545 for the fiscal year ended June 30, 2023.

A-2

ANNEX B — 2023 EMPLOYEE STOCK PLAN

1. Purpose. The purpose of the 2023 Employee Stock Plan is to compensate eligible service providers of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by such service providers upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such service providers on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract and retain desirable personnel.

2. Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interest of such Entity.

(b) “Award” shall mean an Option, Right, Restricted Share or Restricted Stock Unit or other equity based award which is granted or made under the Plan.

(c) “Award Agreement” shall mean an agreement which may be entered into by a Participant under the Plan and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(d) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f) “Company” shall mean Madison Square Garden Entertainment Corp. (formerly known as MSGE Spinco, Inc.), a Delaware corporation.

(g) “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(h) “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i) “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange on which the Shares may be traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(j) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(k) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(l) “Options” shall mean the stock options granted pursuant to Section 6 hereof.

(m) “Participant” shall mean any current or former service provider to the Company or any Affiliate who holds an outstanding Award granted under the Plan.

(n) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee.

(o) “Plan” shall mean this 2023 Employee Stock Plan, as amended from time to time.

(p) “Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 9 hereof.

(q) “Restricted Shares” shall mean the Shares awarded pursuant to Section 9 hereof that are subject to restrictions upon their sale, assignment, transfer, pledge or other disposal or encumbrance as determined by the Committee.

(r) “Restricted Stock Units” shall mean awards made pursuant to Section 10 hereof, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(s) “Restrictions” shall mean the restrictions upon sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as determined by the Committee in respect of an Award of a Restricted Share pursuant to Section 9 hereof.

(t) “Rights” shall mean stock appreciation rights granted pursuant to Section 7 of the Plan.

(u) “Share” shall mean a share of Class A Common Stock, par value $0.01 per share of the Company.

(v) “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.

3. Administration. (a) The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors”, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

(b) The Committee shall have full authority, subject to the terms of the Plan (including Section 19), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and

Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term or condition of an Award on the achievement of Performance Criteria, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any goals, restrictions, conditions or Performance Criteria applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c) No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, by agreement or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Participants. Except as hereinafter provided, all employees and other service providers of the Company and its Affiliates who are eligible under General Instruction A.1(a) to Form S-8, excluding any member of the Board of Directors who is not a current employee of the Company or its subsidiaries, shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same individual.

5. Share Limitations.

(a) The Committee may make Awards under this Plan for up to an aggregate number of 11,000,000 Shares, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason, in whole or in part, without the issuance of Shares, (ii) any Shares under an Award are not issued because of payment or withholding obligations or (iii) Restricted Shares shall revert back to the Company prior to the lapse of the Restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

(b) In no event shall any Participant be granted Awards during any one (1) calendar year for, or that relate to, an aggregate number of Shares exceeding 750,000. The maximum number of Shares underlying Awards that may be granted to an individual in any one (1) calendar year under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof.

6. Options. Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of an Option including, without limitation, conditions the satisfaction of which are measured by Performance Criteria; provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Unless the Award Agreement specifies that the Option is an incentive stock option, it shall be a non-qualified stock option. All or any part of any Options granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Exercise Price for Options. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted, except for Options granted pursuant to the Distribution in connection with outstanding Sphere Entertainment stock options granted prior to the Distribution. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 12 hereof.

(c) Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

(d) Incentive Stock Options Granted to Ten Percent Stockholders. To the extent required by Section 422 of the Internal Revenue Code, no Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five (5) years.

(e) Initial Exercisability Limitation. The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or, if different, the maximum allowed under Section 422 of the Internal Revenue Code.

(f) Settlement of an Option. When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

7. Rights. The Committee may grant to eligible service providers the right to receive such number of Rights, as determined by the Committee in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Right shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Rights as well as the conditions or circumstances upon which such Rights may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of a Right including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Rights granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Exercise Price for Rights. The exercise price of each Right shall be fixed by the Committee at the time a Right is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Right is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Right or Section 12 hereof.

(c) Duration of Rights. The duration of any Right granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Right is outstanding, the Right will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Right was granted.

(d) Settlement of Rights. Upon the exercise of any Rights, the Participant shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Right by (ii) the number of Shares to which such Rights are related. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted.

8. Exercise of Options and Rights.

(a) An Option or Right shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company). Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

(b) Except to the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d) hereof, within a reasonable time after exercise of an Option or Right the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or Right or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d), within a reasonable time after exercise of an Option or Right the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option or Right.

9. Restricted Shares. The Committee may grant to eligible service providers the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

(a) Issuance; Terms and Conditions. The form, terms and conditions of each Restricted Share shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the Restrictions upon such Restricted Shares, the dates as of which Restrictions upon such Restricted Shares will cease, and the conditions or circumstances upon which such Restricted Shares will be forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more Restrictions to the vesting of a Restricted Share that relate to the satisfaction of Performance Criteria.

(b) Payment of Par Value. To the extent a Participant is required by law to pay to the Company the par value of a Restricted Share, such Participant shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares or Restricted Shares which have been granted to such Participant by the Committee. In such instances, if the Participant fails to make payment to the Company for such Shares or Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the Participant from the Company or any Affiliate. Unless the Committee determines otherwise, a Participant’s prior service with the Company or any of its Affiliates shall be deemed sufficient consideration for such Restricted Shares and no payment therefore (including, without limitation, for the par value of the Restricted Shares) shall be due from the Participant. Subject to the provisions of Section 15 hereof, the Committee, in its sole discretion, shall either issue to the Participant a certificate representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account upon the payment due, if any, pursuant to this paragraph.

(c) Restriction on Shares. In no event shall a Restricted Share be sold, assigned, transferred,

pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. All or any part of any outstanding Restricted Shares granted to any Participant may be vested in full and the Restrictions thereon shall lapse upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(d) Forfeiture of Restricted Shares. If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares shall revert back and belong to the Company. In the event that any Restricted Shares should be forfeited by the Participant, revert back and belong to the Company, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the Participant or (in the case of death) to the representative of the Participant’s estate, the full cash amount paid, if any, to the Company by the Participant for such Restricted Shares pursuant to Section 9(b) hereof.

(e) Right to Vote and Receive Dividends on Restricted Shares. Each Participant shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share shall be retained by the Company for the account of the relevant Participant. Such dividends shall revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant Participant.

10. Restricted Stock Units. The Committee may grant to eligible service providers such number of Restricted Stock Units as it may determine in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units. The Committee may, in its sole discretion, establish one or more conditions to the vesting of a Restricted Stock Unit including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Restricted Stock Unit granted to any Participant may be vested in full or paid upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of an adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

(c) Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

11. Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

12. Certain Adjustments. (a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards.

(b) Fractional Shares or Securities. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

13. No Rights of a Stockholder. A Participant shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to Options, Rights or Restricted Stock Units unless and until the Company shall have issued and delivered Shares to the Participant and said Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

14. No Right to Continued Service. Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued service by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such service.

15. Issuance of Shares and Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Any stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of any stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

16. Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds or Shares to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

17. Right of Offset. The Company shall have the right to offset against its obligation to deliver Shares, cash or other property under any Award that does not constitute “non-qualified deferred compensation” pursuant to Section 409A of the Internal Revenue Code any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

18. Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

19. Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 12(a) except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

20. Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any clawback policy adopted by the Company.

21. No Repricing & Reloads. Unless otherwise approved by the stockholders of the Company,

Options and Rights will not be repriced (other than in accordance with the adjustment provisions of Section 12), repurchased for cash on a date when the exercise price of such Option or Right is equal to or exceeds the Fair Market Value a Share or be subject to automatic reload provisions.

22. Effective Date. The Plan shall become effective upon the Distribution, subject to its approval by the stockholders of the Company prior to the Distribution.

23. Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

24. Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

25. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

26. Governing Law. The Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

27. Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

28. Duration. This Plan shall remain in effect until ten years from the Distribution unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

29. Distribution Issuance. (a) Notwithstanding Section 3 of the Plan, the Compensation Committee (the “Sphere Entertainment Committee”) of the Board of Directors of Sphere Entertainment Co. (formerly known as Madison Square Garden Entertainment Corp.) (“Sphere Entertainment”) may grant Awards with respect to outstanding equity awards of Sphere Entertainment in connection with the distribution by Sphere Entertainment to holders of its common stock of approximately 67% of the outstanding Shares (such distribution, the “Distribution”). In this capacity, the Sphere Entertainment Committee shall have full authority to grant Awards prior to, and in connection with, the Distribution and determine the recipients, terms and conditions of such Awards, and each member of the Sphere Entertainment Committee shall be considered a “Covered Person” for purposes of Section 3(c) of the Plan. Following the Distribution, such Awards that were granted by the Sphere Entertainment Committee prior to, and in connection with, the Distribution shall be administered solely by the Committee in accordance with Section 3 of the Plan.

(b) Notwithstanding Section 6(b) of the Plan, the exercise price of each Option granted by the Sphere Entertainment Committee in connection with the Distribution may be less than the Fair Market Value of a Share on the day on which the Option is granted, in order to preserve the intrinsic value of the outstanding Sphere Entertainment equity awards prior to the Distribution in accordance with the requirements of Section 409A of the Internal Revenue Code.

ANNEX C — 2023 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose. The purposes of the 2023 Stock Plan for Non-Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.

2. Definitions. The following terms shall have the respective meanings assigned to them as used herein:

(a) “Award” shall mean an Option, Restricted Stock Unit and other stock-based award granted under the Plan.

(b) “Award Agreement” shall mean an agreement which may be entered into by a Participant and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(d) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(e) “Company” shall mean Madison Square Garden Entertainment Corp. (formerly known as MSGE Spinco, Inc.), a Delaware corporation.

(f) “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(g) “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange on which the Shares may be traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(h) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(i) “Non-Employee Director” shall mean a member of the Board of Directors who is not a current employee of the Company or its subsidiaries.

(j) “Option” shall mean an option granted pursuant to Section 6.1 of the Plan.

(k) “Participant” shall mean a Non-Employee Director who has been granted an Award under the Plan.

(l) “Plan” shall mean the 2023 Stock Plan for Non-Employee Directors, as amended from time to time.

(m) “Restricted Stock Unit” shall mean a restricted stock unit granted pursuant to Section 6.2 of the Plan, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(n) “Share” shall mean a share of Class A Common Stock, par value $0.01 per share of the Company.

3. Plan Administration.

3.1 Committee. The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). It is expected and permitted that members of the Committee shall be Participants.

3.2 Authority. The Committee shall have full authority, subject to the terms of the Plan (including Section 12), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the

Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any restrictions or conditions applicable to such Award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.3 Liability. No member of the Board of Directors or the Committee or any employee of the Company or any of its affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, by agreement or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Eligibility. All Non-Employee Directors are eligible for the grant of Awards. Non-Employee Directors of Sphere Entertainment Co. (formerly known as Madison Square Garden Entertainment Corp.) (“Sphere Entertainment”) are also eligible for the grant of Shares in connection with the spin-off of the Company from Sphere Entertainment in respect of their outstanding awards issued by Sphere Entertainment.

5. Shares Subject to the Plan.

5.1 Number. The aggregate number of Shares that may be subject to Awards granted under this Plan shall not exceed 750,000, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares or (ii) any Shares under an Award are not issued because of payment or withholding obligations, then the Committee may also grant Awards with respect to such Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the adjustments provided for in Section 5.2 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

5.2 Adjustment in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 5.2, the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 5.2 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

6. Terms and Conditions of Awards.

6.1 Options.

6.1.1 Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified; provided, however, that unless the Award Agreement states otherwise, all Options granted under the Plan shall be fully vested and exercisable on the date of grant. All or any part of any unexercised Options granted to any Participant, to the extent not otherwise exercisable, may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.1.2 Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each

Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the date on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 5.2 hereof.

6.1.3 Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

6.1.4 Written Notice for Exercise. An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company).

6.1.5 Payment. Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6.1.6 hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the

Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. Except to the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6 hereof, within a reasonable time after exercise of an Option the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6, within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option.

6.1.6 Settlement of an Option. When an Option is exercised pursuant to Section 6.1.4 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

6.2 Restricted Stock Units.

6.2.1 Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the

Restricted Stock Units; provided, however, that unless the Award Agreement states otherwise, all Restricted Stock Units granted under the Plan shall be fully vested on the date of grant and shall be payable on such date as determined by the Committee. All or any part of any Restricted Stock Units granted to any Participant, to the extent not otherwise paid, may be paid to the Participant upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.2.2 Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 5.2 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

6.2.3 Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

6.3 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including, without limitation, restricted Shares, unrestricted Shares and stock appreciation rights) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

7. No Rights of a Stockholder. A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Award unless and until such Shares have been issued and have been duly registered in the Participant’s name. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

8. Compliance with Rule 16b-3. It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

9. Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

10. Withholding. If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds or Shares to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due to the Participant.

11. Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

12. Administration and Amendment of Plan. The Board of Directors or the Committee may

discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 5.2 except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

13. No Repricing & Reloads. Unless otherwise approved by the stockholders of the Company, Options and stock appreciation rights will not be repriced (other than in accordance with the adjustment provisions of Section 5.2), repurchased for cash on a date when the exercise price of such Option or stock appreciation right is equal to or exceeds the Fair Market Value of a Share or be subject to automatic reload provisions.

14. Effective Date. The Plan shall become effective upon the Distribution, subject to its approval by the stockholders of the Company prior to the Distribution.

15. Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

16. Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

17. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants (whether or not such Participants are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the terms and provisions of Awards under the Plan.

18. Governing Law. The Plan and any Award Agreements shall be governed by, and construed in accordance with, the laws of the state of Delaware, without reference to principles of conflicts of laws.

19. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

20. Duration. This Plan shall remain in effect until ten years from the Distribution unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

21. Distribution Issuance. Notwithstanding Section 3 of the Plan, the Compensation Committee (the “Sphere Entertainment Committee”) of the Board of Directors of Sphere Entertainment may grant Awards with respect to outstanding equity awards of Sphere Entertainment in connection with the distribution by Sphere Entertainment to holders of its common stock of approximately 67% of the outstanding Shares (such distribution, the

“Distribution”). In this capacity, the Sphere Entertainment Committee shall have full authority to grant Awards prior to, and in connection with, the Distribution and determine the recipients, terms and conditions of such Awards, and each member of the Sphere Entertainment Committee shall be considered a “Covered Person” for purposes of Section 3.3 of the Plan. Following the Distribution, such Awards that were granted by the Sphere Entertainment Committee prior to, and in connection with, the Distribution shall be administered solely by the Committee in accordance with Section 3.

SCAN TO VIEW MATERIALS & VOTE w MADISON SQUARE GARDEN ENTERTAINMENT CORP. TWO PENNSYLVANIA PLAZA YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. NEW YORK, NY 10121 Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 5, 2023. (December 1, 2023 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting—Go to www.virtualshareholdermeeting.com/MSGE2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 5, 2023 (December 1, 2023 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Madison Square Garden Entertainment Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 5, 2023 (December 1, 2023 for participants in the AMC Networks Inc. 401(k) Plan). If you vote by the Internet or by telephone you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V24050-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MADISON SQUARE GARDEN ENTERTAINMENT CORP. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the Unless otherwise specified in the spaces provided, the number(s) of the nominee(s) for whom you do not undersigned’s vote is cast FOR the election of the director wish to vote on the line below. nominees listed in Proposal 1, FOR Proposals 2, 3, 4 and 5, and for 3 YEARS on Proposal 6 below, as more fully described in the accompanying Proxy Statement. The Board of Directors recommends you vote FOR ALL the following director nominees: 1. Election of the following nominees as directors: (01) Martin Bandier (02) Donna M. Coleman (03) Frederic V. Salerno The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of our independent registered public accounting firm. 3. Approval of the Company’s 2023 Employee Stock Plan. 4. Approval of the Company’s 2023 Stock Plan for Non-Employee Directors. 5. Approval of, on an advisory basis, the compensation of our named executive officers. The Board of Directors recommends you vote for 3 YEARS on the following proposal: 3 Years 2 Years 1 Year Abstain 6. An advisory vote on the frequency of future advisory votes on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. FOLD AND DETACH HERE V24051-TBD CLASS A PROXY CARD MADISON SQUARE GARDEN ENTERTAINMENT CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 6, 2023 The undersigned hereby appoints David F. Byrnes, Jamal H. Haughton and Philip G. D’Ambrosio, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Madison Square Garden Entertainment Corp. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGE2023, on Wednesday, December 6, 2023, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR each of the director nominees in Proposal 1, FOR Proposals 2, 3, 4 and 5, and for 3 YEARS on Proposal 6, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Attention participants in the AMC Networks Inc. 401(k) Plan: If you hold shares of the Company’s Class A Common Stock through the AMC Networks Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the AMC Networks Inc. 401(k) Plan, how to vote these shares. Your proxy card must be received no later than 11:59 p.m., Eastern Time, on December 1, 2023 so that the Trustee (who votes the shares on behalf of the AMC Networks Inc. 401(k) Plan participants) has adequate time to tabulate the voting instructions. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the participant. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side)

SCAN TO VIEW MATERIALS & VOTE w MADISON SQUARE GARDEN ENTERTAINMENT CORP. TWO PENNSYLVANIA PLAZA YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. NEW YORK, NY 10121 Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 5, 2023. Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting—Go to www.virtualshareholdermeeting.com/MSGE2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 5, 2023. Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Madison Square Garden Entertainment Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 5, 2023. If you vote by the Internet or by telephone you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V24052-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MADISON SQUARE GARDEN ENTERTAINMENT CORP. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the Unless otherwise specified in the spaces provided, the number(s) of the nominee(s) for whom you do not undersigned’s vote is cast FOR the election of the director wish to vote on the line below. nominees listed in Proposal 1, FOR Proposals 2, 3, 4 and 5, and for 3 YEARS on Proposal 6 below, as more fully described in the accompanying Proxy Statement. The Board of Directors recommends you vote FOR ALL the following director nominees: 1. Election of the following nominees as directors: (01) James L. Dolan (06) Quentin F. Dolan (02) Charles F. Dolan (07) Ryan T. Dolan (03) Charles P. Dolan (08) Thomas C. Dolan (04) Marianne Dolan Weber (09) Brian G. Sweeney (05) Paul J. Dolan The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of our independent registered public accounting firm. 3. Approval of the Company’s 2023 Employee Stock Plan. 4. Approval of the Company’s 2023 Stock Plan for Non-Employee Directors. 5. Approval of, on an advisory basis, the compensation of our named executive officers. The Board of Directors recommends you vote for 3 YEARS on the following proposal: 3 Years 2 Years 1 Year Abstain 6. An advisory vote on the frequency of future advisory votes on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. FOLD AND DETACH HERE V24053-TBD CLASS B PROXY CARD MADISON SQUARE GARDEN ENTERTAINMENT CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 6, 2023 The undersigned hereby appoints David F. Byrnes, Jamal H. Haughton and Philip G. D’Ambrosio, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Madison Square Garden Entertainment Corp. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGE2023, on Wednesday, December 6, 2023, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR each of the director nominees in Proposal 1, FOR Proposals 2, 3, 4 and 5, and for 3 YEARS on Proposal 6, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side)